                                                Filed Pursuant to Rule 424(b)(5)

                                                      Registration No. 333-40381

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 26, 1998)

                   Travelers Bank Credit Card Master Trust I

      $227,500,000 Class A 6.00% Asset-Backed Certificates, Series 1998-1

                           CC Credit Card Corporation
                                   Transferor

                          Travelers Bank & Trust, fsb
                                    Servicer
                                 -------------

    Each Class A 6.00% Asset-Backed Certificate, Series 1998-1 (collectively, the "Class A Certificates") offered hereby will represent an undivided interest in certain of the assets of the Travelers Bank Credit Card Master Trust I (the "Trust") to be created pursuant to a Pooling and Servicing Agreement among CC Credit Card Corporation, as Transferor (the "Transferor"), Travelers Bank & Trust, fsb, as Servicer (the "Servicer"), and The Bank of New York, as Trustee (the "Trustee"). Concurrently with the issuance of the Class A Certificates, the Trust will issue $12,500,000 aggregate initial principal amount of Class B Asset-Backed Certificates, Series 1998-1 not offered hereby (collectively, the "Class B Certificates," and, together with the Class A Certificates, the "Certificates"), which initially will be retained by the Transferor.
                                                        (CONTINUED ON NEXT PAGE)
                               ------------------

    THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CLASS A CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. THE UNDERWRITERS EXPECT, BUT ARE NOT OBLIGATED, TO MAKE A MARKET IN THE CLASS A CERTIFICATES. THERE IS NO ASSURANCE THAT ANY SUCH MARKET WILL DEVELOP OR CONTINUE.

    POTENTIAL INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE S-16 HEREIN AND ON PAGE 18 IN THE PROSPECTUS.

    THE CLASS A CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF CC CREDIT CARD CORPORATION, TRAVELERS BANK & TRUST, FSB, THE TRAVELERS BANK USA OR ANY AFFILIATE THEREOF, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN. A CLASS A CERTIFICATE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC"). THE RECEIVABLES ARE NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
    THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
       PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                                PROCEEDS TO
                                                          PRICE TO          UNDERWRITING            THE
                                                         PUBLIC(1)          DISCOUNT(2)       TRANSFEROR(1)(3)
Per Class A Certificate                                  99.95583%             0.300%            99.65583%
Total                                                   $227,399,513          $682,500          $226,717,013

    (1) Plus accrued interest, if any, at the Class A Certificate Rate from March 6, 1998.

    (2) The underwriting discount does not include a structuring fee that the Transferor has agreed to pay to Salomon Brothers Inc in connection with the structuring of the transactions described herein.

    (3) Before deduction of expenses (not including the structuring fee) payable by the Transferor estimated at $700,000.
                               ------------------

    The Class A Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Class A Certificates will be offered globally and delivered in book-entry form on or about March 6, 1998, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.
                                 --------------
Salomon Smith Barney                                       Chase Securities Inc.

The date of this Prospectus Supplement is February 26, 1998

(CONTINUED FROM PREVIOUS PAGE)

    Concurrently with the issuance of the Certificates, the Trust will issue $10,000,000 Class C Asset-Backed Interests, Series 1998-1 (the "Class C Interests"), which will be subordinated to the Certificates as described herein, and which are not being offered hereby. The Transferor will initially retain the Class C Interests. The Transferor owns the remaining undivided interest in the Trust not represented by the Certificates, the Class C Interests or the investor certificates of any other Series and any other certificated or uncertificated interests in the Trust issued as Series Enhancement. The Trust may offer from time to time other Series of investor certificates that represent undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates and the Class C Interests.

    The property of the Trust includes a portfolio of VISA-Registered Trademark-* and MasterCard-Registered Trademark- credit card receivables (the "Receivables") generated or to be generated from time to time in the ordinary course of business in a portfolio of consumer revolving credit card accounts (the "Accounts"), all monies due in payment of the Receivables and certain other property which may include participation interests in pools of assets consisting of revolving credit card receivables, as more fully described herein, including the benefits of monies and other properties constituting Eligible Investments, if any, on deposit in, credited to or held in certain accounts of the Trust and earnings thereon. The Accounts to be designated will be selected from the total portfolio of consumer credit card accounts of Travelers Bank & Trust, fsb and The Travelers Bank USA (the "Travelers Consumer Credit Card Portfolio"). Travelers Bank & Trust, fsb will service the Receivables.

    Interest on the Class A Certificates will accrue from March 6, 1998 (the "Closing Date") at the rate of 6.00%. Interest will be distributed on the Class A Certificates on the 15th day of each month or, if such 15th day is not a Business Day (as defined herein), the next succeeding Business Day (each, a "Distribution Date"), commencing April 15, 1998. Principal with respect to the Class A Certificates is scheduled to be distributed to the Class A Certificateholders on the February 2003 Distribution Date, but may be distributed earlier or later in certain limited circumstances described herein.

    The Class A Certificates initially will be represented by certificates which will be registered in the name of Cede & Co., the nominee of The Depository Trust Company. The interests of holders of beneficial interests in the Class A Certificates ("Certificate Owners") will be represented by book-entries on the records of The Depository Trust Company and participating members thereof. Definitive Certificates will be available to Certificate Owners only under the limited circumstances described in the Prospectus. See "Description of the Certificates--Definitive Certificates" in the Prospectus.

    Following the initial distribution of Class A Certificates, Salomon Brothers Inc, Smith Barney Inc., or any successor thereto (the "Salomon Smith Barney Subsidiaries"), each an indirect wholly owned subsidiary of Travelers Group Inc., the ultimate parent of the Transferor, may offer and sell Class A Certificates in the course of its business as a broker-dealer. Any Salomon Smith Barney Subsidiary may act as a principal or agent in such transactions.

    This Prospectus Supplement, together with an appropriate Prospectus, may be used by any Salomon Smith Barney Subsidiary in connection with offers and sales of an indeterminate amount of the Class A Certificates in market-making transactions at negotiated prices related to prevailing market prices at the time of any sale. Any Salomon Smith Barney Subsidiary may act as a principal or agent in such transactions.

------------------------

* VISA-Registered Trademark- and MasterCard-Registered Trademark- are federally registered servicemarks of Visa U.S.A., Inc. and MasterCard International Inc., respectively.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CLASS A CERTIFICATES. SUCH TRANSACTIONS MAY INCLUDE OVER-ALLOTMENT, STABILIZING TRANSACTIONS AND COVERING TRANSACTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

    The Class A Certificates offered hereby (together with the Class B Certificates and the Class C Interests, which are not offered hereby or by the Prospectus) constitute a separate Series of investor certificates being offered by the Transferor from time to time pursuant to the Prospectus dated February 26, 1998. This Prospectus Supplement does not contain complete information about the offering of the Class A Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Class A Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                SUMMARY OF TERMS

    The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Defined Terms" in this Prospectus Supplement and the accompanying Prospectus. Other Series which may be issued pursuant to other similar prospectus supplements and prospectuses or disclosure documents may also use such capitalized terms in such prospectuses or documents. However, in such cases, reference to such terms will, unless the context otherwise requires, only be made in the context of such other Series.

TRUST........................  Travelers Bank Credit Card Master Trust I (the "Trust").

THE CERTIFICATES AND THE
CLASS C INTEREST.............  Each of the Class A 6.00% Asset-Backed Certificates, Series
                               1998-1 (the "Class A Certificates") offered hereby, together with the Class B Asset-Backed Certificates, Series 1998-1
                               (the "Class B Certificates," and together with the Class A
                               Certificates, the "Certificates") and the Class C
                               Asset-Backed Interests, Series 1998-1 (the "Class C Inter-
                               ests") represent a specified undivided interest in the Trust
                               Assets allocated to the Certificates and the Class C
                               Interests (the "Investor Interest"). The term "Class A
                               Certificateholders" refers to holders of the Class A
                               Certificates, the term "Class B Certificateholders" refers to holders of the Class B Certificates, the term
                               "Certificateholders" refers to holders of the Certificates, and the term "Series" refers to any series of investor
                               certificates issued by the Trust, including the series
                               designated as Series 1998-1 ("Series 1998-1") of which the
                               Certificates form a part. The Certificates will be issued
                               pursuant to the Pooling and Servicing Agreement (the "Master
                               Pooling and Servicing Agreement"), among CC Credit Card
                               Corporation (the "Corporation"), as Transferor (in such
                               capacity, the "Transferor"), Travelers Bank & Trust, fsb, as servicer (in such capacity, the "Servicer"), and The Bank of
                               New York, as trustee (the "Trustee"), and a related
                               supplement thereto (the "Supplement" and, together with the
                               Master Pooling and Servicing Agreement, the "Pooling and
                               Servicing Agreement" (unless the context otherwise
                               requires)). See "Description of the Class A Certificates."

                               The Class B Certificates will initially be retained by the
                               Transferor and will be subordinated to the Class A
                               Certificates to the extent described herein. The Class C
                               Interests will also initially be retained by the Transferor and will constitute the Series Enhancement for the
                               Certificates. Neither the Class B Certificates nor the Class
                               C Interests are being offered hereby. Initially, no interest will accrue with respect to the Class B Certificates or the
                               Class C Interests, although an interest rate may be
                               established for either the Class B Certificates or the Class
                               C Interests after the Closing Date subject to the conditions described under "Description of the Class A
                               Certificates--Transfer of the Class B Certificates" and
                               "--Transfer of the Class C Interests." Subject to the
                               conditions described under "Description of the Class A
                               Certificates--Transfer of the Class B Certificates" and
                               "--Transfer of

                               the Class C Interests," the Transferor may transfer the
                               Class B Certificates or the Class C Interests without the
                               consent of the Class A Certificateholders.

                               The Class A Certificates will be available for purchase in minimum denominations of $1,000 and in integral multiples of
                               $1,000 in excess thereof. Except in certain limited
                               circumstances as described in the Prospectus under
                               "Description of the Certificates-- Definitive Certifi-
                               cates," the Class A Certificates will only be available in book-entry form.

                               The Trust Assets will be allocated among the Investor
                               Interest, the interests of the holders of other Series and the interest of the holders of the Transferor Certificates
                               (the "Transferor's Interest"), as described below. The
                               aggregate amount of Principal Receivables and amounts, if
                               any, on deposit in the Excess Funding Account allocated to the Certificateholders and the Class C Interests (the
                               "Invested Amount") will be $250,000,000 on the Closing Date
                               (the "Initial Invested Amount"). The Invested Amount will, except as otherwise provided herein, remain fixed during the remainder of the Revolving Period and decline thereafter
                               during the Controlled Accumulation Period or Rapid
                               Amortization Period as principal is deposited into the
                               Principal Funding Account or paid on the Certificates and
                               the Class C Interests. The aggregate amount of Principal
                               Receivables and amounts, if any, on deposit in the Excess
                               Funding Account allocated to the Class A Certificateholders
                               (the "Class A Invested Amount") will be $227,500,000 on the
                               Closing Date (the "Class A Initial Invested Amount"). The
                               aggregate amount of Principal Receivables and amounts and
                               other property constituting Eligible Investments, if any, on deposit in, credited to or held in the Excess Funding
                               Account allocated to the Class B Certificateholders (the
                               "Class B Invested Amount") will be $12,500,000 on the
                               Closing Date (the "Class B Initial Invested Amount"). The
                               aggregate amount of Principal Receivables and amounts, if
                               any, on deposit in the Excess Funding Account allocated to the Class C Interests (the "Class C Invested Amount") will be $10,000,000 on the Closing Date (the "Class C Initial
                               Invested Amount").

                               The Class A Invested Amount will remain, prior to the
                               commencement of the Controlled Accumulation Period or Rapid
                               Amortization Period, fixed at the Class A Initial Invested
                               Amount, except if there are unreimbursed Class A Investor
                               Charge-Offs or if a Pay Out Event for Series 1998-1 or a Pay
                               Out Event for all Series occurs. In addition, the Class B
                               Invested Amount will decline in certain circumstances as a result of (a) the allocation to the Class B Certificates of
                               Defaulted Amounts, including such amounts otherwise
                               allocable to the Class A Certificates, and (b) the
                               reallocation of collections of Principal Receivables
                               otherwise allocable to the Class B Certificates to fund
                               certain payments in respect of the Class A Certificates. Any such reductions in the Class B Invested Amount may be
                               reimbursed out of Excess Spread, if any, Excess Finance
                               Charge Collections and Excess Transferor Finance Charge
                               Collections allocable to Series 1998-1, and the reallocation of certain amounts allocable to the Class C Interests.

                               The Transferor Amount will fluctuate as the amount of
                               Principal Receivables in the Trust, the invested amount of each Series, the Discount Percentage and the amounts and
                               other property constituting Eligible Investments, if any, on deposit in, credited to or held in the Excess Funding
                               Account and the Principal Funding Account change from time to time. The Transferor's Interest will represent the right to the assets of the Trust not allocated to the Investor
                               Interest or the holders of investor certificates of other
                               Series (the Investor Interest and the interest in the assets of the Trust held by the holders of investor certificates of other Series is referred to herein as the "Cer-
                               tificateholders' Interest").

                               The Class A Certificates will represent the right to receive from the Trust Assets allocated to the Investor Interest
                               funds up to (but not in excess of) the amounts required to make payments of interest on the Class A Certificates from the Closing Date at the rate of 6.00% (such rate, the "Class
                               A Certificate Rate"), and payment of principal on the
                               February 2003 Distribution Date or, in certain limited
                               circumstances, monthly payments of principal during the
                               Rapid Amortization Period, to the extent of the Class A
                               Invested Amount. See "Description of the Class A
                               Certificates--General," "--Interest Payments" and "--Princi-
                               pal Payments."

                               The Class A Certificates represent beneficial interests in the Trust Assets only and do not represent interests in or obligations of CC Credit Card Corporation, either of the
                               Banks or any affiliate thereof except to the limited extent provided herein. None of the Certificates, the Class C
                               Interests, the Accounts or the Receivables are insured or
                               guaranteed by the Federal Deposit Insurance Corporation (the
                               "FDIC") or any other governmental agency or instrumentality.

RECEIVABLES..................  The aggregate amount of Principal Receivables and Finance
                               Charge Receivables in the Accounts as of December 31, 1997
                               equaled $355,687,469.60 and $886,113.77, respectively.
                               Recoveries are not included as part of the Receivables. The aggregate undivided interest in the Principal Receivables
                               and amounts on deposit in the Excess Funding Account, if
                               any, evidenced by the Certificates and the Class C Interests will never exceed the sum of the Class A Invested Amount,
                               the Class B Invested Amount and the Class C Invested Amount,
                               regardless of the total amount of Principal Receivables in the Trust and amounts on deposit in the Excess Funding
                               Account, if any, at any time. See "The Receivables."

REGISTRATION OF
CLASS A CERTIFICATES.........  The Class A Certificates initially will be represented by certificates registered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). No person acquiring a beneficial interest in the Class A
                               Certificates (a "Certificate Owner") will be entitled to
                               receive a definitive certificate representing such person's interest (a "Definitive Certificate"), except in the event that Definitive Certificates are issued under the limited
                               circumstances described herein. Class A Certificateholders may elect to hold their Class A Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe). See
                               "Description of the Certificates-- Definitive Certificates"
                               in the Prospectus.

TRANSFEROR...................  CC Credit Card Corporation, a Delaware corporation and a wholly-owned subsidiary of Commercial Credit Company.

SERVICER.....................  Travelers Bank & Trust, fsb. The principal executive offices of the Servicer are located at Christiana Corporate Center,
                               100 Commerce Drive, Newark, Delaware 19713.

ACCOUNT OWNERS...............  Travelers Bank & Trust, fsb and The Travelers Bank USA (each a "Bank" and, collectively, the "Banks").

COLLECTIONS..................  All collections of Receivables will be allocated by the
                               Servicer between amounts collected on Principal Receivables and amounts collected on Finance Charge Receivables. All
                               such amounts will then be allocated in accordance with the respective interests of the Class A Certificateholders, the
                               Class B Certificateholders, the Class C Interest Holder, the
                               holders of the Transferor Certificates and the holders of
                               investor certificates and uncertificated interests of other
                               Series, if any, in the Principal Receivables and in the
                               Finance Charge Receivables. Subject to certain exceptions
                               set forth in the Master Pooling and Servicing Agreement, the
                               Servicer will deposit all collections of Receivables
                               distributable to Certificateholders, the Class C Interest
                               Holder and to holders of investor certificates and
                               uncertificated interests of other Series, if any, in the
                               Collection Account no later than the day prior to the
                               applicable Distribution Date. See "Description of the Class
                               A Certificates-- Allocation Percentages" herein and "The
                               Pooling and Servicing Agreement Generally--Application of
                               Collections" in the Prospectus. The Transferor may from time to time elect that a certain percentage of the collections of Principal Receivables will be designated as "Discount
                               Option Collections" and such Discount Option Collections
                               will be treated as collections of Finance Charge
                               Receivables. Such percentage will initially be 1.5%. See
                               "The Pooling and Servicing Agreement Generally--Discount
                               Option" in the Prospectus.

INTEREST.....................  Interest on the Class A Certificates for each Interest
                               Period will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding
                               Business Day (each, a "Distribution Date"), commencing April
                               15, 1998, in an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal amount of the Class A Certificates as of the
                               preceding Record Date; PROVIDED, HOWEVER, that with respect to the April 15, 1998 Distribution Date, interest on the
                               Class A Certificates will be equal to the interest accrued on the outstanding principal amount of the Class A
                               Certificates as of the Closing Date at the Class A
                               Certificate Rate for the period from the Closing Date
                               through April 14, 1998 (assuming that the month of March has
                               30 days). The "Interest Period," with respect to any
                               Distribution Date, will be the period from the previous
                               Distribution Date through the day preceding such
                               Distribution Date, except the initial Interest Period will be the period from the Closing Date through April 14, 1998, the day preceding the initial Distribution Date. The term
                               "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York or Newark, Delaware or any other state in which the
                               principal executive offices of CC Credit Card Corporation or any Additional Transferor or the Trustee are located, are

                               authorized or obligated by law, executive order or
                               governmental decree to be closed. The "Monthly Period," with respect to any Distribution Date will be the period from and including the first day of the preceding calendar month to and including the last day of such calendar month (other
                               than the initial Monthly Period, which will commence on the
                               Closing Date and end on March 31, 1998). See "Description of
                               the Class A Certificates --Interest Payments."

ADDITIONAL AMOUNTS
AVAILABLE TO
CERTIFICATEHOLDERS...........  If Class A Available Funds are less than the sum of (i)
                               current and overdue Class A Monthly Interest, (ii) current and overdue Class A Additional Interest, (iii) current and overdue Class A Servicing Fee and (iv) the Class A Investor
                               Default Amount, with respect to the related Distribution
                               Date, Excess Spread and Excess Finance Charge Collections
                               and Excess Transferor Finance Charge Collections allocable to Series 1998-1 will be applied to fund the deficiency (the
                               "Class A Required Amount"). "Excess Spread" for any
                               Distribution Date will equal the sum of (a) the excess of
                               Class A Available Funds over the sum of the amounts referred to in clauses (i), (ii), (iii) and (iv) above, (b) the
                               excess of Class B Available Funds over the sum of (i)
                               current and overdue Class B Monthly Interest, if any, (ii)
                               current and overdue Class B Additional Interest, if any, and
                               (iii) current and overdue Class B Servicing Fee and (c) the
                               Class C Available Funds not used, if Travelers Bank & Trust, fsb or the Trustee is no longer the Servicer, to pay current and overdue Class C Servicing Fee. If Excess Spread and
                               Excess Finance Charge Collections and Excess Transferor
                               Finance Charge Collections allocable to Series 1998-1 with respect to such Distribution Date are less than the Class A
                               Required Amount, Reallocated Principal Collections allocable first to the Class C Invested Amount and then the Class B
                               Invested Amount with respect to the related Monthly Period will be used to fund the remaining Class A Required Amount.

                               If Reallocated Principal Collections with respect to such
                               Monthly Period are insufficient to fund the remaining Class
                               A Required Amount for the related Distribution Date, then a portion of the Class C Invested Amount will be reduced by
                               the amount of such deficiency (but not by more than the
                               Class A Investor Default Amount for such Monthly Period). If such reduction would cause the Class C Invested Amount to be reduced below zero, the Class B Invested Amount will be
                               reduced by the amount by which the Class C Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such
                               Monthly Period over the amount of such reduction in the
                               Class C Invested Amount) to avoid a charge-off with respect to the Class A Certificates. If the Class B Invested Amount
                               is reduced to zero, the Class A Invested Amount will be
                               reduced by the amount by which the Class A Required Amount for any Distribution Date exceeds the sum of (i) Excess
                               Spread and Excess Finance Charge Collections and Excess
                               Transferor Finance Charge Collections allocated to Series
                               1998-1, and (ii) Reallocated Principal Collections for the
                               related Monthly Period, but not by more than the excess of the Class A Investor Default Amount for

                               such Monthly Period over the aggregate reductions in the
                               Class C Invested Amount and the Class B Invested Amount with respect to such Monthly Period, and the Class A
                               Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.
                               See "Description of the Class A Certificates-- Reallocation
                               of Cash Flows" and "-- Allocation of Investor Default
                               Amount."

                               Excess Spread and Excess Finance Charge Collections and
                               Excess Transferor Finance Charge Collections allocable to
                               Series 1998-1 and not required to pay the Class A Required
                               Amount or reimburse Class A Investor Charge-Offs will be
                               applied to fund the Class B Required Amount. The "Class B
                               Required Amount" means the amount for any Distribution Date equal to the sum of (a) the amount, if any, by which the sum of (i) current and overdue Class B Monthly Interest, if any,
                               (ii) current and overdue Class B Additional Interest, if
                               any, and (iii) current and overdue Class B Servicing Fee
                               exceeds Class B Available Funds and (b) the Class B Investor
                               Default Amount for the related Monthly Period. If Excess
                               Spread and Excess Finance Charge Collections and Excess
                               Transferor Finance Charge Collections allocable to Series
                               1998-1 with respect to such Distribution Date not required to pay the Class A Required Amount are less than the Class B
                               Required Amount, Reallocated Principal Collections allocable to the Class C Invested Amount for the related Monthly
                               Period not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount.
                               If Reallocated Principal Collections allocable to the Class
                               C Invested Amount with respect to such Monthly Period are
                               insufficient to fund the remaining Class B Required Amount for the related Distribution Date, then the Class C Invested
                               Amount will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for
                               such Monthly Period). If such reduction would cause the
                               Class C Invested Amount to be reduced below zero, the Class
                               B Invested Amount will be reduced by the amount by which the
                               Class B Required Amount for any Distribution Date exceeds
                               the sum of Excess Spread and Excess Finance Charge
                               Collections and Excess Transferor Finance Charge Collections
                               allocated to Series 1998-1 and not required to pay the Class
                               A Required Amount and Reallocated Principal Collections not
                               required to pay the Class A Required Amount for the related
                               Monthly Period, but not by more than the excess of the Class
                               B Investor Default Amount for such Monthly Period over the amount of such reduction in the Class C Invested Amount for such Monthly Period. In the event of a reduction of the
                               Class A Invested Amount, the Class B Invested Amount or the
                               Class C Invested Amount, the amount of principal and
                               interest available to fund payments with respect to the
                               Class A Certificates and the Class B Certificates will be
                               decreased. See "Description of the Class A Certificates--
                               Reallocation of Cash Flows" and "-- Allocation of Investor
                               Default Amount."

EXCESS FINANCE CHARGE
COLLECTIONS..................  "Excess Finance Charge Collections" means amounts designated by another Series for allocation to Series within Group One and which, pursuant to the Master Pooling and Servicing
                               Agreement and any related supplement, are allocable to
                               Series 1998-1. Series 1998-1 will

                               be the first Series issued by the Trust and will be the
                               first Series included in a group of Series ("Group One")
                               that may be issued by the Trust from time to time.

EXCESS TRANSFEROR FINANCE
CHARGE COLLECTIONS...........  Subject to certain limitations described under "Description of the Class A Certificates--Shared Excess Transferor
                               Finance Charge Collections," collections of Finance Charge
                               Receivables otherwise payable to the Transferor, regardless of whether such collections were initially allocated to
                               another Series or the Transferor, will be applied to cover any shortfalls in amounts payable from collections of
                               Finance Charge Receivables allocable to any Series,
                               including Series 1998-1, that has been designated to receive
                               Excess Transferor Finance Charge Collections, pro rata based upon the amount of the remaining shortfall, if any, for each such Series after the application of Excess Finance Charge
                               Collections to each such Series. Any Excess Transferor
                               Finance Charge Collections remaining after covering such
                               shortfalls will be applied as Shared Transferor Principal
                               Collections. See "Description of the Class A
                               Certificates--Shared Excess Transferor Finance Charge
                               Collections."

REQUIRED CLASS C
INVESTED AMOUNT..............  The "Required Class C Invested Amount" with respect to any
                               Distribution Date means, subject to certain limitations more fully described herein, the greater of (i) the product of
                               (a) the sum of (I) the Class A Invested Amount and (II) the
                               Class B Invested Amount, each as of such Distribution Date after taking into account distributions made on such
                               Distribution Date, and (b) a fraction, the numerator of
                               which is 4% and the denominator of which is the excess of
                               100% over 4% and (ii) the product of (I) $250,000,000 and
                               (II) 3%. With respect to any Distribution Date, if the Class
                               C Invested Amount is less than the Required Class C Invested
                               Amount, certain Excess Spread and Excess Finance Charge
                               Collections and Excess Transferor Finance Charge Collections
                               allocable to Series 1998-1 will be used to increase the
                               Class C Invested Amount to the extent of any prior
                               unreimbursed reductions in the Class C Invested Amount. See
                               "Description of the Class A Certificates-- Application of
                               Collections-- Excess Spread; Excess Finance Charge
                               Collections; Excess Transferor Finance Charge Collections."
                               On any Distribution Date, to the extent that the Class C
                               Invested Amount exceeds the Required Class C Invested
                               Amount, such excess may be paid to the Class C Interest
                               Holder and if paid will not be available to the
                               Certificateholders.

REVOLVING PERIOD.............  No principal will be payable to or for the benefit of
                               Certificateholders during the period (the "Revolving
                               Period") from and including the Closing Date to but not
                               including the earlier of (i) the commencement of the
                               controlled accumulation period and (ii) the commencement of the Rapid Amortization Period. The controlled accumulation period with respect to the Certificates (the "Controlled
                               Accumulation Period"), which includes separate controlled
                               accumulation periods for the Class A Certificates and the
                               Class B Certificates, is scheduled to begin at the close of business on January 31, 2002. Subject to the conditions set forth herein under "Description of the Class A Certifi-
                               cates-- Postponement of Accumulation Period," the day on
                               which the

                               Revolving Period ends and the Controlled Accumulation Period begins may be delayed to no later than the end of the day on
                               December 31, 2002. During the Revolving Period, collections of Principal Receivables allocated to the Certificates and the Class C Interests (other than Reallocated Principal
                               Collections that are used to pay any deficiency in the Class
                               A Required Amount or the Class B Required Amount) will
                               generally be paid from the Trust to the holders of the
                               Transferor Certificates or to amortizing or accumulating
                               Series in Group One or deposited into the Excess Funding
                               Account. See "Description of the Class A
                               Certificates--Principal Payments."

CONTROLLED ACCUMULATION
PERIOD; PRINCIPAL PAYMENTS...  Unless a Pay Out Event shall have occurred, (a) the Class A controlled accumulation period (the "Class A Accumulation
                               Period") will begin at the end of the day on the last day of the Revolving Period and will end on the earliest of (i) the commencement of the Rapid Amortization Period, (ii) the
                               payment in full to the Class A Certificateholders of the
                               Class A Investor Amount, and (iii) the Series 1998-1
                               Termination Date, and (b) the Class B controlled
                               accumulation period (the "Class B Accumulation Period") will commence on the first day of the Monthly Period immediately preceding the Class B Principal Commencement Date and end on the earliest of (i) the commencement of the Rapid
                               Amortization Period, (ii) the payment in full to the Class B
                               Certificateholders of the Class B Invested Amount and (iii)
                               the Series 1998-1 Termination Date. During the Controlled
                               Accumulation Period, the Available Investor Principal
                               Collections will no longer be paid to the holders of the
                               Transferor Certificates or to amortizing or accumulating
                               Series in Group One or deposited into the Excess Funding
                               Account as described above but instead will be deposited
                               monthly, along with certain other amounts constituting
                               Available Investor Principal Collections, on each
                               Distribution Date beginning with the Distribution Date in
                               the month following the commencement of the Controlled
                               Accumulation Period in a trust account established by the
                               Servicer for the benefit of Certificateholders (the
                               "Principal Funding Account") to be accumulated for payment to the Certificateholders as provided herein, first to the
                               Class A Certificateholders, which payment is anticipated to be on the Class A Expected Final Distribution Date, and then
                               (following payment in full of the Class A Investor Amount)
                               to the Class B Certificateholders, which payment is
                               anticipated to be on the Class B Expected Final Distribution
                               Date. With respect to any Distribution Date, during either the Rapid Amortization Period or the Controlled Accumulation
                               Period, until the Class B Invested Amount is paid in full
                               and subject to certain other exceptions, "Class C Monthly
                               Principal" shall mean an amount equal to the lesser of (A)
                               Available Investor Principal Collections not applied to
                               Class A Monthly Principal or Class B Monthly Principal and
                               (B) the excess of (i) the Class C Invested Amount over (ii)
                               the Required Class C Invested Amount. During the Controlled
                               Accumulation Period or the Rapid Amortization Period,
                               collections of Principal Receivables generally will be
                               allocated to the Invested Amount in a ratio the numerator of which is the Invested Amount as of the last day of the
                               Revolving Period and the denominator of which is the greater of (x) the sum of (I) the product of (a) the aggregate
                               amount of Principal

                               Receivables and (b) one minus the Discount Percentage and
                               (II) the principal amount on deposit in the Excess Funding
                               Account as of the last day of the prior Monthly Period and
                               (y) the sum of the numerators used to calculate the Series
                               Percentages applicable to Principal Receivables for all
                               Series outstanding; PROVIDED, HOWEVER, that such ratio is
                               subject to adjustment to give effect to designations of
                               Additional Accounts. See "Description of the Class A
                               Certificates--Allocation Percentages," "--Application of
                               Collections" and "--Principal Payments."

                               With respect to any Distribution Date relating to the
                               Controlled Accumulation Period, if Available Investor
                               Principal Collections in the prior Monthly Period are equal to or greater than the sum of (i) the Controlled
                               Accumulation Amount on such Distribution Date and (ii) the existing Deficit Controlled Accumulation Amount (as defined below), if any, from the immediately preceding Distribution
                               Date (such sum for such Distribution Date, the "Controlled
                               Deposit Amount," provided that the Controlled Deposit Amount on any Distribution Date after the payment in full of the
                               Class A Certificates shall not exceed the Class B Invested
                               Amount), then the Controlled Deposit Amount will be
                               deposited into the Principal Funding Account, and the excess of such Available Investor Principal Collections over the
                               Controlled Deposit Amount and any amounts thereof applied as
                               Class C Monthly Principal will be paid from the Trust to the holders of the Transferor Certificates or to other
                               amortizing or accumulating Series in Group One or deposited into the Excess Funding Account. The existing "Deficit
                               Controlled Accumulation Amount" means, on any Distribution
                               Date, the excess, if any, of the Controlled Deposit Amount from the prior Distribution Date over the Available Investor
                               Principal Collections.

                               If the Available Investor Principal Collections in the prior
                               Monthly Period are less than the Controlled Deposit Amount, such remaining Available Investor Principal Collections will be deposited into the Principal Funding Account, and the
                               excess of the Controlled Deposit Amount over such Available
                               Investor Principal Collections will be the Deficit
                               Controlled Accumulation Amount for the succeeding Monthly
                               Period. See "Description of the Class A
                               Certificates--Application of Collections."

                               All amounts in the Principal Funding Account will be
                               invested at the direction of the Servicer by the Trustee in certain Eligible Investments. Investment earnings (net of
                               investment losses and expenses) on funds on deposit in the
                               Principal Funding Account (the "Principal Funding Investment
                               Proceeds") during the Controlled Accumulation Period will be included in Class A Available Funds with respect to each
                               Distribution Date.

                               Funds on deposit in the Principal Funding Account will be
                               available to pay the Class A Certificateholders in respect of the Class A Investor Amount on the Class A Expected Final
                               Distribution Date. If the aggregate principal amount of
                               deposits made to the Principal Funding Account are
                               insufficient to pay in full the Class A Investor Amount on the Class A Expected Final Distribution Date, the Rapid
                               Amortization Period will commence as described below and on each Distribution Date thereafter until the Class A Investor
                               Amount is paid in full the Class A Certificateholders will receive distributions of Class A Monthly Principal. Although it is anticipated that during the Class A Accumulation
                               Period, funds will be deposited in the Principal Funding
                               Account in an amount equal to the applicable Controlled
                               Accumulation Amount with respect to each Distribution Date and that scheduled principal will be available for
                               distribution to the Class A Certificateholders on the Class
                               A Expected Final Distribution Date, no assurance can be
                               given in that regard. See "Maturity Assumptions" herein.

                               If a Pay Out Event occurs during the Controlled Accumulation
                               Period, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Distribution
                               Date following the Monthly Period in which the Rapid
                               Amortization Period commences.

CLASS A EXPECTED FINAL
DISTRIBUTION DATE............  The February 2003 Distribution Date.

RAPID AMORTIZATION PERIOD;
PRINCIPAL PAYMENTS...........  During the period beginning with the occurrence of any Pay
                               Out Event and ending on the earlier of (i) the payment in
                               full to the Certificateholders of the Class A Investor
                               Amount and the Class B Invested Amount and payment in full to the Class C Interest Holder of the Class C Invested
                               Amount and (ii) the Series 1998-1 Termination Date (the
                               "Rapid Amortization Period"), Available Investor Principal
                               Collections will no longer be paid from the Trust to the
                               holders of the Transferor Certificates or to amortizing or accumulating Series in Group One or deposited into the
                               Excess Funding Account as described above but instead will be distributed on each Distribution Date, first to the Class
                               A Certificateholders until the Class A Investor Amount has been paid in full, then to the Class B Certificateholders
                               until the Class B Invested Amount is paid in full and then to the Class C Interest Holder until the Class C Invested
                               Amount is paid in full. See "Description of the Class A
                               Certificates-- Pay Out Events" for a discussion of the
                               events which might lead to the commencement of the Rapid
                               Amortization Period. See "Description of the Class A
                               Certificates--Application of Collections."

SHARED COLLECTIONS OF
PRINCIPAL RECEIVABLES AND
TRANSFEROR PRINCIPAL
COLLECTIONS..................  To the extent that collections of Principal Receivables allocated to the Certificates or the Class C Interests are not needed to make payments to or for the benefit of
                               Certificateholders or the Class C Interest Holders, such
                               collections may be applied to cover principal payments due to or for the benefit of other Principal Sharing Series, if any, in Group One. Any such application of collections will not result in a reduction of the Class A Invested Amount,
                               the Class B Invested Amount or the Class C Invested Amount.
                               In addition, during the Controlled Accumulation Period,
                               certain collections of Principal Receivables allocated to
                               other Principal Sharing Series in Group One,

                               to the extent such collections are not needed to make
                               payments in respect of such other Series, and certain Shared
                               Transferor Principal Collections, may be applied to cover
                               principal amounts payable to or for the benefit of the
                               Certificateholders or the Class C Interest Holders. See
                               "Description of the Class A Certificates--Shared Collec-
                               tions of Principal Receivables and Transferor Principal
                               Collections."

REQUIRED TRANSFEROR
PERCENTAGE...................  The Required Transferor Percentage applicable to Series
                               1998-1 is currently 5%, provided that the Required
                               Transferor Percentage may be reduced to as low as 2% if the
                               Transferor delivers an officer's certificate stating that
                               such reduction will not have an Adverse Effect and the
                               Rating Agency Condition is satisfied.

RECORD DATE..................  For any Distribution Date, the last Business Day of the month preceding such Distribution Date.

OPTIONAL REPURCHASE..........  The Class A Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the Investor Amount is less than or equal to 10% of the
                               Initial Investor Amount, unless certain events specified in the Pooling and Servicing Agreement have occurred. The
                               repurchase price on the Distribution Date on which such
                               purchase occurs will be equal to the Investor Amount plus
                               accrued and unpaid interest on the Certificates and the
                               Class C Interests as described herein. If such optional
                               repurchase occurs it may result in an early return of the
                               investor's investment and no premium will be paid as a
                               result of any such optional repurchase and there can be no assurance that a Class A Certificateholder will be able to invest such early repayment amount at a similar rate of
                               return. See "Description of the Class A
                               Certificates--Optional Repurchase."

FINAL PAYMENT OF PRINCIPAL
AND INTEREST; TERMINATION OF
TRUST........................  The interest of the Certificateholders in the Trust will terminate following the earlier of (i) the day after the
                               Distribution Date on which the Investor Amount is paid in
                               full and (ii) the earlier of the January 2005 Distribution
                               Date and the termination of the Trust (the "Series 1998-1
                               Termination Date"). All principal and interest will be due and payable no later than the Series 1998-1 Termination
                               Date. See "The Pooling and Servicing Agreement
                               Generally--Final Payment of Principal and Interest;
                               Termination" in the Prospectus.

TRUSTEE......................  The Bank of New York, a New York banking corporation.

TAX STATUS...................  Subject to the matters discussed under "Federal Income Tax
                               Consequences" in the Prospectus, Special Tax Counsel to the
                               Transferor is of the opinion that, under existing law, the
                               Class A Certificates will properly be characterized as debt for Federal income tax purposes on the date of issuance.
                               Under the Pooling and Servicing Agreement, the Certificate
                               Owners will agree to treat the Class A Certificates as
                               indebtedness for income tax purposes. See "Federal Income
                               Tax Consequences" herein and in the Prospectus for
                               additional information concerning the application of Federal income tax laws.

ERISA CONSIDERATIONS.........  Subject to the considerations described below, the Class A
                               Certificates are eligible for purchase by employee benefit plan investors. Under a

                               regulation issued by the Department of Labor, the Trust
                               Assets would not be deemed "plan assets" of an employee
                               benefit plan holding the Class A Certificates if certain
                               conditions are met, including that the Class A Certificates must be held, upon completion of the public offering made
                               hereby, by at least 100 investors who are independent of the
                               Transferor and of one another. The Underwriters expect that the Class A Certificates will be held by at least 100
                               independent investors at the conclusion of the offering,
                               although no assurance can be given, and no monitoring or
                               other measures will be taken to ensure that such condition will be met. The Transferor anticipates that the other
                               conditions of the regulation will be met. If the Trust
                               Assets were deemed to be "plan assets" of an employee
                               benefit plan investor (e.g., if the 100 independent investor criterion is not satisfied) violation of the "prohibited
                               transaction" rules of the Employee Retirement Income
                               Security Act of 1974, as amended ("ERISA"), could result and generate excise tax and other liabilities under ERISA and
                               Section 4975 of the Internal Revenue Code of 1986, as
                               amended (the "Code"), unless a statutory, regulatory or
                               administrative exemption is available. It is uncertain
                               whether existing exemptions from the "prohibited
                               transaction" rules of ERISA would apply to all transactions involving the Trust Assets. Accordingly, employee benefit
                               plan fiduciaries or other persons contemplating purchasing the Class A Certificates on behalf of or with "plan assets"
                               of any employee benefit plan should consult their counsel
                               before making a purchase. See "ERISA Considerations" in the
                               Prospectus.

CERTIFICATE RATINGS..........  It is a condition to the issuance of the Class A
                               Certificates that they be rated in the highest rating
                               category by at least one nationally recognized rating
                               agency.

                               The rating agency or rating agencies rating the Class A
                               Certificates or any other Series are collectively referred to herein as the "Rating Agencies" or individually as a
                               "Rating Agency." The Class A Certificates offered hereby are investment grade asset-backed securities within the meaning of the Act and the rules promulgated thereunder.

                                  RISK FACTORS

    LIMITED LIQUIDITY. There is currently no market for the Class A Certificates. The Underwriters expect to make a secondary market in the Class A Certificates, but are not obligated to do so. There can be no assurance that a secondary market will develop or, if it does develop, that such market will provide Class A Certificateholders with liquidity of investment or that it will continue for the life of the Class A Certificates.

    LIMITED AMOUNTS OF CREDIT ENHANCEMENT. Although credit enhancement with respect to the Class A Certificates will be provided by the subordination of the Class B Certificates and the Class C Interests, such amounts are limited. If the Class C Invested Amount and the Class B Invested Amount are reduced to zero, Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Class A Certificates--Allocation Percentages" and "--Allocation of Investor Default Amount."

    DISCOUNT OPTION. The Pooling and Servicing Agreement provides that a percentage (the "Discount Percentage") (which on the Closing Date will be 1.5%) of collections of Principal Receivables will be treated as collections of Finance Charge Receivables ("Discount Option Collections"). Pursuant to the Pooling and Servicing Agreement, the Transferor may, without notice to or consent of the Class A Certificateholders, from time to time, increase, reduce or eliminate (subject to the limitations described below) the Discount Percentage for all or any specified portion of collections of Principal Receivables on or after the date of such change (each a "Discount Option Date"). The Transferor must provide 30 days prior written notice to the Trustee and each Rating Agency of any such change and such change will become effective only if
(i) in the reasonable belief of the Transferor such designation would not cause to occur a Pay Out Event (or Reinvestment Event) with respect to any Series or an event which with notice or the lapse of time or both would constitute a Pay Out Event (or Reinvestment Event) with respect to any Series and (ii) the Rating Agency Condition is satisfied. See "Description of the Certificates--Discount Option" in the Prospectus. Any such change that raises the Discount Percentage would result in an increase in the amount of collections of Finance Charge Receivables and a lower payment rate of collections of Principal Receivables and will reduce the Transferor Amount (which is calculated after applying the Discount Percentage to the aggregate amount of Principal Receivables), thereby decreasing the likelihood that certain Pay Out Events or Reinvestment Events based in part on the amount of collections of Finance Charge Receivables will occur and increasing the likelihood that the Transferor will be required to designate Additional Accounts. Any such change that reduces the Discount Percentage will have the opposite effect.

    RATING OF THE CLASS A CERTIFICATES. It is a condition to the issuance of the Class A Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency. The rating of the Class A Certificates is based primarily on the value of the Receivables and the subordination of the Class B Certificates and the Class C Interests. The ratings of the Class A Certificates are not a recommendation to purchase, hold or sell Class A Certificates, and such ratings do not comment as to the marketability of the Class A Certificates, or any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by any such rating agency, if in its judgment circumstances so warrant.

    BOOK-ENTRY REGISTRATION. The Class A Certificates initially will be represented by certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. As a result, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Class A Certificateholders, as that term is used in the Pooling and Servicing Agreement. Until such time, Certificate Owners will only be able to exercise the rights of Class A Certificateholders indirectly through DTC and its participating members (in the United States) or Cedel or Euroclear (in Europe). See "Description of the Certificates-- Book-Entry Registration" and "--Definitive Certificates" in the Prospectus.

                       THE BANKS' CREDIT CARD ACTIVITIES

BILLING AND PAYMENT

    Nearly all of the accounts in the Travelers Consumer Credit Card Portfolio are subject to finance charges at either promotional rates ranging from 5.9% to 9.9% for cash advances and 0.0% to 9.9% for purchases for an introductory period or variable rates ranging from 2.9% to 9.9% above the prime rate for purchases and cash advances. For more information, see "The Banks' Credit Card Activities--Billing and Payments" in the Prospectus.

DELINQUENCY AND LOSS EXPERIENCE

    The following tables set forth the delinquency and loss experience for each of the periods shown for the Travelers Consumer Credit Card Portfolio. The Accounts in the Trust Portfolio have been selected from accounts in the Travelers Consumer Credit Card Portfolio that meet the requirements set forth in the definition of Eligible Accounts as set forth in the Pooling and Servicing Agreement. See "The Receivables" herein and "The Pooling and Servicing Agreement Generally--Representations, Warranties and Covenants" in the Prospectus. There can be no assurance that the delinquency and loss experience for the Receivables will be similar to the historical experience set forth below.

                             DELINQUENCY EXPERIENCE
                    TRAVELERS CONSUMER CREDIT CARD PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                                      AS OF DECEMBER 31,
                                                                             ------------------------------------
                                                                                 1997         1996        1995
                                                                             ------------  ----------  ----------
Receivables Outstanding(1).................................................  $  1,349,084  $  903,524  $  758,441
Receivables Contractually Delinquent
  as a Percentage of Receivables Outstanding:
  30-59 Days...............................................................          0.44%       0.58%       0.58%
  60-89 Days...............................................................          0.31        0.36        0.38
  90 or more days..........................................................          0.90        1.08        1.01
                                                                             ------------  ----------  ----------
      Total................................................................          1.65%       2.02%       1.97%
                                                                             ------------  ----------  ----------
                                                                             ------------  ----------  ----------

------------------------

(1) Receivables Outstanding consists of all amounts due from account holders as posted to the accounts as of December 31, 1997.

                                LOSS EXPERIENCE
                    TRAVELERS CONSUMER CREDIT CARD PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                                   YEAR ENDED DECEMBER 31,
                                                                             ------------------------------------
                                                                                 1997         1996        1995
                                                                             ------------  ----------  ----------
Average Receivables
  Outstanding(1)...........................................................  $  1,098,320  $  832,388  $  714,490
Gross Losses(2)............................................................        30,616      26,744      16,483
Recoveries(3)..............................................................         1,901       1,844       1,846
Net Losses(2)..............................................................        28,715      24,900      14,637
Net Losses as a Percentage of Average
    Receivables Outstanding(2).............................................          2.61%       2.99%       2.05%

------------------------

(1) Average Receivables Outstanding is based on month-end outstandings.

(2) Losses do not include accrued finance charges that have been written off or fraud losses.

(3) Recoveries are not included as part of the Receivables.

INTERCHANGE

    The Interchange attributed to the cardholder charges for merchandise and services in the Accounts is not transferred from the Banks and does not constitute a portion of the Receivables.

                                THE RECEIVABLES

    The Receivables in the Initial Accounts as of the Initial Cut-Off Date will be conveyed to the Trust on March 6, 1998 (the "Initial Closing Date"). The Initial Accounts were selected from the Travelers Consumer Credit Card Portfolio satisfying criteria set forth in the Pooling and Servicing Agreement (the "Criteria") as applied on December 31, 1997 (the "Initial Cut-Off Date"). Receivables in Additional Accounts may be conveyed to the Trust from time to time after the Initial Closing Date. Any Additional Accounts will be selected from the Travelers Consumer Credit Card Portfolio satisfying the Criteria as applied on the relevant Addition Cut-Off Date. The Initial Accounts and any Additional Accounts designated to the Trust are hereinafter referred to as the "Trust Portfolio." The Account Owners have broad discretion in selecting accounts that will be designated as Additional Accounts. The "Criteria" are requirements to qualify as an "Eligible Account" that are set forth in the Prospectus. In order to meet the Criteria, each Account must, on the Initial Cut-Off Date or the applicable Addition Cut-Off Date, among other things, have been in existence and maintained by the Bank that owns such Account, have a cardholder with a billing address in the United States, its territories or possessions or a military address, and, except under certain circumstances, not be an account the credit card or cards with respect to which have been reported to the Bank that owns such Account as having been lost or stolen. See "The Pooling and Servicing Agreement Generally-- Representations, Warranties and Covenants" in the Prospectus. Cardholders whose accounts are included in the Travelers Consumer Credit Card Portfolio have billing addresses in all states, the District of Columbia, Puerto Rico, Guam and the Virgin Islands. Pursuant to the Pooling and Servicing Agreement, the Transferor may be obligated (subject to certain limitations and conditions) to designate Additional Accounts to be included as Accounts and to convey to the Trust all Receivables of such Additional Accounts, or may elect to automatically designate Additional Accounts and convey the Receivables therein whether such Receivables are then existing or thereafter created. See "The Pooling and Servicing Agreement Generally--Addition of Accounts or Participation Interests" in the Prospectus. If the Transferor is required to designate Additional Accounts under the Pooling and Servicing Agreement, each Account Owner, under its respective Receivables Transfer Agreement, agrees that it will designate sufficient Eligible Accounts which, together with Additional Accounts designated by any other Account Owners, will cause the Transferor to be in compliance with the requirements of the Pooling and Servicing Agreement. These accounts must meet the Criteria set forth above as of the relevant Addition Cut-Off Date. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same VISA and MasterCard accounts designated by the respective Account Owner on the Initial Cut-Off Date and each Addition Cut-Off Date (plus any Additional Accounts subsequently designated as described above). In addition, as of the Initial Cut-Off Date and each Addition Cut-Off Date and on the date any new Receivables are created, the Transferor will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement Generally-- Representations, Warranties and Covenants" in the Prospectus.

    The Receivables, as of December 31, 1997, totalled $356,573,583.37 in 236,588 Accounts. The Accounts had an average credit limit of $10,182.63. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 14.8%. The average age of the Accounts was 45.45 months.

    The following tables summarize the Trust Portfolio by various criteria as of the close of business on December 31, 1997. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of future results.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                                     PERCENTAGE
                                                                      OF TOTAL                         PERCENTAGE
                                                        NUMBER OF     NUMBER OF                         OF TOTAL
ACCOUNT BALANCE                                         ACCOUNTS      ACCOUNTS        RECEIVABLES      RECEIVABLES
-----------------------------------------------------  -----------  -------------  -----------------  -------------
Credit balance.......................................       4,639          1.96%   $     (955,814.62)        (0.27)%
No balance...........................................     105,204          44.47                   0          0.00
$0.01 to $1,500.00...................................      63,600          26.88       32,168,525.59          9.02
$1,500.01 to $5,000.00...............................      39,393          16.65      120,939,844.13         33.92
$5,000.01 to $10,000.00..............................      18,140           7.67      126,785,299.85         35.56
$10,000.01 to $20,000.00.............................       5,244           2.22       68,110,224.48         19.10
Over $20,000.00......................................         368           0.15        9,525,503.94          2.67
                                                       -----------        ------   -----------------        ------
Total................................................     236,588         100.00%  $  356,573,583.37        100.00%
                                                       -----------        ------   -----------------        ------
                                                       -----------        ------   -----------------        ------

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                                       PERCENTAGE
                                                                        OF TOTAL                        PERCENTAGE
                                                          NUMBER OF     NUMBER OF                        OF TOTAL
CREDIT LIMIT BALANCE                                      ACCOUNTS      ACCOUNTS        RECEIVABLES     RECEIVABLES
-------------------------------------------------------  -----------  -------------  -----------------  -----------
$0.00 to $2,500.00.....................................      26,474         11.19%   $    9,713,186.09        2.72%
$2,500.01 to $5,000.00.................................      38,038         16.08        46,040,634.47       12.91
$5,000.01 to $6,000.00.................................      12,231          5.17        18,170,263.78        5.10
$6,000.01 to $7,000.00.................................      13,309          5.63        16,621,017.01        4.66
$7,000.01 to $8,000.00.................................      18,519          7.83        29,214,651.86        8.19
$8,000.01 to $9,000.00.................................       8,903          3.76        14,007,617.32        3.93
$9,000.01 to $10,000.00................................      18,576          7.85        35,074,185.63        9.84
$10,000.01 to $11,000.00...............................      11,943          5.05        15,932,866.05        4.47
$11,000.01 to $12,000.00...............................      10,273          4.34        19,827,093.14        5.56
$12,000.01 to $13,000.00...............................      12,549          5.30        16,143,524.84        4.53
$13,000.01 to $14,000.00...............................       5,271          2.23         9,719,334.99        2.73
$14,000.01 to $15,000.00...............................      19,621          8.29        37,409,210.89       10.49
Over $15,000.00........................................      40,881         17.28        88,699,997.30       24.87
                                                         -----------       ------    -----------------  -----------
Total..................................................     236,588        100.00%   $  356,573,583.37      100.00%
                                                         -----------       ------    -----------------  -----------
                                                         -----------       ------    -----------------  -----------

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                                        PERCENTAGE
                                                                         OF TOTAL                       PERCENTAGE
PERIOD OF DELINQUENCY (DAYS                                 NUMBER OF    NUMBER OF                       OF TOTAL
CONTRACTUALLY DELINQUENT)                                   ACCOUNTS     ACCOUNTS       RECEIVABLES     RECEIVABLES
---------------------------------------------------------  -----------  -----------  -----------------  -----------
Not Delinquent...........................................     232,111        98.11%  $  338,511,204.72       94.94%
1 to 29 days.............................................       3,086         1.30       12,383,531.91        3.47
30 to 59 days............................................         397         0.17        1,314,675.33        0.37
60 to 89 days............................................         280         0.12        1,223,032.00        0.34
90 to 119 days...........................................         192         0.08          718,943.90        0.20
120 to 149 days..........................................         189         0.08          863,596.11        0.24
150 to 179 days..........................................         165         0.07          817,892.24        0.23
180 or more..............................................         168         0.07          740,707.16        0.21
                                                           -----------  -----------  -----------------  -----------
Total....................................................     236,588       100.00%  $  356,573,583.37      100.00%
                                                           -----------  -----------  -----------------  -----------
                                                           -----------  -----------  -----------------  -----------

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                                       PERCENTAGE
                                                                        OF TOTAL                        PERCENTAGE
                                                          NUMBER OF     NUMBER OF                        OF TOTAL
ACCOUNT AGE                                               ACCOUNTS      ACCOUNTS        RECEIVABLES     RECEIVABLES
-------------------------------------------------------  -----------  -------------  -----------------  -----------
0 to 6 months..........................................      31,213         13.19%   $   67,898,353.23       19.04%
Over 6 to 12 months....................................      41,858         17.69        70,699,473.07       19.83
Over 12 to 24 months...................................      31,753         13.42        39,062,358.10       10.96
Over 24 to 36 months...................................      22,912          9.69        31,322,823.04        8.78
Over 36 to 48 months...................................      17,833          7.54        21,844,424.14        6.13
Over 48 to 60 months...................................      21,131          8.93        34,204,202.99        9.59
Over 60 to 84 months...................................      26,293         11.11        33,733,399.94        9.46
Over 84 months.........................................      43,595         18.43        57,808,548.86       16.21
                                                         -----------       ------    -----------------  -----------
Total..................................................     236,588        100.00%   $  356,573,583.37      100.00%
                                                         -----------       ------    -----------------  -----------
                                                         -----------       ------    -----------------  -----------

              GEOGRAPHIC DISTRIBUTION OF ACCOUNTS AND RECEIVABLES
                                TRUST PORTFOLIO

                                                                        PERCENTAGE
                                                                         OF TOTAL                       PERCENTAGE
                                                            NUMBER OF    NUMBER OF                       OF TOTAL
STATE                                                       ACCOUNTS     ACCOUNTS       RECEIVABLES     RECEIVABLES
---------------------------------------------------------  -----------  -----------  -----------------  -----------
Alabama..................................................       2,338         0.99%  $    3,533,352.88        0.99%
Alaska...................................................         360         0.15          777,604.33        0.22
Arizona..................................................       3,868         1.63        6,459,396.03        1.81
Arkansas.................................................       1,371         0.58        2,105,774.73        0.59
California...............................................      28,967        12.24       49,669,698.14       13.93
Colorado.................................................       4,843         2.05        7,723,521.30        2.17
Connecticut..............................................       4,253         1.80        6,890,679.73        1.93
Delaware.................................................       1,034         0.44        1,081,389.55        0.30
District of Columbia.....................................       1,116         0.47        1,952,797.35        0.55
Florida..................................................      13,034         5.51       18,924,416.58        5.31
Georgia..................................................       5,009         2.12        8,426,863.78        2.36
Hawaii...................................................         832         0.35        1,350,192.81        0.38
Idaho....................................................         918         0.39        1,321,268.85        0.37
Illinois.................................................      10,225         4.32       14,729,086.99        4.13
Indiana..................................................       4,258         1.80        6,126,783.29        1.72
Iowa.....................................................       2,405         1.02        2,931,070.61        0.82
Kansas...................................................       2,215         0.94        3,199,722.63        0.90
Kentucky.................................................       2,186         0.92        2,875,184.57        0.81
Louisiana................................................       2,677         1.13        4,160,889.97        1.17
Maine....................................................       1,005         0.42        1,451,048.06        0.41
Maryland.................................................       6,376         2.69        9,815,575.00        2.75
Massachusetts............................................       8,865         3.75       13,102,472.93        3.67
Michigan.................................................       7,676         3.24       11,589,203.38        3.25
Minnesota................................................       4,798         2.03        6,433,488.56        1.80
Mississippi..............................................       1,341         0.57        1,987,095.98        0.56
Missouri.................................................       3,907         1.65        5,511,359.71        1.55
Montana..................................................         715         0.30          816,864.19        0.23
Nebraska.................................................       1,231         0.52        1,290,665.92        0.36
Nevada...................................................       1,683         0.71        2,805,126.10        0.79
New Hampshire............................................       1,453         0.61        2,033,107.71        0.57
New Jersey...............................................      12,363         5.23       17,159,740.72        4.81
New Mexico...............................................       1,439         0.61        2,254,836.82        0.63
New York.................................................      18,983         8.02       29,442,536.54        8.26
North Carolina...........................................       4,227         1.79        5,990,347.22        1.68
North Dakota.............................................         494         0.21          587,964.92        0.17
Ohio.....................................................       8,698         3.68       12,101,507.18        3.39
Oklahoma.................................................       2,413         1.02        3,652,966.02        1.02
Oregon...................................................       2,919         1.23        4,207,999.47        1.18
Pennsylvania.............................................      12,118         5.12       14,059,873.20        3.94
Rhode Island.............................................         996         0.42        1,595,949.61        0.45
South Carolina...........................................       2,111         0.89        2,936,846.56        0.82
South Dakota.............................................         486         0.21          626,352.21        0.18
Tennessee................................................       3,327         1.41        4,749,420.24        1.33
Texas....................................................      15,039         6.36       26,818,906.11        7.52
Utah.....................................................       1,661         0.70        2,358,191.73        0.66
Vermont..................................................         602         0.25          861,455.50        0.24
Virginia.................................................       6,450         2.73        9,960,817.91        2.79
Washington...............................................       4,619         1.95        7,629,994.59        2.14
West Virginia............................................       1,004         0.42        1,161,617.06        0.33
Wisconsin................................................       5,217         2.21        6,740,990.25        1.89
Wyoming..................................................         463         0.20          599,567.85        0.17
                                                           -----------  -----------  -----------------  -----------
Total....................................................     236,588       100.00%  $  356,573,583.37      100.00%
                                                           -----------  -----------  -----------------  -----------
                                                           -----------  -----------  -----------------  -----------

                              MATURITY ASSUMPTIONS

    The Pooling and Servicing Agreement provides that Class A Certificateholders will not begin to receive payments of principal until the Class A Expected Final Distribution Date or following the occurrence of a Pay Out Event which results in the commencement of the Rapid Amortization Period. No payments of principal will be made on the Class B Certificates until the payment in full of the Class A Investor Amount. Unless and until a Pay Out Event occurs, on each Distribution Date during the Controlled Accumulation Period, monthly deposits of principal equal to the lesser of (a) Available Investor Principal Collections and (b) the Controlled Deposit Amount will be made into the Principal Funding Account.

    Although it is anticipated that a single principal payment will be made to Class A Certificateholders in an amount equal to the Class A Investor Amount on the February 2003 Distribution Date (the "Class A Expected Final Distribution Date") and that a single principal payment will be made to Class B Certificateholders in an amount equal to the Class B Invested Amount on the March 2003 Distribution Date (the "Class B Expected Final Distribution Date"), no assurance can be given in that regard.

    A Pay Out Event occurs, with respect to Series 1998-1 only, either automatically or after specified notice, upon (a) failure of the Transferor to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor, (c) (i) with respect to the end of any Monthly Period, as determined on the third Business Day preceding the related Distribution Date (the "Determination Date"), with respect to which the Transferor Amount is less than the Required Transferor Amount as of the last day of such Monthly Period, the failure of the Transferor to convey Receivables in Additional Accounts to the Trust such that the Transferor Amount is at least equal to the Required Transferor Amount on or prior to the tenth Business Day following such Determination Date or (ii) with respect to the end of any Monthly Period, as determined on the related Determination Date, with respect to which the product of (x) the aggregate amount of Principal Receivables and (y) one minus the Discount Percentage is not at least equal to the Required Principal Balance as of the last day of such Monthly Period, the failure of the Transferor to convey Receivables in Additional Accounts to the Trust such that the product of (x) the aggregate amount of Principal Receivables and (y) one minus the Discount Percentage is at least equal to the Required Principal Balance on or prior to the tenth Business Day following such Determination Date, (d) the average of the Net Portfolio Yield for three consecutive Monthly Periods being a rate which is less than the Base Rate averaged over such period, (e) the occurrence of a Servicer Default having a material adverse effect on the Certificateholders, or (f) failure to pay in full (i) the Class A Investor Amount on the Class A Expected Final Distribution Date or (ii) the Class B Invested Amount on the Class B Expected Final Distribution Date.

    The term "Net Portfolio Yield" means with respect to any Monthly Period, the annualized percentage equivalent of a fraction the numerator of which is the sum, without duplication, of (a) the amount of collections of Finance Charge Receivables during such Monthly Period allocable to the Certificates and the Class C Interests, including any other amounts that are to be treated as collections of Finance Charge Receivables under the Pooling and Servicing Agreement, after subtracting therefrom the Investor Default Amount for such Monthly Period, PLUS (b) the amount of any Principal Funding Investment Proceeds for the related Distribution Date, PLUS (c) the amount of funds, if any, to be withdrawn from the Reserve Account that, pursuant to the Supplement, are required to be included in Class A Available Funds with respect to such Distribution Date, and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period. For any Monthly Period, the "Base Rate" will be equal to the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of (i) the Class A Monthly Interest, (ii) the Class B Monthly Interest, if any, (iii) the Class C Monthly Interest, if any, and (iv) the Monthly Servicing Fee, each for the related Distribution Date and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period.

    A Pay Out Event (or Reinvestment Event) occurs, with respect to the Certificates and each other Series, automatically upon (a) an Insolvency Event relating to any Transferor (including any Additional

Transferor) or an Account Owner, (b) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (c) the inability of any Transferor to transfer Receivables to the Trust in accordance with the Pooling and Servicing Agreement. See "Description of the Class A Certificates--Pay Out Events."

    In the event of the occurrence of a Pay Out Event, the Rapid Amortization Period will begin. During the Rapid Amortization Period, first the Class A Certificateholders and then, following the payment in full of the Class A Investor Amount, the Class B Certificateholders will be entitled to receive monthly payments of principal equal to the Available Investor Principal Collections received by the Trust during the related Monthly Period (plus the principal amount on deposit in the Principal Funding Account) until the Class A Investor Amount or Class B Invested Amount, as applicable, are paid in full. Allocations of Principal Receivables will be based on the Principal Allocation Percentage. See "Description of the Class A Certificates--Allocation Percentages."

    The following table sets forth the highest and lowest cardholder monthly payment rates for the Travelers Consumer Credit Card Portfolio during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the period shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                             MONTHLY PAYMENT RATES
                    TRAVELERS CONSUMER CREDIT CARD PORTFOLIO

                                                                         YEAR ENDED DECEMBER 31,
                                                                     -------------------------------
                                                                       1997       1996       1995
                                                                     ---------  ---------  ---------
Lowest.............................................................        22%        20%        19%
Highest............................................................        27%        24%        24%
Monthly Average....................................................        24%        22%        22%

    The amount of collections on the Receivables may vary from month to month due to seasonal variations, general economic conditions, changes in tax law and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Class A Certificateholders could expect to accumulate or receive payments of principal on their Class A Certificates during the Controlled Accumulation Period or the Rapid Amortization Period, will be similar to the historical experience set forth above. In addition, the ability of the Class A Certificateholders to be paid the Class A Investor Amount on the Class A Expected Final Distribution Date may be dependent upon the availability of Shared Principal Collections and Shared Transferor Principal Collections. Since the Trust, as a master trust, may issue additional Series from time to time, there can be no assurance that the issuance of additional Series or the terms of any additional Series might not have an impact on the timing of payments received by Class A Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Class A Certificates could be significantly reduced.

                        RECEIVABLE YIELD CONSIDERATIONS

    The yield on the Travelers Consumer Credit Card Portfolio for each of the three years in the period ended December 31, 1997 is set forth in the following table. The historical yield figures in the table are calculated on an accrual basis. Collections on the Receivables will be on a cash basis and may not reflect the historical yield experience in the table. For example, for periods of increasing delinquencies, accrual yields may exceed cash yields as amounts collected on credit card receivables lag behind amounts accrued and billed to cardholders. Conversely, as delinquencies decrease, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. Yield, on both an accrual and a cash basis will be affected by numerous factors, including the finance charges on the Receivables, the amount of the annual cardholder fees and other fees and charges, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur finance charges. There can be no assurance that the revenue from finance charges and fees for the Receivables will be similar to the historical experience set forth below. See "Risk Factors" in the Prospectus.

                          REVENUE FROM FINANCE CHARGES
                    TRAVELERS CONSUMER CREDIT CARD PORTFOLIO

                                                                       YEAR ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
Average Monthly Accrued Fees and Charges(1)(2)...................  $   11.28  $   11.20  $   11.48
Average Account Balance(3).......................................      1,259      1,108      1,058
Yield From Fees and Charges(1)(2)(4).............................      10.75%     12.13%     13.02%

------------------------

(1) The figures shown do not include revenue attributable to Interchange.

(2) Fees and Charges are comprised of finance charges, annual cardholder fees and certain other service charges.

(3) Average Account Balance includes purchases, cash advances and billed and unpaid finance and other charges, and is calculated based on the average of the opening monthly account balances for accounts with balances during the periods shown.

(4) Annualized.

    The yield for the Travelers Consumer Credit Card Portfolio shown in the above table is comprised of the following components: finance charges, annual cardholder fees and certain other service charges. The yield related to annual cardholder fees (on those accounts which assess such fees) and other service charges varies with the type and volume of activity in, and the balance of each account. Most accounts do not carry an annual cardholder fee.

    The decline in yield for the period from 1995 to 1997, as demonstrated in the above table, is the result of significant growth of new balances which have a promotional rate assigned during the early months. This promotional rate generally expires once the account has been on the books for six months.

    The Accounts in the Trust Portfolio are randomly selected from accounts in the Travelers Consumer Credit Card Portfolio, except that debit, corporate and foreign accounts are excluded from the Trust Portfolio.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

    The Class A Certificates will be issued pursuant to the Pooling and Servicing Agreement entered into among CC Credit Card Corporation, as Transferor, Travelers Bank & Trust, fsb, as Servicer of the Accounts and the Receivables, and The Bank of New York, as Trustee for the Certificateholders, substantially in the form filed as an exhibit to the Registration Statement of which the Prospectus is a part. Pursuant to the Master Pooling and Servicing Agreement, the Transferor may execute further Series Supplements thereto among each of the Transferor and the Trustee in order to issue additional Series. See "Description of the Certificates--New Issuances" in the Prospectus. The Trustee will provide a copy of the Master Pooling and Servicing Agreement (without exhibits or schedules), including any Series Supplements, to Class A Certificateholders without charge upon written request. The following summary together with information contained elsewhere in this Prospectus Supplement and information contained in the Prospectus describes the material terms of the Class A Certificates contained in the Pooling and Servicing Agreement. The following summary is qualified in its entirety by reference to the Pooling and Servicing Agreement.

GENERAL

    The Certificates will represent undivided interests in the Trust Assets, including the right to a floating percentage (in the case of collections of Principal Receivables during the Revolving Period, such collections will be allocated to the Certificates and paid to the holders of the Transferor Certificates, to amortizing or accumulating Series in Group One or, in certain limited circumstances described herein, to the Class C Interest Holder, or deposited into the Excess Funding Account, and in the case of collections of Finance Charge Receivables and Defaulted Receivables at all times) or a resettable fixed/floating percentage (in the case of collections of Principal Receivables during the Controlled Accumulation Period or the Rapid Amortization Period) (each, the "Series Percentage") of all cardholder payments on the Receivables; PROVIDED, HOWEVER, that on any Distribution Date during the Controlled Accumulation Period, the amount to be deposited in the Principal Funding Account in respect of collections of Principal Receivables will be limited to the Controlled Deposit Amount on such Distribution Date. See "--Allocation Percentages." For any Monthly Period, the portion of the Principal Receivables and any amounts on deposit in the Excess Funding Account represented by the Certificates and the Class C Interests (the "Invested Amount") will be equal to the Initial Invested Amount, minus the amount of principal deposits into the Principal Funding Account, minus (without duplication of the amount of principal deposits into the Principal Funding Account) the amount of principal payments paid to the Certificateholders and the Class C Interest Holder and minus any unreimbursed reductions in the Invested Amount. See "The Pooling and Servicing Agreement Generally--Defaulted Receivables; Rebates and Fraudulent Charges" in the Prospectus and "--Allocation of Investor Default Amount" herein. Each Class A Certificate represents the right to receive monthly payments of interest for the related Interest Periods at the Class A Certificate Rate from collections of Finance Charge Receivables and, in certain circumstances Reallocated Principal Collections, and deposits or payments of principal during the Controlled Accumulation Period or the Rapid Amortization Period funded from collections of Principal Receivables allocated to the Class A Invested Amount and the Class B Invested Amount (plus certain other amounts specified herein, including, during the Controlled Accumulation Period, certain collections of Principal Receivables otherwise allocable to other Series or to the Transferor, to the extent such collections are not needed to make payments to or for the benefit of such other Series).

    The Transferor holds the interest in the Principal Receivables and the amounts on deposit in the Excess Funding Account, if any, not represented by the Certificates, the Class C Interests and the investor certificates of and uncertificated interests in other Series, if any. The Transferor holds an undivided interest in the Trust (the "Transferor's Interest"), including the right to a percentage (the "Transferor Percentage") of all cardholder payments on the Receivables.

    During the Revolving Period, the Investor Amount will remain constant except in certain limited circumstances. See "The Pooling and Servicing Agreement Generally--Defaulted Receivables; Rebates and Fraudulent Charges" in the Prospectus and "--Allocation of Investor Default Amount" herein. The amount of Principal Receivables, however, will vary each day as new Principal Receivables are created and others are paid. The Transferor Amount will fluctuate daily, therefore, to reflect the changes in the amount of the Principal Receivables. During the Controlled Accumulation Period or the Rapid Amortization Period, the Invested Amount will decline for each Monthly Period as cardholder payments of Principal Receivables are collected and deposited in the Principal Funding Account or paid to the Certificateholders.

INTEREST PAYMENTS

    Interest will accrue on the Class A Certificates at the Class A Certificate Rate from the Closing Date. Interest at such rate will be paid to the Class A Certificateholders on each Distribution Date beginning on April 15, 1998.

    Interest payments on the Class A Certificates on any Distribution Date will be calculated on the outstanding principal amount of the Class A Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date) based upon the Class A Certificate Rate. Interest due but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the Class A Certificate Rate PLUS 2.0%.

    Interest on the Class A Certificates will be calculated on the basis of a 360-day year of twelve 30-day months. The Class A Certificates will bear interest from the Closing Date at the rate of 6.00%.

    On each Distribution Date, Class A Monthly Interest and Class A Monthly Interest previously due but not distributed to the Class A Certificateholders will be paid to the Class A Certificateholders from Class A Available Funds for the related Monthly Period. To the extent Class A Available Funds for such Monthly Period are insufficient to pay such interest, Excess Spread, Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1, and Reallocated Principal Collections allocable first to the Class C Invested Amount and then the Class B Invested Amount will be used to make such payments. "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Percentage of collections of Finance Charge Receivables allocated to Series 1998-1 with respect to such Monthly Period (including certain amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement), (b) the amount of Principal Funding Investment Proceeds, if any, with respect to such Distribution Date and (c) the amount of funds, if any, to be withdrawn from the Reserve Account that, pursuant to the Supplement, are required to be included in Class A Available Funds with respect to such Distribution Date.

    On each Distribution Date, Class B Monthly Interest, if any, and any Class B Monthly Interest previously due but not distributed to the Class B Certificateholders will be paid to the Class B Certificateholders from Class B Available Funds for the related Monthly Period. To the extent Class B Available Funds for such Monthly Period are insufficient to pay such interest, Excess Spread, Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1, and Reallocated Principal Collections allocable to the Class C Invested Amount will be used to make such payment. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the Class B Floating Percentage of collections of Finance Charge Receivables allocated to Series 1998-1 with respect to such Monthly Period (including certain amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement).

    "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal amount of the Class A Certificates as of the preceding Record Date; PROVIDED, HOWEVER, with respect to the first Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the outstanding principal amount of the Class A Certificates as of the Closing Date at the Class A Certificate Rate for the period from the Closing Date through April 14, 1998 (assuming that the month of March has 30 days).

    "Class B Monthly Interest" means, initially, zero. However, the Transferor may, subsequent to the Closing Date, set an interest rate for the Class B Certificates without the consent of the Class A Certificateholders. See "--Transfer of the Class B Certificates."

    "Class C Available Funds" means, with respect to any Monthly Period, an amount equal to the Class C Floating Percentage of the collections of Finance Charge Receivables allocated to Series 1998-1 with respect to such Monthly Period (including amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement).

    "Class C Monthly Interest" means, initially, zero. However, the Transferor may, subsequent to the Closing Date, set an interest rate for the Class C Interests without the consent of the Class A Certificateholders. See "--Transfer of the Class C Interests."

PRINCIPAL PAYMENTS

    During the Revolving Period (which begins on the Closing Date and ends on the day before the commencement of the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period), no principal payments will be made to the Certificateholders. On each Distribution Date during the Revolving Period, collections of Principal Receivables allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount and payments of Class C Monthly Principal, be treated as Shared Principal Collections; provided, that certain collections of Principal Receivables allocable to the Investor Interest may be applied to reduce the Class C Invested Amount if the Rating Agency Condition has been met.

    The first principal payment will be made to the Class A Certificateholders on the earlier of the Class A Expected Final Distribution Date or on the Distribution Date in the month following the month in which the Rapid Amortization Period commences. On each Distribution Date with respect to the Class A Accumulation Period, an amount equal to the least of (a) Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) the applicable Controlled Deposit Amount for such Distribution Date and (c) the Class A Invested Amount, will be deposited in the Principal Funding Account for payment to the Class A Certificateholders on the Class A Expected Final Payment Date or on the first Distribution Date with respect to the Rapid Amortization Period. After the Class A Investor Amount has been paid in full, on each Distribution Date with respect to the Class B Accumulation Period, amounts equal to the least of (a) Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date), (b) the applicable Controlled Deposit Amount for such Distribution Date and (c) the Class B Invested Amount will be paid to the Class B Certificateholders until the Class B Invested Amount has been paid in full.

    "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) an amount equal to the Principal Allocation Percentage of all collections of Principal Receivables received during such Monthly Period, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Class A Required Amount or the Class B Required Amount, plus (b) any Shared Principal Collections with respect to other Series in Group One (including any amounts on deposit in the Excess Funding Account that are allocated to Series 1998-1 pursuant to the Pooling and Servicing Agreement for application as Shared Principal Collections) and any Shared Transferor Principal Collections that are allocated to Series 1998-1, plus (c) any other amounts which pursuant to the Supplement are to be treated as Available Investor Principal Collections with respect to the related Distribution Date.

    On each Distribution Date during the Rapid Amortization Period until the Class A Investor Amount has been paid in full or the Series 1998-1 Termination Date occurs, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections in an amount up to the Class A Investor Amount. After payment in full of the Class A Investor Amount, the Class B Certificateholders will be entitled to receive, on each such Distribution Date, Available Investor Principal Collections until the earlier of the date the Class B Invested Amount is paid in full and the Series 1998-1 Termination Date.

    "Class A Monthly Principal" with respect to any Distribution Date relating to the Class A Accumulation Period or the Rapid Amortization Period, will equal the least of (i) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the Class A Accumulation Period (and on or prior to the Class A Expected Final Distribution Date), the Controlled Deposit Amount for such Distribution Date and (iii) the Class A Invested Amount on such Distribution Date.

    "Class B Monthly Principal" with respect to any Distribution Date, beginning with the Class B Principal Commencement Date, will equal the least of (i) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal on such Distribution
Date), (ii) for each Distribution Date with respect to the Class B Accumulation Period, the Controlled Deposit Amount for such Distribution Date and (iii) the Class B Invested Amount on such Distribution Date.

    "Controlled Accumulation Amount" means (a) for any Distribution Date with respect to the Class A Accumulation Period, the Class A Initial Invested Amount divided by twelve, subject to upward adjustment in connection with the postponement of the Class A Accumulation Period, and (b) for any Distribution Date with respect to the Class B Accumulation Period, the Class B Initial Invested Amount.

    "Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such subsequent Distribution Date.

POSTPONEMENT OF ACCUMULATION PERIOD

    Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Class A Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On each Determination Date, until the Class A Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Class A Expected Final Distribution Date, based on (a) the monthly collections of Principal Receivables expected to be distributable to the investor certificateholders of all Series, assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to investor certificateholders of Series which are not expected to be in their revolving periods during the Class A Accumulation Period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Class A Accumulation Period such that the number of months included in the Class A Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Class A Accumulation Period based on the investor amount of certain other Series which are scheduled to be in their revolving periods during the Class A Accumulation Period and on the principal payment rate being sufficient to allow such reduction in the Accumulation Period Length. The length of the Class A Accumulation Period will not be less than one month.

SUBORDINATION

    The Class B Certificateholders' Interest and the Class C Interests will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Class C Interests will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be reduced. Similarly, certain principal payments allocable to the Class C Interests may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Class C Invested Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "--Allocation Percentages," "--Reallocation of Cash Flows," and "--Application of Collections--Excess Spread; Excess Finance Charge Collections; Excess Transferor Finance Charge Collections."

TRANSFER OF THE CLASS B CERTIFICATES

    The Class A Certificates will have the benefit of the subordination of the Class B Certificates, which initially will be retained by the Transferor. The Transferor may at any time, without the consent of the Class A Certificateholders, sell or transfer all or a portion of the Class B Certificates and in connection with any such sale or transfer, enter into a supplemental agreement with the Trustee pursuant to which the Transferor may provide that the Class B Certificates will bear interest at a specified rate, set forth the amount of monthly interest due to the Class B Certificateholders, provide for the payment of additional amounts for any shortfall of such interest and provide for such other terms with respect to the Class B Certificates as may be specified therein, provided that in each case (i) the Transferor shall have given notice to the Trustee, the Servicer and the Rating Agencies of the proposed sale or transfer of the Class B Certificates and such supplemental agreement at least five Business Days prior to the consummation of such transfer or sale and the execution of such supplemental agreement; (ii) the Trustee shall have been notified in writing that the Rating Agency Condition has been satisfied; (iii) no Pay Out Event shall have occurred prior to the proposed sale or transfer or the execution of such supplemental agreement; (iv) the Transferor shall have delivered to the Trustee a certificate of an authorized officer, dated, the date of such sale or transfer and the execution of such supplemental agreement, to the effect that, in the reasonable belief of the Transferor, such sale or transfer and the effectiveness of such supplemental agreement will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event or Reinvestment Event to occur with respect to any Series, including Series 1998-1; and (v) the Transferor shall have delivered a Tax Opinion dated the date of such sale or transfer with respect to such action.

TRANSFER OF THE CLASS C INTERESTS

    The Certificates will have the benefit of the subordination of the Class C Interests, which initially will be retained by the Transferor. The Transferor may at any time, without the consent of the Class A Certificateholders, sell or transfer all or a portion of the Class C Interests and, in connection with any such sale or transfer, enter into a supplemental agreement with the Trustee pursuant to which the Transferor may provide that the Class C Interests will bear interest at a specified rate, set forth the amount of monthly interest due to the Class C Interest Holder, provide for the payment of additional amounts for any shortfall of such interest and provide for such other terms with respect to the Class C Interests as may be specified therein, provided that in each case
(i) the Transferor shall have given notice to the Trustee, the Servicer and the Rating Agencies of the proposed sale or transfer of the Class C Interests and such supplemental agreement at least five Business Days prior to the consummation of such transfer or sale and the execution of such supplemental agreement; (ii) the Trustee shall have been notified in writing that the Rating Agency Condition has been satisfied; (iii) no Pay Out Event shall have occurred prior to the proposed sale or transfer or the execution of such supplemental agreement; (iv) the Transferor shall have delivered to the Trustee a certificate of an authorized officer, dated the date of such sale or transfer and the execution of such supplemental agreement, to the effect that, in the reasonable belief of the Transferor, such sale or transfer and the effectiveness of such supplemental agreement will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event or Reinvestment Event to occur with respect to any Series, including Series 1998-1; and (v) the Transferor shall have delivered a Tax Opinion, dated the date of such sale or transfer, with respect to such action.

ALLOCATION PERCENTAGES

    Pursuant to the Pooling and Servicing Agreement, with respect to each Monthly Period the Servicer will allocate among the Class A Certificates, the Class B Certificates and the Class C Interests, the certificateholders' interest for all other Series issued and outstanding and the Transferor's Interest all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to such Monthly Period.

    Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to Series 1998-1 based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and the denominator of which is the greater of (1) the sum of (x) the product of (a) the total amount of the Principal Receivables in the Trust as of such day (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Closing Date) and (b) one minus the Discount Percentage in effect on such day and (y) the principal amount on deposit in the Excess Funding Account as of such day and (2) the sum of the numerators used to calculate the Series Percentages with respect to Finance Charge Receivables or Defaulted Receivables, as applicable, for all Series of investor certificates then outstanding; PROVIDED, HOWEVER, that such ratio is subject to adjustment to give effect to designations of Additional Accounts. Such amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Class C Interest Holder in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Class C Floating Percentage, respectively.

    The "Class A Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Class A Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount).

    The "Class B Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Class B Initial Invested Amount) and the denominator of which is equal to the Invested Amount at the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount).

    The "Class C Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class C Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Class C Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount).

    Collections of Principal Receivables will be allocated to Series 1998-1 based on the Principal Allocation Percentage. The "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (b) during the Controlled Accumulation Period or the Rapid Amortization Period, the Invested Amount as of the last day of the Revolving Period, and the denominator of which is the greater of (i) the sum of
(x) the product of (a) the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and (b) one minus the Discount Percentage on such day and (y) the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Closing Date) and (ii) the sum of the numerators used to calculate the Series Percentages applicable to Principal Receivables for all Series outstanding as of the date as to which such determination is being made; PROVIDED, HOWEVER, that such ratio is subject to adjustment to give effect to designations of Additional Accounts.

    Such amounts allocated to the Certificateholders will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Class C Interests based on the Class A Principal Percentage, the Class B Principal Percentage, and the Class C Principal Percentage, respectively. The "Class A Principal Percentage" means, with respect to any Monthly Period, (a) during the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date), and the denominator of which is equal to the Invested Amount as of such day (or, in the case of the first Monthly Period, the Closing Date) and
(b) during the Controlled Accumulation Period or the Rapid Amortization Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.

    The "Class B Principal Percentage" means, with respect to any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Closing Date) and (ii) during the Controlled Accumulation Period or the Rapid Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day. The "Class C Principal Percentage" means, for any Monthly Period, a percentage (which shall never exceed 100% or be less than 0%) equal to the difference between 100% and the sum of the Class A Principal Percentage and the Class B Principal Percentage.

    As used herein, the following terms have the meanings indicated:

    "Class A Invested Amount" for any date means an amount equal to (i) the Class A Initial Invested Amount, minus (ii) the amount of principal payments made to the Class A Certificateholders on or prior to such date, minus (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date and minus (iv) the principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance").

    "Class B Invested Amount" for any date means an amount equal to (i) the Class B Initial Invested Amount, minus (ii) the amount of principal payments made to the Class B Certificateholders on or prior to such date, minus (iii) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of Class B Investor Charge-Offs for all Distribution Dates prior to such date, minus (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Class A Required Amount with respect to such Distribution Dates (excluding any Reallocated Principal Collections that have resulted in a reduction of the Class C Invested Amount), minus (v) an amount equal to the amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described under "--Allocation of Investor Default Amount," and plus (vi) the aggregate amount of Excess Spread and Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1 and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and
(v); PROVIDED, HOWEVER, that the Class B Invested Amount may not be reduced below zero.

    "Class C Invested Amount" means an amount equal to (i) the Class C Initial Invested Amount, minus (ii) the aggregate amount of principal payments made with respect to the Class C Interests prior to the date of determination, minus (iii) the aggregate amount of Reallocated Principal Collections allocable to the Class C Invested Amount for all prior Distribution Dates which have been used to fund the Class A Required Amount or the Class B Required Amount, minus (iv) an amount equal to the aggregate amount by which the Class C Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under "-- Allocation of Investor Default Amount," minus (v) an amount equal to the product of the Class C Floating Percentage and the Investor Default Amount (the "Class C Default Amount") with respect to any Distribution Date that is not funded out of Excess Spread and Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1 and available for such purpose on such Distribution

Date, and plus (vi) the aggregate amount of Excess Spread and Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1 and applied to reimburse amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v); PROVIDED, HOWEVER, that the Class C Invested Amount may not be reduced below zero.

    "Invested Amount," for any date means an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount.

    "Class A Investor Amount" for any date means an amount equal to the sum of the Class A Invested Amount plus the Principal Funding Account Balance.

    "Investor Amount," for any date means an amount equal to the sum of the Class A Investor Amount, the Class B Invested Amount and Class C Invested Amount.

    "Series Investor Amount" for any date means an amount equal to the numerator of the Principal Allocation Percentage on such date.

REALLOCATION OF CASH FLOWS

    With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iv) the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee and (v) the Class A Investor Default Amounts for the related Monthly Period exceeds (b) the Class A Available Funds. If the Class A Required Amount is greater than zero, Excess Spread, Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1 and available for such purpose will be used to fund the Class A Required Amount with respect to such Distribution Date. If such Excess Spread, Excess Finance Charge Collections and Excess Transferor Finance Charge Collections are insufficient to fund the Class A Required Amount, collections of Principal Receivables allocable first to the Class C Interests and then to the Class B Certificates for the related Monthly Period ("Reallocated Principal Collections") will then be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread, Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1 are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Class C Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Distribution Date). In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Class C Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above. Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interest in the Trust. See "--Allocation of Investor Default Amount."

    With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest, if any, for such Distribution Date, (ii) any Class B Monthly

Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) any Class B Additional Interest and any Class B Additional Interest previously due but not paid to Class B Certificateholders on a prior Distribution Date and (iv) the Class B Servicing Fee for such Distribution Date and any unpaid Class B Servicing Fee exceeds the Class B Available Funds and (b) the Class B Investor Default Amount for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread, Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1 not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Distribution Date. If such Excess Spread, Excess Finance Charge Collections and Excess Transferor Finance Charge Collections available to fund the remaining Class B Required Amount with respect to such Distribution Date are less than the Class B Required Amount, Reallocated Principal Collections allocable to the Class C Interests not required to pay the Class A Required Amount for the related Monthly Period will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections allocable to the Class C Interests with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Class C Invested Amount remaining after any adjustments made thereto for the benefit of the Class A Certificateholders will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such Distribution Date). In the event that such a reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction of the Class C Invested Amount). See "--Allocation of Investor Default Amount."

    Reductions of the Class A Invested Amount or Class B Invested Amount shall thereafter be reimbursed and the Class A Invested Amount or Class B Invested Amount increased to the extent of Excess Spread, Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1 and Reallocated Principal Collections available for such purposes on each Distribution Date. See "--Application of Collections--Excess Spread; Excess Finance Charge Collections; Excess Transferor Finance Charge Collections." When such reductions of the Class A Invested Amount and Class B Invested Amount have been fully reimbursed, reductions of the Class C Invested Amount shall be reimbursed until reimbursed in full in a similar manner.

APPLICATION OF COLLECTIONS

    APPLICATION OF COLLECTIONS TO THE COLLECTION ACCOUNT. Unless the Servicer is allowed to make a single monthly deposit in the Collection Account under the circumstances described in "The Pooling and Servicing Agreement Generally--Application of Collections" in the Prospectus, in which case the Servicer will apply, or will instruct the Trustee to apply, the following amounts for the entire Monthly Period no later than the day prior to the related Distribution Date, the Servicer will apply, or will instruct the Trustee to apply, on or prior to the close of business on the second Business Day following the date of processing of any collections, all collections and other funds to be deposited into the Collection Account that are allocated to the Certificates and the Class C Interests as follows:

        (1) during the Revolving Period, an amount equal to the Floating Allocation Percentage of the collections of Finance Charge Receivables processed on such date will be allocated to the Certificates and the Class C Interests, and of that allocation, an amount equal to the Monthly Interest for the related Distribution Date (plus, if Travelers Bank & Trust, fsb is not the Servicer, the Monthly Servicing Fee) will be deposited and retained in the Collection Account;

        (2) during the Controlled Accumulation Period or Rapid Amortization Period, an amount equal to the Floating Allocation Percentage of the collections of Finance Charge Receivables processed on such date will be allocated to the Certificates and the Class C Interests and deposited and retained in the Collection Account;

        (3) during the Revolving Period, an amount equal to the Principal Allocation Percentage of collections of Principal Receivables processed on such date will be allocated to the Certificates and the Class C Interests and first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Distribution Date, and second paid to the holders of the Transferor Certificates; provided that such amount will be paid to the holders of the Transferor Certificates only if the Transferor Amount is greater than the Required Transferor Amount and the product of (x) the aggregate amount of Principal Receivables and (y) one minus the Discount Percentage is greater than the Required Principal Balance and otherwise will be deposited in the Excess Funding Account until the Transferor Amount is greater than the Required Transferor Amount and the product of (x) the aggregate amount of Principal Receivables and (y) one minus the Discount Percentage is greater than the Required Principal Balance, and the remainder will be paid to the holders of the Transferor Certificates; provided further, that if the Class C Invested Amount is less than the Required Class C Invested Amount, an amount equal to the sum of (x) the Class C Principal Percentage of the product of the Principal Allocation Percentage and the collections of Principal Receivables and (y) the Class B Principal Percentage of the product of the Principal Allocation Percentage and the collections of Principal Receivables ("Subordinate Principal Collections") will be deposited and retained in the Collection Account;

        (4) during the Controlled Accumulation Period, an amount equal to the Principal Allocation Percentage of collections of Principal Receivables processed on such date (for any such date, a "Percentage Allocation") will be allocated to the Certificates and the Class C Interests and deposited and retained in the Collection Account; provided, however, that if the sum of such Percentage Allocations with respect to the same Monthly Period exceeds the Controlled Deposit Amount for the related Distribution Date, then such excess shall not be treated as a Percentage Allocation and shall be first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Distribution Date, and second paid to the holders of the Transferor Certificates only if the Transferor Amount on such Date of Processing is greater than the Required Transferor Amount and the product of (x) the aggregate amount of Principal Receivables and (y) one minus the Discount Percentage is greater than the Required Principal Balance and otherwise will be deposited in the Excess Funding Account until the Transferor Amount is greater than the Required Transferor Amount and the product of (x) the aggregate amount of Principal Receivables and (y) one minus the Discount Percentage is greater than the Required Principal Balance and the remainder will be paid to the holders of the Transferor Certificates; provided further, however, that if the Class C Invested Amount is less than the Required Class C Invested Amount, Subordinate Principal Collections will be retained in the Collection Account; and

        (5) during the Rapid Amortization Period, an amount equal to the Principal Allocation Percentage of the collections of Principal Receivables processed on such date will be allocated to the Certificates and the Class C Interests and deposited and retained in the Collection Account; provided, however, that after the date on which an amount of such Collections equal to the Investor Amount has been deposited into the Collection Account and allocated to the Certificates and the Class C Interests, such amount in excess of the Investor Amount will be first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Distribution Date, and second paid to the holders of the Transferor Certificates only if the Transferor Amount is greater than the Required Transferor Amount and the product of (x) the aggregate amount of Principal Receivables and (y) one minus the Discount Percentage is greater than the Required Principal Balance and otherwise will be deposited in the Excess Funding Account until the Transferor Amount is greater than the Required Transferor Amount and the product of (x) the aggregate amount of Principal Receivables and (y) one minus the

    Discount Percentage is greater than the Required Principal Balance and the remainder will be paid to the holders of the Transferor Certificates.

    WITHDRAWALS FROM SERIES ACCOUNTS. On or before each Distribution Date, the Servicer will direct the Trustee to make the following withdrawals from the following Series Accounts:

        (1) on each Distribution Date with respect to the Class A Accumulation Period beginning on the second such Distribution Date and on the first Distribution Date with respect to the Rapid Amortization Period, if applicable, all Principal Funding Investment Proceeds then on deposit in the Principal Funding Account will be withdrawn from the Principal Funding Account and deposited into the Collection Account for distribution as a portion of Class A Available Funds for such Distribution Date;

        (2) on each Distribution Date after the Reserve Account Funding Date, all net investment income accrued since the preceding Distribution Date on funds on deposit in the Reserve Account will be retained in the Reserve Account (to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount) and the balance, if any, will be deposited in the Collection Account for distribution as collections of Finance Charge Receivables allocable to the Certificateholders and the Class C Interest Holder; and

        (3) on or before each Distribution Date with respect to the Class A Accumulation Period and on the first Distribution Date with respect to the Rapid Amortization Period, if applicable, an amount equal to the lesser of
    (a) the Available Reserve Account Amount with respect to such Distribution Date and (b) the excess, if any, of a portion of the Class A Monthly Interest determined in accordance with the Pooling and Servicing Agreement over the Principal Funding Investment Proceeds with respect to such Distribution Date (provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date) will be withdrawn from the Reserve Account and deposited in the Collection Account for distribution as a portion of Class A Available Funds for such Distribution Date.

    PAYMENT OF INTEREST, FEES AND OTHER ITEMS. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Class C Available Funds (see "--Interest Payments" above) in the following priority:

        (A) On each Distribution Date, an amount equal to the Class A Available Funds with respect to such Distribution Date will be withdrawn from the Collection Account and distributed in the following priority:

           (1) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Class A Certificateholders on a prior Distribution Date at a rate equal to the Class A Certificate Rate PLUS 2% per annum ("Class A Additional Interest"), will be distributed to the Class A Certificateholders;

           (2) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account);

           (3) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

           (4) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charge Collections; Excess Transferor Finance Charge Collections" below.

        (B) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be withdrawn from the Collection Account and distributed in the following priority:

           (1) an amount equal to Class B Monthly Interest, if any, for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Class B Certificateholders on a prior Distribution Date at a rate equal to the rate specified in the supplemental agreement entered into in connection with the transfer or sale of the Class B Certificates ("Class B Additional Interest"), will be distributed to the Class B Certificateholders;

           (2) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and

           (3) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charge Collections; Excess Transferor Finance Charge Collections" below.

        (C) On each Distribution Date, an amount equal to the Class C Available Funds with respect to such Distribution Date will be withdrawn from the Collection Account and distributed in the following priority:

           (1) if Travelers Bank & Trust, fsb or the Trustee is no longer the Servicer, an amount equal to the Class C Servicing Fee for such Distribution Date, plus the amount of any Class C Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and

           (2) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charge Collections; Excess Transferor Finance Charge Collections" below.

    "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (A) (4) above, clause (B)
(3) above and clause (C) (2) above under "-- Payment of Interest, Fees and Other Items."

    EXCESS SPREAD; EXCESS FINANCE CHARGE COLLECTIONS; EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1 with respect to the related Monthly Period to make the following distributions in the following priority:

        (1) an amount equal to any deficiency pursuant to clauses (A) (1), (2) and (3) above under "-- Payment of Interest, Fees and Other Items" will be used to fund such deficiency, provided that, in the event such deficiency exceeds the amount of Excess Spread and Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1, such Excess Spread and Excess Finance Charges and Excess Transferor Finance Charge Collections shall be applied first to pay amounts due with respect to such Distribution Date pursuant to clause (A)(1) above under "-- Payment of Interest, Fees and Other Items," second to pay the Class A Servicing Fee pursuant to clause (A)(2) above under "--Payment of Interest, Fees and Other Items" and third to pay the Class A Investor Default Amount for such Distribution Date pursuant to clause (A)(3) above under "-- Payment of Interest, Fees and Other Items;"

        (2) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under "--Payments of Principal" below;

        (3) an amount equal to any deficiency pursuant to clauses (B)(1) and (2) above under "-- Payment of Interest, Fees and Other Items" will be used to fund such deficiency, provided, that in the event such deficiency for such Distribution Date exceeds the remaining amount of Excess Spread, Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1, such Excess Spread, Excess Finance Charge Collections and Excess Transferor Finance Charge Collections shall be applied first to pay amounts due with respect to such Distribution Date pursuant to clause (B)(1) above under "--Payment of Interest, Fees and Other Items," and second to pay the Class B Servicing Fee pursuant to clause
    (B)(2) above under "-- Payment of Interest, Fees and Other Items;"

        (4) an amount equal to the Class B Investor Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under "--Payments of Principal" below;

        (5) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Class B Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

        (6) an amount equal to Class C Monthly Interest, if any, for such Distribution Date, plus the amount of any Class C Monthly Interest previously due but not paid to the Class C Interest Holder on a prior Distribution Date, plus any additional interest with respect to amounts that were due but not paid to the Class C Interest Holder on a prior Distribution Date at a rate equal to the rate specified in the supplemental agreement entered into in connection with the transfer or sale of the Class C Interests ("Class C Additional Interest"), will be distributed to the Class C Interest Holder in accordance with the supplement entered into upon the transfer of the Class C Interests from the Transferor;

        (7) an amount equal to the Class C Servicing Fee due but not paid to the Servicer on such Distribution Date or a prior Distribution Date shall be paid to the Servicer;

        (8) an amount equal to the Class C Default Amount for such Distribution Date shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date;

        (9) an amount equal to the aggregate amount by which the Class C Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Class C Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

        (10) an amount up to the excess, if any, of the Required Reserve Account Amount over the principal amount on deposit in the Reserve Account will be deposited in the Reserve Account.

        (11) the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date and will be available for allocation to other Series in Group One or to the holders of the Transferor Certificates as described in "Description of the Certificates--Sharing of Excess Finance Charge Collections" in the Prospectus.

    REALLOCATED PRINCIPAL COLLECTIONS. On or before each Distribution Date after giving effect to the distributions above under "--Excess Spread; Excess Finance Charge Collections; Excess Transferor Finance Charge Collections," the Trustee, acting pursuant to the Servicer's instructions, will apply the Reallocated Principal Collections for the related Monthly Period to make the following distributions in the following priority:

        (1) if the amount of Excess Spread, Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1 for the related Monthly Period is less than the Class A Required Amount, Reallocated Principal Collections, up to the amount of such deficiency, will be withdrawn from the Collection Account and distributed to fund such deficiency in the order of priority set forth in clause (1) above under "--Excess Spread, Excess Finance Charge Collections; Excess Transferor Finance Charge Collections"; and

        (2) if the amount of Excess Spread, Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1 for the related Monthly Period not required to fund the Class A Required Amount or reimburse Class A Investor Charge-Offs is less than the Class B Required Amount, Reallocated Principal Collections allocable to the Class C Interests not required to fund the Class A Required Amount, up to the amount of such deficiency, will be withdrawn from the Collection Account and distributed to fund such deficiency in the order of priority set forth in clauses (3) and (4) above under "--Excess Spread; Excess Finance Charge Collections; Excess Transferor Finance Charge Collections."

    PAYMENTS OF PRINCIPAL. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) in the following priority:

        (1) on each Distribution Date with respect to the Revolving Period, all such Available Investor Principal Collections will be applied in the following order of priority: (i) an amount equal to the excess, if any, of the Class C Invested Amount over the Required Class C Invested Amount will be paid to the Class C Interest Holder; and (ii) the balance will be treated as Shared Principal Collections and applied as described under "Description of the Certificates --Shared Principal Collections and Transferor Principal Collections" in the Prospectus;

        (2) on each Distribution Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

           (i) an amount equal to Class A Monthly Principal will be deposited in the Principal Funding Account for payment to the Class A
       Certificateholders on each Distribution Date beginning on the earlier to occur of the Class A Expected Final Distribution Date or the first Distribution Date with respect to the Rapid Amortization Period;

           (ii) an amount equal to Class B Monthly Principal will be paid to the Class B Certificateholders on each Distribution Date beginning on the Distribution Date on which the Class A Investor Amount is paid in full (the "Class B Principal Commencement Date"); PROVIDED, that if the Class A Investor Amount is paid in full on the Class A Expected Final Distribution Date and the Rapid Amortization Period has not commenced, the Class B Principal Commencement Date will be the Class B Expected Final Distribution Date;

           (iii) for each Distribution Date prior to the Distribution Date on which the Class B Invested Amount is paid in full, an amount equal to the excess, if any, of the Class C Invested Amount over the Required Class C Invested Amount will be paid to the Class C Interest Holder;

           (iv) for each Distribution Date on or after the Distribution Date on which the Class B Invested Amount is paid in full, an amount up to the Class C Invested Amount will be paid to the Class C Interest Holder; and

            (v) the balance, if any, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections and Transferor Principal Collections" in the Prospectus.

PRINCIPAL FUNDING ACCOUNT

    Pursuant to the Supplement, the Servicer will cause to be established and maintained the principal funding account as a Qualified Account in the name of the Trustee for the benefit of the Class A Certificateholders (the "Principal Funding Account"). During the Class A Accumulation Period, the Trustee at the direction of the Servicer will transfer Available Investor Principal Collections to the Principal Funding Account as described under "--Application of Collections--Payments of Principal."

    Funds on deposit in the Principal Funding Account will be invested by the Trustee or its nominee at the direction of the Servicer in Eligible Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be included in Class A Available Funds with respect to each Distribution Date.

RESERVE ACCOUNT

    Pursuant to the Supplement, the Servicer will cause to be established and maintained the reserve account as a Qualified Account in the name of the Trustee for the benefit of the Class A Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Class A Certificates during the Class A Accumulation Period. With respect to each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread, Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1 (to the extent described above under "--Application of Collections--Excess Spread; Excess Finance Charge Collections; Excess Transferor Finance Charge Collections") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period which commences no later than three months prior to the Monthly Period in which, as of the related Determination Date, the Class A Accumulation Period is scheduled to commence, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" with respect to any Distribution Date on or after the Reserve Account Funding Date will be equal to (a) the product of (i) 0.5% of the Class A Investor Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date) and (ii) a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the Class A Accumulation Period as of such date, and the denominator of which is twelve, provided that if such numerator is one, the Required Reserve Account Amount will be zero, or (b) any other amount designated by the Transferor, PROVIDED, that if such designation is of a lesser amount, the Transferor shall have provided the Servicer and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from the Reserve Account, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and will pay such amount to the holders of the Transferor Certificates.

    Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account with respect to any Distribution Date (after giving effect to any deposits to or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested by the Trustee or its nominee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of Finance Charge Receivables allocable to Series 1998-1.

    On or before each Distribution Date with respect to the Class A Accumulation Period and on the first Distribution Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date and (b) the excess, if any, of a portion of the Class A Monthly Interest determined in accordance with the Pooling and Servicing Agreement over the Principal Funding Investment Proceeds with respect to such Distribution Date; provided, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

    The Reserve Account will be terminated following the earlier to occur of (a) the termination of the Trust pursuant to the Pooling and Servicing Agreement,
(b) the date on which the Class A Investor Amount is paid in full and (c) if the Class A Accumulation Period has not commenced, the occurrence of a Pay Out Event or, if the Class A Accumulation Period has commenced, the earlier of the first Distribution Date with respect to the Rapid Amortization Period and the Class A Expected Final Distribution Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the holders of the Transferor Certificates. Any amounts withdrawn from the Reserve Account and distributed to the holders of the Transferor Certificates as described above will not be available for distribution to the Class A Certificateholders.

COMPANION SERIES

    The Certificates are subject to being paired with one or more later issued Series (each, a "Companion Series") on or after the commencement of the Controlled Accumulation Period or the Rapid Amortization Period. A Companion Series will be pre-funded with an initial deposit to a funding account or may have a variable principal amount. Any such funding account will be held for the benefit of such Companion Series and not for the benefit of the Certificateholders. Upon payment in full of the Certificates and the Class C Interests, assuming that there have been no unreimbursed charge-offs with respect to any related Companion Series, the aggregate investor amount of such Companion Series will have been increased by an amount up to an aggregate amount equal to the Investor Amount. The issuance of a Companion Series will be subject to the conditions described under "Description of the Certificates-- New Issuances" in the Prospectus.

    There can be no assurance that the terms of any Companion Series might not have an impact on the calculation of the Series Percentage or the timing or amount of payments received by a Class A Certificateholder. The full extent by which the timing or amount of payments received by a Class A Certificateholder may be affected will be dependent on a number of factors and will not be readily determinable by the change which may occur in the Series Percentage.

SHARED EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS

    Collections of Finance Charge Receivables allocable to the Transferor's Interest in excess of the amounts necessary to make required payments with respect to any Supplemental Certificates and all other amounts otherwise payable to the Transferor with respect to collections of Finance Charge Receivables regardless of whether such collections were initially allocated to the Transferor or any Series (the "Excess Transferor Finance Charge Collections") will be applied to cover any shortfalls (after giving effect to the application of Excess Finance Charge Collections) with respect to amounts payable from collections of Finance Charge Receivables allocable to each Series designated in the applicable Series Supplement as being entitled to receive Excess Transferor Finance Charge Collections, pro rata based upon the amount of the shortfall (after giving effect to the application of Excess Finance Charge Collections), if any, with respect to each other Series designated in the applicable Series Supplement as being entitled to receive Excess Transferor Finance Charge Collections, including Series 1998-1. In all cases, any Excess Transferor Finance Charge Collections remaining after covering shortfalls with respect to all designated Series will be treated as Shared Transferor Principal Collections. Excess Transferor Finance Charge Collections permit coverage of shortfalls with respect to amounts payable from collections of Finance Charge Receivables and Excess Finance Charge Collections allocable to Series 1998-1 by using collections of Finance Charge Receivables which would otherwise be paid to the Transferor.

SHARED COLLECTIONS OF PRINCIPAL RECEIVABLES AND TRANSFEROR PRINCIPAL COLLECTIONS

    To the extent that collections of Principal Receivables allocated to the Certificates or the Class C Interests are not needed to make distributions to or for the benefit of the Certificateholders or the Class C Interest Holder, such collections may be applied to cover principal payments due to or for the benefit of other Principal Sharing Series in Group One. Any such application of collections will not result in a reduction of the Invested Amount of the Certificates and the Class C Interests. Similarly, certain collections of Principal Receivables allocated to other Principal Sharing Series in Group One, to the extent such collections are not needed to make distributions to or for the benefit of investor certificateholders of such other Series (together with collections of Principal Receivables allocated to Series 1998-1 applied to other Principal Sharing Series in Group One, "Shared Principal Collections"), will be applied, if necessary, to cover payments of principal due to Certificateholders during the Controlled Accumulation Period and the Rapid Amortization Period that have not been covered out of collections of Principal Receivables allocated to Series 1998-1 and certain other amounts. If Principal Shortfalls for Principal Sharing Series in Group One exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the Principal Sharing Series in Group One based on the Principal Shortfalls for each such Series.

    In addition, the Servicer will, under the terms of the Pooling and Servicing Agreement, determine the amount of collections of Principal Receivables for any Monthly Period allocated to the Transferor's Interest but not due to the holder of any Supplemental Certificate and other amounts payable to the Transferor with respect to collections of Principal Receivables plus the amount of Excess Transferor Finance Charge Collections remaining after application to amounts payable from collections of Finance Charge Receivables ("Shared Transferor Principal Collections"). Such Shared Transferor Principal Collections, will be applied, if necessary, to cover payments of principal due to Certificateholders during the Controlled Accumulation Period and the Rapid Amortization Period that have not been covered out of collections of Principal Receivables allocated to Series 1998-1 and certain other amounts and Shared Principal Collections. If Principal Shortfalls for Series designated to receive Shared Transferor Principal Collections exceed Shared Principal Collections allocable to each such Series and Shared Transferor Principal Collections, for any Monthly Period, Shared Transferor Principal Collections will be allocated to each such Series pro rata based on the remaining Principal Shortfalls for each such Series.

    There can be no assurance that such Shared Principal Collections or Shared Transferor Principal Collections will be available to cover payments of principal or deposits due on any Distribution Date during the Controlled Accumulation Period or the Rapid Amortization Period. If no such Shared Principal Collections or Shared Transferor Principal Collections were available to the Certificates, the Class A Investor Amount might not be paid in full by the Class A Expected Final Distribution Date.

REQUIRED CLASS C INVESTED AMOUNT

    The "Required Class C Invested Amount" for any Distribution Date means the greater of (i) the product of (a) the sum of (I) the Class A Invested Amount and
(II) the Class B Invested Amount, each as of such Distribution Date after taking into account distributions made on such Distribution Date, and (b) a fraction, the numerator of which is 4% and the denominator of which is the excess of 100% over 4% and (ii) the product of (A) $250,000,000 and (B) 3%; PROVIDED, HOWEVER, that (i) if a Pay Out Event with respect to Series 1998-1 occurs or if there are certain reductions in the Class C Invested Amount, the Required Class C Invested Amount for such Distribution Date shall equal the Required Class C Invested Amount for the Distribution Date immediately preceding the occurrence of such Pay Out Event or reduction in the Class C Invested Amount, (ii) in no event shall the Required Class C Invested Amount exceed the sum of the Class A Invested Amount and the Class B Invested Amount on such date, and (iii) the Required Class C Invested Amount may be reduced without the consent of the Class A Certificateholders, if the Transferor shall have received written notice that the Rating Agency Condition has been satisfied for such reduction and the Transferor shall have delivered a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such reduction will not cause a Pay Out Event with respect to Series 1998-1 or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event with respect to Series 1998-1.

ALLOCATION OF INVESTOR DEFAULT AMOUNT

    On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (i) the Floating Allocation Percentage with respect to such Monthly Period and (ii) the Defaulted Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class C Interest Holder in an amount equal to the Class C Default Amount. An amount equal to the Class A Investor Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread, Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1 or from Reallocated Principal Collections and applied as described above in "--Application of Collections--Payment of Interest, Fees and Other Items," "--Application of Collections--Excess Spread; Excess Finance Charge Collections; Excess Transferor Finance Charge Collections" and "-- Reallocation of Cash Flows." An amount equal to the Class B Investor Default Amount for each Monthly Period will be paid from Excess Spread, Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1 or from Reallocated Principal Collections allocable to the Class C Invested Amount and applied as described above in "--Application of Collections--Excess Spread; Excess Finance Charge Collections; Excess Transferor Finance Charge Collections" and "--Reallocation of Cash Flows."

    On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread, Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocable to Series 1998-1 and Reallocated Principal Collections, the Class C Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such

Distribution Date. In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Class C Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread, Excess Transferor Finance Charge Collections and Excess Finance Charge Collections allocated to Series 1998-1 and available for such purpose as described under "--Application of Collections--Excess Spread; Excess Finance Charge Collections; Excess Transferor Finance Charge Collections."

    On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread, Excess Finance Charge Collections, Excess Transferor Finance Charge Collections allocable to Series 1998-1 and not required to pay the Class A Required Amount and Reallocated Principal Collections allocable to the Class C Interests and not required to pay the Class A Required Amount, then the Class C Invested Amount will be reduced by the amount of such excess. In the event that such reduction would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Class C Invested Amount with respect to such Distribution Date (a "Class B Investor Charge-Off"). If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread, Excess Finance Charge Collections and Excess Transferor Finance Charge Collections allocated to Series 1998-1 and available for such purpose as described under "--Application of Collections--Excess Spread; Excess Finance Charge Collections; Excess Transferor Finance Charge Collections."

OPTIONAL REPURCHASE

    On the Distribution Date occurring on or after the date that the Investor Amount is reduced to 10% or less of the initial Investor Amount, the Transferor will have the option (to be exercised in its sole discretion) to repurchase the Certificates. The purchase price of the Certificates and the Class C Interests will be equal to the Investor Amount as of the last day of the Monthly Period preceding the Distribution Date on which such purchase occurs plus accrued and unpaid interest on the unpaid principal amount of the Certificates plus accrued and unpaid interest, if any, on the Class C Interests. Following any such repurchase, the Certificateholders will have no further rights with respect to the Receivables.

    Any such optional repurchase may result in an early repayment of the Class A Certificateholders' investment without any prepayment penalty and there can be no assurance that a Class A Certificateholder will be able to invest such early repayment amount at a similar rate of return.

PAY OUT EVENTS

    The Revolving Period will continue through January 31, 2002 (or such later date resulting from postponement of the Class A Accumulation Period), unless a Pay Out Event occurs prior to such date. A "Pay Out Event" for Series 1998-1 refers to any of the following events, which are applicable only to Series 1998-1 (although other Series may have similar or identical pay out events):

    (a) failure on the part of the Transferor (i) to make any payment or deposit on the date required under the Pooling and Servicing Agreement on or before the date occurring five Business Days after the date such payment or deposit is required to be made; or (ii) duly to observe or perform in any material respect any other covenants or agreements of the Transferor in the Pooling and Servicing Agreement, which failure has a material adverse effect on the Certificateholders (which determination will be made, for so long as the Class C Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement) and continues unremedied for a period of 60 days after written notice of such failure shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of Certificates aggregating not less than 50% of the outstanding principal balance of the Certificates;

    (b) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement or any information required to be given by the Servicer on behalf of the Transferor to identify the Accounts proves to have been incorrect in any material respect when made or delivered and continues to be incorrect in any material respect for a period of 60 days after written notice of such failure shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of Certificates aggregating not less than 50% of the outstanding principal balance of the Certificates and as a result the interests of the Certificateholders are materially and adversely affected (which determination shall be made, for so long as the Class C Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement); provided, however, that a Pay Out Event shall not be deemed to have occurred under this subparagraph (b) if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Pooling and Servicing Agreement;

    (c) with respect to the end of any Monthly Period, as determined on the related Determination Date, (i) with respect to which the Transferor Amount is less than the Required Transferor Amount, the failure of the Transferor to convey on or prior to the tenth Business Day following the related Determination Date Receivables in Additional Accounts to the Trust such that the Transferor Amount is at least equal to the Required Transferor Amount or (ii) with respect to which the product of (x) the aggregate amount of Principal Receivables and
(y) one minus the Discount Percentage is less than the Required Principal Balance, the failure of the Transferor to convey on or prior to the tenth Business Day following the related Determination Date Receivables in Additional Accounts to the Trust such that the product of (x) the aggregate amount of Principal Receivables and (y) one minus the Discount Percentage is at least equal to the Required Principal Balance;

    (d) the Net Portfolio Yield averaged over three consecutive Monthly Periods is less than the Base Rate averaged over such period;

    (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders (which determination shall be made, for so long as the Class C Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement); or

    (f) the Class A Investor Amount shall not be paid in full on the Class A Expected Final Distribution Date or the Class B Invested Amount shall not be paid in full on the Class B Expected Final Distribution Date.

    A Pay Out Event (or Reinvestment Event) for all Series (including for Series 1998-1) refers to any of the following events, which are applicable to the Certificates and other Series:

    (g) an Insolvency Event relating to the Transferor (including any Additional Transferor) or an Account Owner;

    (h) the Trust becomes an "investment company" within the meaning of the Investment Company Act; or

    (i) the inability of the Transferor (including any Additional Transferor) for any reason to transfer Receivables to the Trust in accordance with the provisions of the Pooling and Servicing Agreement.

    In the case of any event described in subparagraphs (a), (b) or (e), a Pay Out Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, the Trustee or Certificateholders or Class C Interest Holders evidencing undivided interests aggregating not less than 50% of the aggregate unpaid principal amount of the Certificates and the Class C Interests, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders or the Class C Interest Holders), declare that a Pay Out Event has occurred with respect to the Certificates and the Class C Interests and is continuing as of the date of such notice, and in the case of any event described in subparagraphs (c), (d), (f), (g), (h) or (i), a Pay Out Event for Series 1998-1 or a Pay Out Event (or Reinvestment Event) for all Series will be deemed to have occurred without any notice or other action on the part of the Trustee, or the Certificateholders or the Class C Interest Holders immediately upon the occurrence of such event. Upon the occurrence of a Pay Out Event, the Rapid Amortization Period will commence. In such event, distributions of principal to the Certificateholders in the priority provided for above will begin on the first Distribution Date following the month in which the Pay Out Event occurred.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The share of the Servicing Fee allocable to the Certificates and the Class C Interests with respect to any Distribution Date (the "Monthly Servicing Fee") will be equal to one-twelfth of the product of (a) 2.0% (the "Servicing Fee Rate") and (b) the Invested Amount as of the last day of the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause
(b) is referred to as the "Servicing Base Amount"); PROVIDED, HOWEVER, with respect to the first Distribution Date, the Monthly Servicing Fee will be $347,222.

    The share of the Monthly Servicing Fee allocable to the Class A Certificateholders with respect to any Distribution Date (the "Class A Servicing Fee") will be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Class A Servicing Fee will be $315,972. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders with respect to any Distribution Date (the "Class B Servicing Fee") will be equal to one-twelfth of the product of (a) the Class B Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Class B Servicing Fee will be equal to $17,361. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections-- Payment of Interest, Fees and Other Items" above.

                        FEDERAL INCOME TAX CONSEQUENCES

    Based on the application of existing law to the facts as set forth in the Pooling and Servicing Agreement and other relevant documents, Orrick, Herrington & Sutcliffe LLP, special counsel to the Transferor ("Special Tax Counsel"), is of the opinion that the Class A Certificates will properly be treated as indebtedness for Federal income tax purposes. See "Federal Income Tax Consequences" in the Prospectus.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement relating to the Class A Certificates (the "Underwriting Agreement"), the Transferor has agreed to sell to the underwriters named below (the "Underwriters"), and each of the Underwriters has agreed to purchase from the Transferor, the principal amount of Class A Certificates set forth opposite its name below:

                                                                         PRINCIPAL AMOUNT
                                                                                OF
                                                                             CLASS A
UNDERWRITER                                                                CERTIFICATES
----------------------------------------------------------------------  ------------------
Salomon Brothers Inc..................................................    $  205,000,000
Chase Securities Inc..................................................        22,500,000
                                                                        ------------------
      Total...........................................................    $  227,500,000
                                                                        ------------------
                                                                        ------------------

    The Transferor has been advised by the Underwriters that the Underwriters propose initially to offer the Class A Certificates to the public at the prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of .200% of the principal amount of the Class A Certificates. The Underwriters may allow and such dealers may reallow a concession not in excess of .150% of the principal amount of the Class A Certificates to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed. The Transferor has agreed that it will indemnify the Underwriters against certain liabilities, including liabilities under the Act, or contribute to payments the Underwriters may be required to make in respect thereof. The Transferor has agreed to pay a structuring fee to Salomon Brothers Inc in connection with the structuring of the transactions described herein.

    The Underwriters may engage in over-allotment, stabilizing transactions and covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment involves sales in excess of the offering size, which creates a short position for the Underwriters. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Covering transactions involve purchases of the Class A Certificates in the open market after the distribution has been completed in order to cover short positions. Such stabilizing transactions and covering transactions may cause the price of the Class A Certificates to be higher than it would otherwise be in the absence of such transactions. No representation is made hereby that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Because each Salomon Smith Barney Subsidiary is an affiliate of the Transferor, and a member of the National Association of Securities Dealers, Inc. ("NASD"), the offering of the Class A Certificates will be conducted pursuant to the applicable sections of Rule 2810 of the Conduct Rules of the NASD. Accordingly, the Underwriters may not confirm sales to any discretionary account without the prior specific written approval of a customer.

    This Prospectus Supplement, together with an appropriate Prospectus, may be used by any Salomon Smith Barney Subsidiary in connection with offers and sales of an indeterminate amount of the Class A Certificates in market-making transactions at negotiated prices related to prevailing market prices at the time of any sale. Any Salomon Smith Barney Subsidiary may act as a principal or agent in such transactions. No Salomon Smith Barney Subsidiary has any obligation to make a market in any of the Class A Certificates and any such Salomon Smith Barney Subsidiary may discontinue any market-making activities at any time without notice, in its sole discretion.

                                 LEGAL MATTERS

    Certain legal matters relating to the issuance of the Class A Certificates will be passed upon for the Transferor and the Banks by A. Keith McClung, Esq., General Counsel of Commercial Credit Company. Certain legal matters relating to the issuance of the Class A Certificates under the laws of the State of Delaware will be passed upon for the Transferor by Richards, Layton & Finger, Wilmington, Delaware and, with respect to the federal tax consequences of such issuance, by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Certain legal matters will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP.

                             INDEX OF DEFINED TERMS

TERM                                                                                                PAGE NO.
--------------------------------------------------------------------------------------------  --------------------

Accounts....................................................................................                   S-2
Accumulation Period Length..................................................................                  S-28
Available Investor Principal Collections....................................................                  S-27
Available Reserve Account Amount............................................................                  S-40
Bank or Banks...............................................................................                   S-7
Base Rate...................................................................................                  S-22
Business Day................................................................................                   S-7
Cede........................................................................................                   S-6
Certificate Owner...........................................................................                   S-6
Certificate Owners..........................................................................                   S-2
Certificateholders..........................................................................                   S-4
Certificateholders' Interest................................................................                   S-6
Certificates................................................................................              S-1, S-4
Class A Accumulation Period.................................................................                  S-11
Class A Additional Interest.................................................................                  S-35
Class A Available Funds.....................................................................                  S-26
Class A Certificate Rate....................................................................                   S-6
Class A Certificateholders..................................................................                   S-4
Class A Certificates........................................................................              S-1, S-4
Class A Expected Final Distribution Date....................................................                  S-22
Class A Floating Percentage.................................................................                  S-30
Class A Initial Invested Amount.............................................................                   S-5
Class A Invested Amount.....................................................................             S-5, S-31
Class A Investor Amount.....................................................................                  S-32
Class A Investor Charge-Off.................................................................                  S-43
Class A Investor Default Amount.............................................................                  S-42
Class A Monthly Interest....................................................................                  S-26
Class A Monthly Principal...................................................................                  S-27
Class A Principal Percentage................................................................                  S-30
Class A Required Amount.....................................................................             S-8, S-32
Class A Servicing Fee.......................................................................                  S-45
Class B Accumulation Period.................................................................                  S-11
Class B Additional Interest.................................................................                  S-36
Class B Available Funds.....................................................................                  S-26
Class B Certificateholders..................................................................                   S-4
Class B Certificates........................................................................              S-1, S-4
Class B Expected Final Distribution Date....................................................                  S-22
Class B Floating Percentage.................................................................                  S-30
Class B Initial Invested Amount.............................................................                   S-5
Class B Invested Amount.....................................................................             S-5, S-31
Class B Investor Charge-Off.................................................................                  S-43
Class B Investor Default Amount.............................................................                  S-42
Class B Monthly Interest....................................................................                  S-26
Class B Monthly Principal...................................................................                  S-27
Class B Principal Commencement Date.........................................................                  S-38
Class B Principal Percentage................................................................                  S-31
Class B Required Amount.....................................................................             S-9, S-32

TERM                                                                                                PAGE NO.
--------------------------------------------------------------------------------------------  --------------------
Class B Servicing Fee.......................................................................                  S-45
Class C Additional Interest.................................................................                  S-37
Class C Available Funds.....................................................................                  S-26
Class C Default Amount......................................................................                  S-31
Class C Floating Percentage.................................................................                  S-30
Class C Initial Invested Amount.............................................................                   S-5
Class C Interests...........................................................................              S-2, S-4
Class C Invested Amount.....................................................................       S-5, S-31, S-37
Class C Monthly Interest....................................................................                  S-26
Class C Monthly Principal...................................................................                  S-11
Class C Principal Percentage................................................................                  S-31
Closing Date................................................................................                   S-2
Code........................................................................................                  S-15
Companion Series............................................................................                  S-40
Controlled Accumulation Amount..............................................................                  S-27
Controlled Accumulation Period..............................................................                  S-10
Controlled Deposit Amount...................................................................                  S-12
Corporation.................................................................................                   S-4
Criteria....................................................................................                  S-18
Deficit Controlled Accumulation Amount......................................................            S-12, S-28
Definitive Certificate......................................................................                   S-6
Determination Date..........................................................................                  S-22
Discount Option Collections.................................................................             S-7, S-16
Discount Option Date........................................................................                  S-16
Discount Percentage.........................................................................                  S-16
Distribution Date...........................................................................                   S-7
DTC.........................................................................................                   S-6
Eligible Account............................................................................                  S-18
ERISA.......................................................................................                  S-15
Excess Finance Charge Collections...........................................................                   S-9
Excess Transferor Finance Charge Collections................................................                  S-41
Excess Spread...............................................................................             S-8, S-36
FDIC........................................................................................              S-1, S-6
Floating Allocation Percentage..............................................................                  S-29
Group One...................................................................................                  S-10
Initial Closing Date........................................................................                  S-18
Initial Cut-Off Date........................................................................                  S-18
Initial Invested Amount.....................................................................                   S-5
Interest Period.............................................................................                   S-7
Invested Amount.............................................................................       S-5, S-25, S-32
Investment Company Act......................................................................                  S-23
Investor Amount.............................................................................                  S-32
Investor Default Amount.....................................................................                  S-42
Investor Interest...........................................................................                   S-4
Master Pooling and Servicing Agreement......................................................                   S-4
Monthly Period..............................................................................                   S-8
Monthly Servicing Fee.......................................................................                  S-45
NASD........................................................................................                  S-46
Net Portfolio Yield.........................................................................                  S-22
Pay Out Event...............................................................................                  S-44

TERM                                                                                                PAGE NO.
--------------------------------------------------------------------------------------------  --------------------
Percentage Allocation.......................................................................                  S-34
Pooling and Servicing Agreement.............................................................                   S-4
Principal Allocation Percentage.............................................................                  S-30
Principal Funding Account...................................................................            S-11, S-39
Principal Funding Account Balance...........................................................                  S-31
Principal Funding Investment Proceeds.......................................................            S-12, S-39
Rapid Amortization Period...................................................................                  S-13
Rating Agencies.............................................................................                  S-15
Rating Agency...............................................................................                  S-15
Reallocated Principal Collections...........................................................                  S-32
Receivables.................................................................................                   S-2
Required Class C Invested Amount............................................................            S-10, S-42
Required Reserve Account Amount.............................................................                  S-39
Reserve Account.............................................................................                  S-39
Reserve Account Funding Date................................................................                  S-39
Revolving Period............................................................................                  S-10
Salomon Smith Barney Subsidiaries...........................................................                   S-2
Series......................................................................................                   S-4
Series 1998-1 Termination Date..............................................................                  S-14
Series 1998-1...............................................................................                   S-4
Series Investor Amount......................................................................                  S-32
Series Percentage...........................................................................                  S-25
Servicer....................................................................................              S-1, S-4
Servicing Base Amount.......................................................................                  S-45
Servicing Fee Rate..........................................................................                  S-45
Shared Principal Collections................................................................                  S-41
Shared Transferor Principal Collections.....................................................                  S-41
Special Tax Counsel.........................................................................                  S-45
Subordinate Principal Collections...........................................................                  S-34
Supplement..................................................................................                   S-4
Transferor..................................................................................              S-1, S-4
Transferor Percentage.......................................................................                  S-25
Transferor's Interest.......................................................................             S-5, S-25
Travelers Consumer Credit Card Portfolio....................................................                   S-2
Trust.......................................................................................              S-1, S-4
Trust Portfolio.............................................................................                  S-18
Trustee.....................................................................................              S-1, S-4
Underwriters................................................................................                  S-46
Underwriting Agreement......................................................................                  S-45

PROSPECTUS


                   TRAVELERS BANK CREDIT CARD MASTER TRUST I
                 ASSET-BACKED CERTIFICATES, ISSUABLE IN SERIES
                           CC CREDIT CARD CORPORATION
                                   TRANSFEROR
                          TRAVELERS BANK & TRUST, FSB
                                    SERVICER

This Prospectus relates to certain Asset-Backed Certificates (the "Certificates") that may be issued from time to time by the Travelers Bank Credit Card Master Trust I (the "Trust") in one or more series (each a "Series"). The Trust will be formed pursuant to a pooling and servicing agreement among CC Credit Card Corporation, as Transferor, Travelers Bank & Trust, fsb, as Servicer (the "Servicer"), and The Bank of New York, as Trustee (the "Trustee"). The property of the Trust (the "Trust Assets") includes and will include the receivables described herein (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of consumer revolving credit card accounts (the "Accounts") owned by Travelers Bank & Trust, fsb and The Travelers Bank USA (each a "Bank" and, collectively, the "Banks") and all monies due in payment of the Receivables and certain other property, which may include participation interests in pools of revolving credit card receivables as more fully described herein and, with respect to any Series, in the related Prospectus Supplement. The Receivables in the Accounts will be first sold by the Banks to the Transferor and then transferred by the Transferor to the Trust as more fully described herein.

The Certificates will be offered from time to time under this Prospectus on terms determined for each Series at the time of the sale and as described in the related prospectus supplement (each, a "Prospectus Supplement"). Each Series will consist of one or more classes of Certificates (each, a "Class"), one or more of which may be fixed-rate Certificates, floating-rate Certificates or other types of Certificates as specified in the related Prospectus Supplement. Payments of interest on each Class will be made on each Distribution Date specified in the related Prospectus Supplement. Principal payments on each Class will be made as specified in the related Prospectus Supplement. Any Series may include one or more Classes that are subordinated in right and priority to the extent described in the related Prospectus Supplement to payment of principal or interest to one or more other Classes of such Series.

Each Certificate will represent an undivided interest in the Trust Assets and each Certificateholder will be entitled to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein and, with respect to any Series, in the related Prospectus Supplement. One or more Classes of a Series may be entitled to the benefits of a cash collateral guaranty or account, letter of credit, surety bond, insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series.

THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ASSETS AND WILL NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF CC CREDIT CARD CORPORATION, TRAVELERS BANK & TRUST, FSB, THE TRAVELERS BANK USA OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC"). THE RECEIVABLES ARE NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

POTENTIAL INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 18 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

The Certificates offered by this Prospectus and by the related Prospectus Supplement are offered by the underwriters, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the underwriters, if any, and certain further conditions. Retain this Prospectus for future reference.

Certain capitalized terms used herein are defined elsewhere in the Prospectus. A listing of the pages on which such terms are defined can be found in "Index of Defined Terms" beginning on page 76 herein.

Each Series of Certificates or Class of Certificates offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.


THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE SECURITIES OFFERED HEREBY UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.



February 26, 1998

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT.......................           2
REPORTS TO CERTIFICATEHOLDERS...............           2
AVAILABLE INFORMATION.......................           2
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE.................................           3
PROSPECTUS SUMMARY..........................           4
RISK FACTORS................................          18
USE OF PROCEEDS.............................          24
THE TRUST...................................          24
THE BANKS' CREDIT CARD ACTIVITIES...........          25
General.....................................          25
Acquisition and Use of Credit Cards.........          25
Billing and Payments........................          26
Delinquencies...............................          27
Interchange.................................          27
Competition.................................          28
THE BANKS...................................          28
THE TRANSFEROR..............................          29
THE ACCOUNTS................................          29
DESCRIPTION OF THE
  CERTIFICATES..............................          29
General.....................................          30
Book-Entry Registration.....................          31
Definitive Certificates.....................          34
The Transferor Certificate; Additional
  Transferors...............................          34
Interest Payments...........................          35
Principal Payments..........................          36
Shared Principal Collections and
  Transferor Principal Collections..........          36
Sharing of Excess Finance Charge
  Collections...............................          37
Optional Repurchase.........................          37
Companion Series............................          37
Groups......................................          38
New Issuances...............................          38
THE RECEIVABLES TRANSFER
  AGREEMENTS................................          39
Sale of Receivables.........................          39
Addition of Accounts........................          40
Purchase Price of Receivables...............          40
Representations and Warranties..............          40
THE POOLING AND SERVICING AGREEMENT
  GENERALLY.................................          40
Trust Assets................................          40
Transfer and Assignment of Receivables......          41
Additional Transferors......................          41
Cessation of Transfer of Receivables........          41
Representations, Warranties and Covenants...          41
Addition of Accounts or Participation
  Interests.................................          46
Automatic Account Additions.................          48
Removal of Accounts.........................          49
Servicing Procedures........................          49
Discount Option.............................          50
Trust Accounts..............................          50
Series Percentage and Transferor
  Percentage................................          51
Application of Collections..................          51
Operation of Excess Funding Account.........          52
Defaulted Receivables; Rebates and
  Fraudulent Charges........................          52
Final Payment of Principal and
  Interest; Termination.....................          53
Pay Out Events and Reinvestment Events......          53
Servicing Compensation and Payment of
  Expenses..................................          54
Certain Matters Regarding the Servicer......          55
Indemnification.............................          55
Servicer Default............................          56
Reports to Certificateholders...............          57
Evidence as to Compliance...................          58
Amendments..................................          58
Interest Rate Swaps and Related Caps, Floors
  and Collars...............................          59
Defeasance..................................          59
List of Certificateholders..................          60
The Trustee.................................          60
SERIES ENHANCEMENT..........................          60
General.....................................          60
Subordination...............................          61
Letter of Credit............................          61
Cash Collateral Guaranty or Account.........          61
Collateral Interest.........................          61
Surety Bond or Insurance Policy.............          62
Spread Account..............................          62
CERTAIN LEGAL ASPECTS OF THE
  RECEIVABLES...............................          62
Transfer of Receivables.....................          62
Certain Matters Relating to Insolvency......          63
Consumer Protection Laws....................          65
Proposed Legislation........................          65
Recent Litigation...........................          65
FEDERAL INCOME TAX
  CONSEQUENCES..............................          66
General.....................................          66
Treatment of the Certificates as Debt.......          66
Treatment of the Trust......................          67
Taxation of Interest Income of U.S.
  Certificate Owners........................          69
Sale or Exchange of Certificates............          69
Non-U.S. Certificate Owners.................          70
Information Reporting and Backup
  Withholding...............................          71
State and Local Taxation....................          71
ERISA CONSIDERATIONS........................          72
PLAN OF DISTRIBUTION........................          74
LEGAL MATTERS...............................          75

                             PROSPECTUS SUPPLEMENT

    Each Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount, the certificate interest rate (or method for determining it) of each Class of such Series; (b) certain information concerning the Receivables and other property, if any, allocated to such Series; (c) the expected date or dates on which the principal amount of the Certificates will be paid to Certificateholders; (d) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (e) the identity of each Class of floating-rate Certificates and fixed-rate Certificates included in such Series, if any, or such other type of Class of Certificates;
(f) the Distribution Dates for the respective Classes; (g) relevant financial information with respect to the Receivables and other property, if any; (h) additional information with respect to any Series Enhancement, guaranteed investment contract or other agreement relating to such Series; and (i) the plan of distribution of such Series.

                         REPORTS TO CERTIFICATEHOLDERS

    Unless and until Definitive Certificates are issued, monthly and annual unaudited reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co., as registered holder of the Certificates, pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates--Book Entry Registration," and "The Pooling and Servicing Agreement Generally--Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. None of CC Credit Card Corporation, Travelers Bank & Trust, fsb, The Travelers Bank USA or any of their affiliates intend to send any of their financial reports to Certificateholders. Travelers Bank & Trust, fsb, as Servicer will file with the Securities and Exchange Commission (the "Commission") such reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

    CC Credit Card Corporation, as Transferor (in such capacity, the "Transferor") and as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with the Commission on behalf of the Trust with respect to the Certificates offered pursuant to this Prospectus. This Prospectus, which forms part of the Registration Statement, does not contain all of the information contained in the Registration Statement and amendments thereof and exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, proxy and information statements and other information regarding registrants, including all electronic filing, may be viewed. The Internet address of the Commission's World Wide Web site is http:// www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All reports and other documents filed with the Commission by the Servicer with respect to the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Servicer at Christiana Corporate Center, 100 Commerce Drive, Newark, Delaware, 19713 Attention: Chief Financial Officer. Telephone requests for such copies should be directed to Travelers Bank & Trust, fsb, as the Servicer at (302) 454-5500.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT WITH RESPECT TO THE SERIES OFFERED THEREBY. CERTAIN CAPITALIZED TERMS USED HEREIN ARE DEFINED ELSEWHERE IN THIS PROSPECTUS. A LISTING OF THE PAGES ON WHICH SUCH TERMS ARE DEFINED IS FOUND IN THE "INDEX OF DEFINED TERMS." OTHER SERIES THAT MAY BE ISSUED PURSUANT TO OTHER SIMILAR PROSPECTUSES OR DISCLOSURE DOCUMENTS MAY ALSO USE SUCH CAPITALIZED TERMS IN SUCH PROSPECTUSES OR DOCUMENTS. HOWEVER, IN SUCH CASES, REFERENCE TO SUCH TERMS WILL, UNLESS THE CONTEXT OTHERWISE REQUIRES, ONLY BE MADE IN THE CONTEXT OF SUCH OTHER SERIES.


TRUST.............................  The Travelers Bank Credit Card Master Trust I (the
                                      "Trust") will be formed pursuant to the pooling and
                                      servicing agreement (the "Pooling and Servicing
                                      Agreement") among CC Credit Card Corporation, as
                                      Transferor, Travelers Bank & Trust, fsb, as Servicer
                                      (the "Servicer") and The Bank of New York, as Trustee
                                      (the "Trustee").
TRUST ASSETS......................  The assets of the Trust (the "Trust Assets") will include a portfolio of receivables (the "Receivables")
                                      arising under selected consumer revolving credit card
                                      accounts (the "Accounts") in portfolios of consumer
                                      revolving credit card accounts originated by Travelers
                                      Bank & Trust, fsb, The Travelers Bank USA or
                                      affiliates of one of the Banks, which accounts are
                                      currently MasterCard-Registered Trademark-* and
                                      VISA-Registered Trademark-* credit card accounts but
                                      may include consumer revolving credit card accounts
                                      affiliated with other programs or private-label credit
                                      card accounts, all monies due or to become due and all
                                      amounts received with respect thereto, all proceeds of
                                      the Receivables (not including, however, amounts
                                      recovered from Accounts in which the Receivables have
                                      been written off as uncollectible), proceeds of credit
                                      insurance policies relating to the Receivables, all
                                      monies and other property constituting Eligible
                                      Investments, if any, on deposit in, credited to or
                                      held in certain accounts of the Trust and, if
                                      applicable, the benefits of any type of enhancement
                                      ("Series Enhancement") issued with respect to any
                                      Series (the drawing on or payment of such Series
                                      Enhancement being available only to Certificateholders
                                      of a specified Series or Class unless otherwise
                                      indicated in the related Prospectus Supplement). The
                                      subordination of any Series or Class of Certificates
                                      to another Series or Class of Certificates will be
                                      deemed to be a Series Enhancement. The Trust Assets
                                      may also include participations (including 100%
                                      participations) representing undivided interests in a
                                      pool of assets consisting of revolving consumer credit
                                      card receivables and any interests in such type of
                                      receivables, including securities representing or
                                      backed by such type of receivables owned by Travelers
                                      Bank & Trust, fsb or The Travelers Bank USA or any
                                      affiliate of a Bank and collections thereon
                                      (collectively, "Participation Interests"). At the time
                                      of formation of the Trust, each of the Banks will
                                      convey to the


------------------------

* MasterCard and VISA are registered trademarks of MasterCard International Incorporated and VISA USA, Inc., respectively.

                                      Transferor all Receivables existing under certain
                                      designated Accounts and all Receivables arising under
                                      such Accounts from time to time thereafter and the
                                      Transferor will convey such Receivables to the Trust.
                                      In addition, in the future Additional Accounts
                                      (including Automatic Additional Accounts) may be
                                      designated and the Receivables in such Additional
                                      Accounts as of the cut-off date with respect to such
                                      Additional Accounts and all Receivables arising
                                      thereafter in such Additional Accounts will be
                                      conveyed by an Account Owner to the Transferor and by
                                      the Transferor to the Trust.
ACCOUNT OWNERS....................  On the date of formation of the Trust, Travelers Bank &
                                    Trust, fsb, and The Travelers Bank USA. Each Bank will
                                      enter into a separate Receivables Transfer Agreement
                                      with the Transferor and, pursuant to such respective
                                      Receivables Transfer Agreements, convey Receivables to
                                      the Transferor. In the future, affiliates of the Banks
                                      may enter into receivables transfer agreements and
                                      transfer Receivables to the Transferor. Each of the
                                      Banks and each affiliate that owns an Account and
                                      transfers the Receivables therein to the Transferor
                                      pursuant to a Receivables Transfer Agreement is an
                                      "Account Owner."
TRANSFEROR........................  CC Credit Card Corporation, a Delaware corporation and a wholly-owned subsidiary of Commercial Credit Company.
                                      Subject to certain conditions described herein under
                                      "The Pooling and Servicing Agreement
                                      Generally--Additional Transferors," the Transferor may
                                      designate one or more of its affiliates to transfer
                                      Receivables or Participation Interests to the Trust
                                      from time to time, whereupon any such affiliate will
                                      become a "Transferor" for purposes of the Pooling and
                                      Servicing Agreement.
SERVICER..........................  Travelers Bank & Trust, fsb, a federally-chartered savings bank, is the servicer (in such capacity, the
                                      "Servicer") and is a wholly-owned subsidiary of
                                      Commercial Credit Company.
TRUSTEE...........................  The Bank of New York, a New York banking corporation.
THE CERTIFICATES..................  The investor certificates issued by the Trust, including any investor certificates offered pursuant to this
                                      Prospectus and any Prospectus Supplement (the
                                      "Certificates"), represent undivided interests in the
                                      Trust Assets, which, with respect to each Series,
                                      shall consist of the right to receive, to the extent
                                      necessary to make the required payments with respect
                                      to the Certificates of such Series at the times and in
                                      the amounts specified in the series supplement to the
                                      Pooling and Servicing Agreement for such Series (each,
                                      a "Series Supplement," and collectively with the
                                      Pooling and Servicing Agreement sometimes referred to
                                      herein as the "Pooling and Servicing Agreement"), the
                                      portion of collections allocable to Certificateholders
                                      of such Series pursuant to the Pooling and Servicing
                                      Agreement and the related Series Supplement, funds on
                                      deposit in the Collection Account and the Excess
                                      Funding Account allocable to Certificateholders of
                                      such

                                      Series pursuant to the Pooling and Servicing Agreement
                                      and the related Series Supplement, funds and other
                                      property on deposit in or credited to any deposit,
                                      trust, escrow or similar account maintained for the
                                      benefit of such Series or any Class of such Series
                                      (each, a "Series Account") and, if specified in the
                                      related Prospectus Supplement, funds available
                                      pursuant to any related Series Enhancement
                                      (collectively, with respect to all Series, the
                                      "Certificateholders' Interest"), it being understood
                                      that the Certificates of any Series or Class shall not
                                      represent any interest in any Series Account or Series
                                      Enhancement for the benefit of any other Series or
                                      Class. The Certificates may be issued from time to
                                      time pursuant to the Pooling and Servicing Agreement
                                      and a related Series Supplement. Each Series will
                                      consist of one or more classes (each a "Class"), one
                                      or more of which may be Classes of fixed-rate
                                      Certificates or floating-rate Certificates or other
                                      types of Certificates. Each Class may differ in, among
                                      other things, the priority of principal payments, the
                                      maturity date, distribution dates and rate of
                                      interest. Additionally, the Certificates of one or
                                      more Classes may be subordinated to the Certificates
                                      of one or more other Classes with respect to the right
                                      to receive payments of principal, interest, or both
                                      under the circumstances and in such amounts as
                                      described herein and in the related Prospectus
                                      Supplement. The Transferor may, with respect to any
                                      Series, retain one or more subordinated Classes of the
                                      Certificates. The term "Certificateholders" refers to
                                      holders of the Certificates (including, if applicable,
                                      the Transferor), and the term "Series" refers to any
                                      series of Certificates issued by the Trust. See
                                      "Description of the Certificates."
                                    Unless otherwise specified in the related Prospectus
                                      Supplement, the Certificates of a Series will be
                                      available for purchase in minimum denominations of
                                      $1,000 and in integral multiples of $1,000 in excess
                                      thereof and will be available only in book-entry form,
                                      except in certain limited circumstances. The Trust
                                      Assets will be allocated among the Certificateholders'
                                      Interest of each Series, including, if applicable,
                                      certain providers of Series Enhancement holding
                                      certificated or uncertificated subordinated interests,
                                      and the interest of the holders of the Transferor
                                      Certificates (the "Transferor's Interest"). The
                                      Transferor's Interest represents the right to the
                                      assets of the Trust not allocated to the
                                      Certificateholders' Interest. The term "Transferor
                                      Amount" refers to, at any time of determination, an
                                      amount equal to the sum of (a) the product of the
                                      aggregate amount of Principal Receivables in the Trust
                                      at such time and one minus the Discount Percentage in
                                      effect at such time and (b) the principal amount on
                                      deposit in the Excess Funding Account at such time,
                                      minus the sum of the amount of Principal Receivables
                                      and the amount on deposit in the Excess Funding
                                      Account allocated to each Series then outstanding (for
                                      each

                                      Series, its "Invested Amount"). The Transferor Amount
                                      will fluctuate as the amount of Principal Receivables
                                      in the Trust changes from time to time. The term
                                      "Investor Amount" for a Series will be set forth in
                                      the Series Supplement for such Series and, for a
                                      Series offered hereby, the related Prospectus
                                      Supplement, and generally refers to the principal
                                      amount of the Certificateholders' Interest in the
                                      assets of the Trust.
                                    The Certificates of a Class offered hereby and pursuant
                                      to a Prospectus Supplement will represent the right to
                                      receive, from the assets of the Trust allocated to the
                                      applicable Series, funds up to (but not in excess of)
                                      the amounts required to make payments of interest on
                                      the Certificates of such Class at the rate specified
                                      in the related Prospectus Supplement, and payments of
                                      principal during any related Amortization Period to
                                      the extent specified in the related Prospectus
                                      Supplement.
                                    Each Class of Certificates will include the right to
                                      receive (but only to the extent needed to make
                                      required payments under the Pooling and Servicing
                                      Agreement) varying percentages of collections of
                                      Finance Charge Receivables and Principal Receivables
                                      for the related Monthly Period. During the Revolving
                                      Period relating to a Class, subject to certain
                                      limitations, collections of Principal Receivables
                                      allocable to the Certificates of such Class will
                                      generally be allocated and paid to the holders of the
                                      Transferor Certificates or to other Series. During any
                                      Amortization Period relating to such Class,
                                      collections of Principal Receivables will be allocated
                                      to such Class as provided herein and in the related
                                      Prospectus Supplement.
                                    The Certificates of each Series represent the right to
                                      receive payments from the Trust only and do not
                                      represent interests in or recourse obligations of CC
                                      Credit Card Corporation, either of the Banks or any
                                      affiliate thereof. None of the Certificates, the
                                      Accounts, the Receivables or the Participation
                                      Interests are insured or guaranteed by the Federal
                                      Deposit Insurance Corporation (the "FDIC") or any
                                      other governmental agency or instrumentality.
NEW ISSUANCES.....................  The Pooling and Servicing Agreement authorizes the
                                      Trustee to issue three types of certificates: (i) one
                                      or more Series of Certificates which will have the
                                      characteristics described below, (ii) a certificate
                                      evidencing the Transferor's interest in the Trust (the
                                      "Transferor Certificate"), which will initially be
                                      held by the Transferor, and (iii) Supplemental
                                      Certificates delivered in exchange for a portion of
                                      the Transferor Certificate under certain circumstances
                                      described in the Pooling and Servicing Agreement
                                      (each, a "Supplemental Certificate" and, together with
                                      the Transferor Certificate, the "Transferor
                                      Certificates").
                                    Following the issuance of the initial Series of
                                      Certificates, a new issuance of Certificates (a "New
                                      Issuance") may occur only upon satisfaction of the
                                      following conditions: (i) on or before the fifth day
                                      immediately preceding the date of such New

                                      Issuance, the Transferor shall have given notice of
                                      such issuance and its date to the Trustee and the
                                      Servicer; and on or before the tenth day immediately
                                      preceding the date of such New Issuance, the
                                      Transferor shall have given each Rating Agency notice
                                      of such issuance and (ii) the Transferor shall have
                                      delivered to the Trustee (a) the related Series
                                      Supplement specifying the Principal Terms of the new
                                      Series, (b) if applicable, the agreement relating to
                                      the Series Enhancement, (c) written confirmation from
                                      each Rating Agency that the New Issuance will not
                                      result in the Rating Agency reducing or withdrawing
                                      its rating of any outstanding Series or Class (with
                                      the respect to any action or proposed series of
                                      actions, the "Rating Agency Condition"), (d) an
                                      officer's certificate from the Transferor stating that
                                      the Transferor reasonably believes that such New
                                      Issuance will not cause a Pay Out Event or a
                                      Reinvestment Event to occur with respect to any
                                      Series, and (e) an opinion of counsel to the effect
                                      that, for Federal income tax purposes, (i) the New
                                      Issuance will not adversely affect the tax
                                      characterization of Certificates of any outstanding
                                      Series or Class that were characterized as debt at the
                                      time of their issuance, (ii) the New Issuance will not
                                      cause the Trust to be deemed to be an association (or
                                      publicly traded partnership) taxable as a corporation
                                      and (iii) such New Issuance will not cause an event in
                                      which gain or loss would be recognized by any
                                      Certificateholder or the Trust (an opinion of counsel
                                      to the effect referred to in clauses (i), (ii) and
                                      (iii) with respect to any action is referred to herein
                                      as a "Tax Opinion"). The Transferor may offer a Series
                                      to the public or other investors under a prospectus or
                                      other disclosure document (a "Disclosure Document") in
                                      transactions either registered under the Act or exempt
                                      from registration thereunder, directly or through one
                                      or more underwriters or placement agents, in
                                      fixed-price offerings or in negotiated transactions or
                                      otherwise.
THE ACCOUNTS......................  The Accounts consist of consumer revolving credit card accounts owned by one of the Banks, or under certain
                                      conditions described in the Pooling and Servicing
                                      Agreement, an affiliate of one of the Banks (in each
                                      case, each Bank and any such affiliate, an "Account
                                      Owner"). The Accounts are not being sold or
                                      transferred to the Trust and will continue to be
                                      controlled and held by the applicable Account Owner.
                                      At the time of formation of the Trust, each Bank will
                                      enter into a receivables transfer agreement and any
                                      additional Account Owners will enter into a
                                      substantially similar agreement (each a "Receivables
                                      Transfer Agreement") with the Transferor. Pursuant to
                                      the applicable Receivables Transfer Agreement, the
                                      Account Owner will, from time to time, sell to the
                                      Transferor all of the Account Owner's right, title and
                                      interest in the Receivables in designated Accounts.
                                      The Transferor, in
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                                      turn, from time to time, will transfer such
                                      Receivables to the Trust pursuant to the Pooling and
                                      Servicing Agreement.
THE RECEIVABLES...................  The Receivables arise in the Accounts and consist of amounts charged by cardholders for merchandise and
                                      services, cash advances and check advances
                                      (collectively, the "Principal Receivables"), plus the
                                      related periodic finance charges, annual membership
                                      fees and annual service charges, late fees, overlimit
                                      fees, cash advance fees, all other fees and charges
                                      with respect to Accounts designated by the Transferor
                                      to be included as Finance Charge Receivables
                                      (collectively, the "Finance Charge Receivables");
                                      provided, however, that an amount equal to the product
                                      of the Discount Percentage and the amount of
                                      collections of Principal Receivables will be treated
                                      as collections of Finance Charge Receivables. See "The
                                      Pooling and Servicing Agreement Generally--Discount
                                      Option." All new Receivables arising in Accounts will
                                      be conveyed to the Trust, except as described herein,
                                      but will not affect the amount of the initial Investor
                                      Amount of a Series. The total amount of Receivables
                                      will fluctuate from day to day, because the amount of
                                      new Receivables arising in the Accounts and the amount
                                      of payments collected on existing Receivables will
                                      usually differ each day. Because the Transferor's
                                      Interest represents the interest in the Principal
                                      Receivables not represented by the Certificates of any
                                      Series, the amount of the Transferor's Interest in
                                      Principal Receivables will fluctuate daily as
                                      Receivables are collected and new Receivables are
                                      conveyed to the Trust. See "The Receivables" in the
                                      Prospectus Supplement.
REGISTRATION OF CERTIFICATES......  Unless otherwise specified in the related Prospectus
                                      Supplement, the Certificates of each Series initially
                                      will be represented by certificates registered in the
                                      name of Cede & Co. ("Cede"), as the nominee of The
                                      Depository Trust Company ("DTC"). No person acquiring
                                      a beneficial interest in the Certificates of a Series
                                      (a "Certificate Owner") will be entitled to receive a
                                      definitive certificate representing such person's
                                      interest (a "Definitive Certificate"), except in the
                                      event that Definitive Certificates of such Series are
                                      issued under the limited circumstances described
                                      herein and in the related Prospectus Supplement. See
                                      "Description of the Certificates--Definitive
                                      Certificates."
CLEARANCE AND SETTLEMENT..........  Unless otherwise provided in the related Prospectus
                                      Supplement, Certificate Owners of each Series offered
                                      hereby may elect to hold their Certificates through
                                      any of (i) DTC (in the United States) or (ii) Cedel or
                                      Euroclear (in Europe). Transfers within DTC, Cedel or
                                      Euroclear, as the case may be, will be made in
                                      accordance with the usual rules and operating
                                      procedures of the relevant system. Cross-market
                                      transfers between persons holding directly or
                                      indirectly through DTC, on the one hand, and
                                      counterparties holding directly or indirectly through
                                      Cedel or Euroclear, on the other, will be effected in
                                      DTC through the relevant Depositaries of Cedel
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                                      or Euroclear. See "Description of the
                                      Certificates--Book-Entry Registration."
COLLECTIONS.......................  All collections of Receivables and Participation
                                      Interests, if any, will be allocated by the Servicer
                                      between amounts collected on Principal Receivables and
                                      amounts collected on Finance Charge Receivables;
                                      provided, however, that the Transferor has the option
                                      (the "Discount Option") to designate from time to
                                      time, subject to certain conditions, a percentage
                                      (which initially will be 1.5%) of all or a portion of
                                      the amount of Principal Receivables collected that
                                      will instead be treated as collections of Finance
                                      Charge Receivables. See "The Pooling and Servicing
                                      Agreement Generally--Discount Option." All such
                                      amounts will then be allocated in accordance with the
                                      respective interests of the Certificateholders of each
                                      Class of each Series as described in the related
                                      Prospectus Supplement. The Servicer will deposit all
                                      collections of Receivables and Participation
                                      Interests, if any, distributable to Certificateholders
                                      in an eligible account (including any subaccounts
                                      thereof) established for such purpose (the "Collection
                                      Account") no later than the day prior to the
                                      applicable Distribution Date. The "Distribution Date"
                                      for a Series will usually be the fifteenth day of each
                                      month (or, if such day is not a business day, the next
                                      business day) or such other date specified in the
                                      Series Supplement for a Series. See "The Pooling and
                                      Servicing Agreement Generally--Series Percentage and
                                      Transferor Percentage" herein and "Description of the
                                      Certificates--Allocation Percentages" in the
                                      Prospectus Supplement.
INTEREST..........................  Interest on the Certificates for each Interest Period with respect to a Series will be distributed as set
                                      forth in the related Prospectus Supplement. Interest
                                      payments in respect of a Series will generally be
                                      funded from the portion of Finance Charge Receivables
                                      collected during the related Monthly Period allocable
                                      to such Series and, if necessary and if specified in
                                      the related Prospectus Supplement, from any Series
                                      Enhancement available for such Series. The terms
                                      "Interest Period" and "Monthly Period" have the
                                      meanings specified in the Prospectus Supplement
                                      relating to each Series. See "Description of the
                                      Certificates--Interest Payments" and "Risk
                                      Factors--Ability to Change Terms of the Receivables;
                                      Decrease in Finance Charges."
REVOLVING PERIOD..................  During the period from the closing date with respect to a Series (the "Relevant Closing Date") and ending on
                                      the day immediately preceding the commencement of an
                                      Amortization Period with respect to such Series (the
                                      "Revolving Period"), collections of Principal
                                      Receivables allocated to the Certificates of such
                                      Series will be paid from the Trust to the holders of
                                      the Transferor Certificates, to other Series or
                                      deposited in the Excess Funding Account (except in
                                      certain limited circumstances).
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AMORTIZATION PERIODS; PRINCIPAL
  PAYMENTS OR ACCUMULATION........  Unless otherwise specified in the Prospectus Supplement relating to any Class, at the end of any Revolving
                                      Period for a Class, collections of Principal
                                      Receivables that had been allocated to
                                      Certificateholders of such Class but had been paid to
                                      the holders of the Transferor Certificates, to other
                                      Series or deposited in the Excess Funding Account
                                      shall instead be either paid directly to such
                                      Certificateholders or accumulated for payment to such
                                      Certificateholders, in each case as specified in the
                                      Prospectus Supplement relating to such Class. The
                                      Revolving Period for a Series shall end and an
                                      amortization period shall commence either upon the
                                      occurrence of a Pay Out Event with respect to such
                                      Series (a "Rapid Amortization Period"), a Reinvestment
                                      Event with respect to such Series (a "Rapid
                                      Accumulation Period") or at a scheduled date (a
                                      "Scheduled Amortization Date") set forth in the
                                      Prospectus Supplement applicable to such Series (a
                                      "Controlled Amortization Period," "Limited
                                      Amortization Period," "Principal Amortization Period,"
                                      "Optional Amortization Period," "Controlled
                                      Accumulation Period" or other like period,
                                      collectively referred to herein as an "Amortization
                                      Period," in each case as described in the related
                                      Prospectus Supplement). In the event of a Rapid
                                      Amortization Period, collections of Principal
                                      Receivables allocated to Certificateholders will
                                      generally be paid directly to such Certificateholders,
                                      subject to any subordination provisions specified in
                                      the related Prospectus Supplement. In the event of a
                                      Rapid Accumulation Period, collections of Principal
                                      Receivables allocated to Certificateholders will
                                      generally be accumulated in the Principal Funding
                                      Account and paid to the Certificateholders on the
                                      expected final payment date. See "The Pooling and
                                      Servicing Agreement Generally--Pay Out Events and
                                      Reinvestment Events" for a discussion of the events
                                      which might lead to a Rapid Amortization Period or a
                                      Rapid Accumulation Period. In the event of another
                                      Amortization Period with respect to a Class,
                                      collections of Principal Receivables will either be
                                      paid directly to Certificateholders in specified
                                      amounts on a monthly or other periodic basis or
                                      accumulated in a Series Account for the benefit of
                                      Certificateholders or otherwise applied, in each case,
                                      as set forth in the Prospectus Supplement relating to
                                      such Class.
                                    Funds on deposit in the Collection Account shall, at the
                                      direction of the Servicer, be invested by the Trustee
                                      in Eligible Investments selected by the Servicer.
SHARED PRINCIPAL COLLECTIONS AND
  TRANSFEROR PRINCIPAL
  COLLECTIONS.....................  On each Distribution Date, (a) the Servicer shall allocate Shared Principal Collections to each Series
                                      entitled thereto (each, a "Principal Sharing Series"),
                                      pro rata, in proportion to the Principal Shortfalls,
                                      if any, with respect to each such Series and (b) the
                                      Servicer shall withdraw from the
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                                      Collection Account and pay to the holders of the
                                      Transferor Certificates an amount equal to the excess,
                                      if any, of (x) the aggregate amount for all
                                      outstanding Series of collections of Principal
                                      Receivables which the related Series Supplements
                                      specify are to be treated as "Shared Principal
                                      Collections" for such Distribution Date over (y) the
                                      aggregate amount for all outstanding Principal Sharing
                                      Series which the related Series Supplements specify
                                      are "Principal Shortfalls" for such Distribution Date;
                                      provided, however, that if on any Distribution Date
                                      the Transferor Amount is less than or equal to the
                                      Required Transferor Amount or the product of (x) the
                                      aggregate amount of Principal Receivables and (y) one
                                      minus the Discount Percentage is less than the
                                      Required Principal Balance, the Servicer will not
                                      distribute to the holders of the Transferor
                                      Certificates any Shared Principal Collections that
                                      otherwise would be distributed to the holders of the
                                      Transferor Certificates, but shall deposit such funds
                                      in the Excess Funding Account. Any such reallocation
                                      will not result in a reduction in the Invested Amount
                                      of the Series to which such collections were initially
                                      allocated. In addition, if so specified in the related
                                      Prospectus Supplement, collections otherwise payable
                                      to the Transferor may be designated to be paid to the
                                      Certificateholders of the applicable Series.
SHARING OF EXCESS COLLECTIONS OF
  FINANCE CHARGE RECEIVABLES......  Collections of Finance Charge Receivables allocable to any Class in excess of the amounts necessary to make
                                      required payments with respect to such Class may, if
                                      specified in the related Series Supplement, be applied
                                      to cover shortfalls, if any, with respect to amounts
                                      payable from collections of Finance Charge Receivables
                                      allocable to any other Class or Series then
                                      outstanding, pro rata based upon the amount of the
                                      shortfall as provided in the related Series
                                      Supplement. In addition, if so specified in the
                                      related Prospectus Supplement, collections of Finance
                                      Charge Receivables otherwise payable to the Transferor
                                      may be designated to be paid to the Certificateholders
                                      of the applicable Series.
COMPANION SERIES..................  If specified in the Prospectus Supplement relating to a
                                      Series, a Series of Certificates may be issued (each,
                                      a "Companion Series"), that is paired with one or more
                                      other Series or a portion of one or more other Series
                                      previously issued by the Trust (a "Prior Series"),
                                      such that a reduction in the Invested Amount of the
                                      Prior Series results in an increase in the Invested
                                      Amount of the Companion Series. If a Pay Out Event or
                                      Reinvestment Event occurs with respect to the Prior
                                      Series or the Companion Series when the Prior Series
                                      is in an Amortization Period, the percentage specified
                                      in the applicable Prospectus Supplement for the
                                      allocation of collections of Principal Receivables for
                                      the Prior Series may be reset to a lower percentage as
                                      set forth in the Prospectus Supplement for the Prior
                                      Series and the Amortization Period for the Prior
                                      Series may be lengthened.
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GROUPS............................  If specified in the Prospectus Supplements relating to any group of Series (each, a "Group"), such Series may
                                      be allocated all collections with respect to certain
                                      portions of the Receivables and any Participation
                                      Interests may be allocated to such Series, provided
                                      that the Rating Agency Condition is satisfied and that
                                      such grouping will not result in the occurrence of a
                                      Pay Out Event or Reinvestment Event with respect to
                                      any Series or materially adversely affect the amount
                                      or timing of distributions to be made to any Series or
                                      Class (an "Adverse Effect").
FUNDING PERIOD....................  The Prospectus Supplement relating to a Series of
                                      Certificates may specify that for a period beginning
                                      on the Relevant Closing Date for such Series and
                                      ending on a specified date before the commencement of
                                      an Amortization Period with respect to such Series
                                      (the "Funding Period"), the aggregate amount of
                                      Principal Receivables in the Trust allocable to such
                                      Series may be less than the aggregate principal amount
                                      of the Certificates of such Series and an amount equal
                                      to the amount of such deficiency (the "Pre-Funding
                                      Amount") will be held in a trust account established
                                      with the Trustee for the benefit of Certificateholders
                                      of such Series (the "Pre-Funding Account") pending the
                                      transfer of additional Principal Receivables to the
                                      Trust or pending the reduction of the Invested Amounts
                                      of other Series issued by the Trust. The related
                                      Prospectus Supplement will specify the initial
                                      Invested Amount on the Relevant Closing Date, the
                                      aggregate principal amount of the Certificates of such
                                      Series (the "Full Invested Amount") and the date by
                                      which the Invested Amount is expected to equal the
                                      Full Invested Amount. The Invested Amount will
                                      increase as Principal Receivables are delivered to the
                                      Trust or as the Invested Amount of other Series of the
                                      Trust are reduced. The Invested Amount may also
                                      decrease due to the occurrence of a Pay Out Event or
                                      Reinvestment Event as specified in the related
                                      Prospectus Supplement.
                                    During the Funding Period, funds on deposit in the
                                      Pre-Funding Account for a Series of Certificates will
                                      be withdrawn and paid to the Transferor to the extent
                                      of any increases in the Invested Amount. In the event
                                      that the Invested Amount does not, for any reason,
                                      equal the Full Invested Amount by the end of the
                                      Funding Period, any amount remaining in the Pre-
                                      Funding Account and any additional amount specified in
                                      the related Prospectus Supplement will be payable to
                                      the Certificateholders of such Series in a manner and
                                      at such time as set forth in the related Prospectus
                                      Supplement.
                                    If so specified in the related Prospectus Supplement,
                                      monies in the Pre-Funding Account with respect to any
                                      Series will be invested by the Trustee in Eligible
                                      Investments or will be subject to a guaranteed rate or
                                      investment agreement or other similar arrangement, and
                                      investment earnings and any applicable payment under
                                      any such investment arrangement
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                                      will be applied to pay interest on the Certificates of
                                      such Series.
SERIES ENHANCEMENT................  Enhancement with respect to one or more Classes of a
                                      Series ("Series Enhancement") may be provided in the
                                      form of subordination, a letter of credit, a cash
                                      collateral guaranty, a cash collateral account, a
                                      collateral interest, a surety bond, insurance policy
                                      or other form of support or any combination of the
                                      above as specified in the related Prospectus
                                      Supplement. Series Enhancement may also be provided to
                                      a Class or Classes of different Series by a
                                      cross-support feature which requires that
                                      distributions of principal or interest be made with
                                      respect to Certificates of one or more Classes of a
                                      particular Series before distributions are made to one
                                      or more Classes of another Series.
                                    The type, characteristics and amount of the Series
                                      Enhancement will be determined based on several
                                      factors, including the characteristics of the
                                      Receivables and Accounts and other property underlying
                                      or comprising the Trust assets as of the Relevant
                                      Closing Date with respect to any Series, and will be
                                      established on the basis of requirements of each
                                      Rating Agency rating the Certificates of such Series.
                                      The terms of the Series Enhancement with respect to
                                      any Series offered hereby will be described in the
                                      related Prospectus Supplement. If so specified in the
                                      Prospectus Supplement for a Series, the level of
                                      Series Enhancement for such Series may be reduced if
                                      such reduction satisfies the Rating Agency Condition.
                                      If so specified in the related Prospectus Supplement,
                                      any such Series Enhancement may apply only in the
                                      event of certain types of losses and the protection
                                      against losses provided by such Series Enhancement
                                      will be limited. See "Series Enhancement" and "Risk
                                      Factors--Limited Nature of Rating."
  A. SUBORDINATION................  A Series of Certificates may include one or more Classes of Certificates which are subordinate to one or more
                                      other Classes of such Series. The rights of the
                                      holders of any such subordinated Certificates to
                                      receive distributions on any Distribution Date for
                                      such Series will be subordinate in right and priority
                                      to the rights of the holders of Certificates which are
                                      senior to such subordinated Certificates, but only to
                                      the extent set forth in the related Prospectus
                                      Supplement. If so specified in the related Prospectus
                                      Supplement, subordination may apply only in the event
                                      of certain types of losses not covered by another
                                      Series Enhancement. The related Prospectus Supplement
                                      will also set forth information concerning the amount
                                      of subordination of a Class or Classes of subordinated
                                      Certificates in a Series, the circumstances in which
                                      such subordination will be applicable, the manner, if
                                      any, in which the amount of subordination will
                                      decrease over time, and the conditions under which
                                      amounts available from payments that would otherwise
                                      be made to holders of such subordinated Certificates
                                      will be distributed to holders of
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                                      Certificates which are senior to such subordinated
                                      Certificates. If cash flows otherwise distributable to
                                      holders of a subordinated Class of a Series will be
                                      used as support for a Class of another Series, the
                                      related Prospectus Supplement will specify the manner
                                      and conditions for applying such a cross-support
                                      feature. See "Series Enhancement-- Subordination."
  B. LETTER OF CREDIT.............  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a
                                      Series may be provided by one or more letters of
                                      credit. A letter of credit may provide limited
                                      protection against certain losses in addition to or in
                                      lieu of another Series Enhancement. The issuer of the
                                      letter of credit (the "L/C Bank") will be obligated to
                                      honor demands with respect to such letter of credit,
                                      to the extent of the amount available thereunder, to
                                      provide funds under the circumstances and subject to
                                      such conditions as are specified in the related
                                      Prospectus Supplement. The liability of the L/C Bank
                                      under its letter of credit may be reduced by the
                                      amount of unreimbursed payments thereunder.
                                    The maximum liability of a L/C Bank under its letter of
                                      credit will generally be an amount equal to a
                                      percentage specified in the related Prospectus
                                      Supplement of the initial Investor Amount of a Series
                                      or a Class of such Series. The maximum amount
                                      available at any time to be paid under a letter of
                                      credit will be determined in the manner specified
                                      therein and in the related Prospectus Supplement. See
                                      "Series Enhancement--Letter of Credit."
  C. CASH COLLATERAL
    GUARANTY OR ACCOUNT...........  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a
                                      Series may be provided by a guaranty (the "Cash
                                      Collateral Guaranty") secured by the deposit of cash
                                      or certain permitted investments in an account (the
                                      "Cash Collateral Account") reserved for the
                                      beneficiaries of the Cash Collateral Guaranty or by a
                                      Cash Collateral Account alone. The amount available
                                      pursuant to the Cash Collateral Guaranty or the Cash
                                      Collateral Account will be the lesser of the amounts
                                      on deposit in the Cash Collateral Account and an
                                      amount specified in the related Prospectus Supplement.
                                      The related Prospectus Supplement will set forth the
                                      circumstances under which payments are made to
                                      beneficiaries of the Cash Collateral Guaranty from the
                                      Cash Collateral Account or from the Cash Collateral
                                      Account directly.
  D. COLLATERAL INTEREST..........  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a
                                      Series may be provided initially by an uncertificated,
                                      subordinated interest in the Trust (the "Collateral
                                      Interest") in an amount initially equal to a
                                      percentage specified in the related Prospectus
                                      Supplement of the initial Investor Amount.
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  E. SURETY BOND OR INSURANCE
    POLICY........................  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a
                                      Series may be provided by the posting of a surety bond
                                      or the issuance of insurance by an insurance company,
                                      in each instance designed to assure the distribution
                                      of interest or principal on the Certificates of such
                                      Class or Series in the manner and amount specified in
                                      the related Prospectus Supplement.
  F. SPREAD ACCOUNT...............  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a
                                      Series may be provided by the periodic deposit of
                                      certain available excess cash flow from the Trust
                                      assets into an account (the "Spread Account") intended
                                      to assure the subsequent distribution of interest or
                                      principal on the Certificates of such Class or Series
                                      in the manner specified in the related Prospectus
                                      Supplement.
RECORD DATE.......................  The last day of the month preceding any Distribution
                                      Date, except as otherwise specified with respect to a
                                      Series in the related Prospectus Supplement.
OPTIONAL REPURCHASE...............  If specified in a Prospectus Supplement, the Investor
                                      Amount of a Series may be subject to optional
                                      repurchase by the Transferor on any Distribution Date
                                      after such Investor Amount is less than or equal to a
                                      certain specified level, unless certain events as
                                      specified in the Pooling and Servicing Agreement have
                                      occurred. The purchase price on the Distribution Date
                                      on which such repurchase occurs will be as specified
                                      in the related Prospectus Supplement and, together
                                      with any amounts on deposit in any Series Accounts
                                      held for the benefit of the Certificateholders of such
                                      Series, will be not less than an amount equal to the
                                      Investor Amount plus accrued and unpaid interest on
                                      the applicable Certificates. See "Description of the
                                      Certificates--Optional Repurchase" in this Prospectus
                                      and in the related Prospectus Supplement.
FINAL PAYMENT OF PRINCIPAL AND
  INTEREST; TERMINATION OF
  TRUST...........................  The interest of the Certificateholders of a Series in the Trust will terminate following the earliest of (i)
                                      the day after the Distribution Date on which the
                                      Investor Amount of such Series is paid in full, (ii) a
                                      date specified in the Series Supplement for such
                                      Series (the "Stated Series Termination Date") and
                                      (iii) the termination of the Trust (the "Trust
                                      Termination Date"). All principal and interest will be
                                      due and payable no later than the Stated Series
                                      Termination Date.
RISK FACTORS......................  There are material risks associated with investment in the Certificates. Investors should consider the factors
                                      set forth under the caption "Risk Factors" beginning
                                      on page 18.
TAX STATUS........................  Except to the extent otherwise specified in the related
                                      Prospectus Supplement, Special Tax Counsel to the
                                      Transferor is of the opinion that the Certificates of
                                      each Series (or certain Classes thereof) will be
                                      properly characterized as indebtedness for Federal
                                      income tax purposes. Except as otherwise specified in
                                      the related Prospectus Supplement, the
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                                      Certificate Owners of each Class as to which such
                                      opinion is rendered will be deemed to agree to treat
                                      the Certificates as indebtedness for tax purposes. See
                                      "Federal Income Tax Consequences" for additional
                                      information concerning the application of Federal
                                      income tax laws.
ERISA CONSIDERATIONS..............  Under a regulation issued by the Department of Labor, the Trust Assets would not be deemed "plan assets" of
                                      any employee benefit plan holding interests in a Class
                                      of the Certificates of a Series if certain conditions
                                      are met. If the Trust Assets were deemed to be "plan
                                      assets" of an employee benefit plan, there is
                                      uncertainty as to whether existing exemptions from the
                                      "prohibited transaction" rules of the Employee
                                      Retirement Income Security Act of 1974, as amended
                                      ("ERISA"), would apply to all transactions involving
                                      the Trust Assets. No assurance can be made with
                                      respect to any offering of any Class of the
                                      Certificates of any Series that the conditions which
                                      would allow the Trust Assets not to be "plan assets"
                                      will be met, although the intention of the
                                      Underwriters (but not their assurance) as to whether
                                      any Class of the Certificates of a particular Series
                                      will be "publicly-offered securities," and therefore
                                      eligible for an ERISA exemption, will be set forth in
                                      the related Prospectus Supplement. Accordingly,
                                      fiduciaries or other persons contemplating purchasing
                                      interests in the Certificates of any Series with "plan
                                      assets" of any employee benefit plan should consult
                                      their counsel before making a purchase. See "ERISA
                                      Considerations."
CERTIFICATE RATING................  It will be a condition to the issuance of the
                                      Certificates offered by this Prospectus and the
                                      related Prospectus Supplement that they be rated in
                                      one of the four highest applicable rating categories
                                      by at least one nationally recognized statistical
                                      rating organization selected by the Transferor (each
                                      such rating organization rating any Series, a "Rating
                                      Agency"). The rating or ratings applicable to the
                                      Certificates of each Class will be as set forth in the
                                      related Prospectus Supplement. The Certificates
                                      offered pursuant to this Prospectus and the related
                                      Prospectus Supplement must be investment grade
                                      asset-backed securities within the meaning of the Act
                                      and the rules promulgated thereunder.
                                    A security rating should be evaluated independently of
                                      similar ratings of different types of securities. A
                                      rating is not a recommendation to buy, sell or hold
                                      securities and may be subject to revision or
                                      withdrawal at any time by the assigning rating
                                      organization. Each rating should be evaluated
                                      independently of any other rating. See "Risk Factors--
                                      Limited Nature of Rating."
LISTING...........................  If so specified in the Prospectus Supplement for a
                                      Series, application will be made to list the
                                      Certificates of such Series, or all or a portion of
                                      any Class thereof, on the Luxembourg Stock Exchange or
                                      any other specified exchange.

                                  RISK FACTORS

    INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF CERTIFICATES.

    LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that such market will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of such Series. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so.

    CHARACTERISTICS AS A SALE; POTENTIAL EFFECT OF INSOLVENCY AND RECEIVERSHIP OF THE ACCOUNT OWNERS. Each Account Owner will represent and warrant in its respective Receivables Transfer Agreement that the transfer of the Receivables to the Transferor pursuant thereto will be a valid sale and assignment of all of the Account Owner's right, title and interest in the Receivables and all proceeds thereof to the Transferor. Each Account Owner will file appropriate Uniform Commercial Code ("UCC") financing statements to evidence such sale and perfect the Transferor's interest in such Receivables. While each Account Owner and the Transferor will treat the Transactions described in the respective Receivables Transfer Agreement as a sale of the Receivables to the Transferor, under applicable federal and state law, nevertheless a tax, government lien or other nonconsensual lien on property of an Account Owner arising before Receivables come into existence or are transferred to the Transferor may have priority over the Transferor's and, therefore, the Trust's interest in such Receivables, and if the Federal Deposit Insurance Corporation ("FDIC") were appointed conservator or receiver of an Account Owner or the Delaware State Bank Commissioner, with respect to The Travelers Bank USA, certain administrative expenses of the conservator or receiver or the Delaware State Bank Commissioner with respect to The Travelers Bank USA and certain borrowings made by such conservator or receiver or the Delaware State Bank Commissioner with respect to The Travelers Bank USA may also have priority over the Transferor's interest and, therefore, the Trust's interest in such Receivables. If a conservatorship or receivership proceeding were to be commenced involving an Account Owner and the conservator or receiver of the Account Owner or the Delaware State Bank Commissioner with respect to The Travelers Bank USA were to take the position that the transfer of the Receivables from the Account Owner to the Transferor should be characterized as a pledge of such Receivables, then delays in distributions on the Certificates and reductions in such distributions could result. In addition, while Travelers Bank & Trust, fsb is the Servicer, cash collections held by the Servicer may, subject to certain conditions, be commingled and used for the benefit of Travelers Bank & Trust, fsb prior to the date on which such collections are required to be deposited in the Collection Account as described under "The Pooling and Servicing Agreement Generally--Application of Collections." In the event of the conservatorship or receivership of Travelers Bank & Trust, fsb or, in certain circumstances, the lapse of certain time periods, the Transferor (and therefore the Trust) may not have a perfected interest in such collections and, in such event, the Trust may suffer a loss of all or part of such collections which may result in a loss to Certificateholders. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

    To the extent that the Account Owners have granted a security interest in the Receivables to the Transferor and that security interest was validly perfected before the insolvency of an Account Owner and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the relevant Account Owner or its creditors, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"), provides that such security interest should not be subject to avoidance by the FDIC, as conservator or receiver for the relevant Account Owner. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as conservator or receiver for the relevant Account Owner, would interfere with the timely transfer to the Transferor (and, therefore, to the Trust) of payments collected on the Receivables. If, however, the FDIC were to assert a contrary position, such as requiring the Transferor to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to such Account Owner as provided under the FDIA, delays in payments on the related Series of Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for an Account Owner, has the power under the FDIA to repudiate contracts, including secured contracts of the Account Owners. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC were to be appointed as conservator or receiver of an Account Owner and were to repudiate the Receivables Transfer Agreement entered into by such Account Owner, then the amount payable out of available collateral to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates. The Pooling and Servicing Agreement provides that, upon the commencement of an Insolvency Event with respect to the Transferor or an Account Owner, the Transferor will promptly give notice thereof to the Trustee, and a Pay Out Event or Reinvestment Event with respect to all Series will occur. Under the Pooling and Servicing Agreement, the Transferor will thereafter stop transferring new Principal Receivables to the Trust. Upon the occurrence of a Pay Out Event or a Reinvestment Event, if a conservator or receiver is appointed for the Transferor or an Account Owner and no Pay Out Event or Reinvestment Event other than such conservatorship or receivership or insolvency of the Transferor or such Account Owner exists, the conservator or receiver may have the power to prevent the commencement of a Rapid Amortization Period or Rapid Accumulation Period with respect to any outstanding Series. In addition, a conservator or receiver for the Transferor or an Account Owner may have the power to cause the early sale of the Receivables and the early payment of the Certificates or to prohibit the continued transfer of Principal Receivables to the Trust. In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or Certificateholders from effecting a transfer of servicing to a successor Servicer.

    The Transferor represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables by it to the Trust pursuant to the Pooling and Servicing Agreement is either an absolute sale and assignment of such Receivables to the Trust or the grant to the Trust by the Transferor of a security interest in such Receivables. The Transferor will file appropriate UCC financing statements to evidence this sale and perfect the Trust's right, title and interest in such Receivables. Nevertheless, a tax or government lien or other nonconsensual lien on property of the Transferor arising before a receivable is transferred to the Trust may have priority over the Trust's ownership or security interest in such Receivable. If the Transferor were to become a debtor in a bankruptcy case and a bankruptcy trustee (including the transferor as debtor in possession) or a creditor of the Transferor were to take the position that the transfer of the Receivables from the Transferor to the trust should be characterized as a pledge of such Receivables, then delays in distributions on the Certificates and possible reductions in such distributions could result. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Insolvency."

    ABILITY TO CHANGE TERMS OF THE RECEIVABLES; DECREASE IN FINANCE
CHARGES. Pursuant to the Receivables Transfer Agreements, the Account Owners are not transferring to the Transferor and, therefore, the Transferor is not and cannot transfer to the Trust, the Accounts, but only the Receivables arising in the Accounts. As owner of the Accounts, the Account Owners have the right to determine the finance charges and the other fees and charges which will be applicable from time to time on the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms of their respective agreements with cardholders with respect to the Accounts. A decrease in the finance charges and the other fees and charges assessed on the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event or Reinvestment Event for one or more Series and commencement of the Rapid Amortization Period or Rapid Accumulation Period for each such Series. Under the Receivables Transfer Agreement, each Account Owner will agree that, unless required by law or as is otherwise necessary, in its sole discretion, to maintain its lending business on a competitive basis based on a good faith assessment by such Account Owner of the nature of its competition in the lending business, it will not reduce the annual percentage rate at which finance charges are assessed on the

Receivables or the other fees and charges assessed on any of the Accounts owned by it, if, as a result of such reduction, either (i) such Account Owner's reasonable expectation is that such reduction will cause a Pay Out Event or Reinvestment Event to occur, or (ii) such reduction is not also applied to any comparable segments of consumer revolving credit card accounts owned by such Account Owner which have character-istics the same as, or substantially similar to, such Accounts. Each Account Owner also covenants that it will change the terms relating to any of the accounts owned by it only if the change is made applicable to the comparable segment of the consumer revolving credit card accounts owned by such Account Owner with characteristics the same as or substantially similar to such Accounts, subject to compliance with all requirements of law. In servicing the Accounts, the Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as set forth above, neither the Pooling and Servicing Agreement nor any Receivables Transfer Agreement contains any restrictions on the ability of an Account Owner to change the terms of the Accounts or the Receivables. See "The Pooling and Servicing Agreement Generally--Representations, Warranties and Covenants." There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by an Account Owner to decrease finance charges or other fees and charges for existing accounts, or take actions which would otherwise change the terms of the Accounts. In addition, there can be no assurance that a change made in the terms of the Accounts would not result in the downgrade of the rating of the Certificates.

    EFFECTS OF CONSUMER PROTECTION LAWS ON CERTIFICATEHOLDERS. The Accounts and the Receivables are subject to numerous federal and state consumer protection laws and regulations that impose requirements on the making and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted (including, but not limited to, federal or state interest rate or fee caps on credit cards), may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of finance charges, annual cardholder fees and other fees, and failure by the Servicer to comply with such requirements also could adversely affect the Servicer's ability to collect on the Receivables. Pursuant to the Pooling and Servicing Agreement, the Transferor will covenant to accept the transfer of all Receivables in an Account upon the breach of certain representations and warranties relating to requirements of law applicable to the Account Owner, if, as a result of such breach, any Receivable in such Account becomes a Defaulted Receivable or the Trust's rights in, to or under such Receivables are impaired or the proceeds thereof are not available to the Trust free and clear of any lien ( other than those permitted by the Pooling and Servicing Agreement and subject to certain cure periods). The Transferor also will make certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. The Account Owners will make similar covenants and representations and warranties in the respective Receivables Transfer Agreements. However, the Trustee will not make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period, if any, is that the Transferor will generally be obligated to accept the transfer of all Receivables in the Account affected thereby (for transfer to the applicable Account Owner under its Receivables Transfer Agreement). In addition, in the event of a breach of certain representations and warranties, the Servicer may be obligated to accept the reassignment and transfer of the Receivables transferred by it to the Trust, which reassignment will constitute the sole remedy available to Certificateholders with respect to any such breach. See "The Pooling and Servicing Agreement Generally--Representations, Warranties and Covenants" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

    Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables, if such laws result in any Receivables being written off as uncollectible. See "The Pooling and Servicing Agreement Generally--Defaulted Receivables; Rebates and Fraudulent Charges."

    COMPETITION IN THE BANK CREDIT CARD INDUSTRY. The bank credit card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card issuers seek to expand or to enter the market. As a result of this competition, the industry is undergoing significant consolidation. This consolidation may have the effect of making some of the largest credit card issuers more cost efficient. In addition, the competition for high credit quality individuals results in a significant number of solicitations for a finite number of prospects. The use of introductory or promotional rates has led to an increased number of individuals shopping among credit cards and, therefore, a lowered loyalty to any one credit card. The Account Owners' ability to compete in the credit card industry will affect their ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Account Owners do not designate Additional Accounts, a Pay Out Event or Reinvestment Event could occur, in which event a Rapid Amortization Period or Rapid Accumulation Period would commence. See "The Banks' Credit Card Activities--Competition."


    TIMING OF PRINCIPAL PAYMENTS OTHER THAN AT EXPECTED MATURITY. The Receivables in the Trust may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts the Receivables of which are included in the Trust or that any particular pattern of cardholder repayments will occur. The continuation of the Revolving Period of a Series will be dependent upon the continued generation of new Receivables for the Trust. The Pooling and Servicing Agreement provides that the Transferor will be required and the Receivables Transfer Agreements provide that the applicable Account Owner will be required (subject to certain conditions) to designate Additional Accounts, the Receivables of which will be added to the Trust in the event that the Transferor Amount or the amount of the Principal Receivables is not maintained at a certain minimum amount. If Additional Accounts are not designated by the Transferor and the Account Owners when required, a Pay Out Event or Reinvestment Event for one or more Series may occur and result in the commencement of a Rapid Amortization Period or Rapid Accumulation Period for such Series. See "The Pooling and Servicing Agreement Generally--Pay Out Events and Reinvestment Events" herein and "Description of the Certificates--Pay Out Events and Reinvestment Events" in the Prospectus Supplement for a discussion of other events which might lead to the commencement of the Rapid Amortization Period or Rapid Accumulation Period for a Series. If the rate of reborrowing by credit card holders declines significantly, resulting in a significant decline in the amount of Receivables generated in the Accounts, and the Transferor does not designate sufficient Additional Accounts, a Pay Out Event or Reinvestment Event for one or more Series could result causing the commencement of the Rapid Amortization Period or Rapid Accumulation Period for each such Series. In addition, increased convenience use, where cardholders pay their Account balances in full on or prior to the due date and thus avoid all finance charges on purchases, would decrease the effective yield on the Accounts, and could cause the commencement of the Rapid Amortization Period or Rapid Accumulation Period for one or more Series, as well as decreased protection to holders of Certificates against defaults under the Accounts. Convenience use is more common among cardholders who are not assessed any annual cardholder fee than among those who pay such fees, and a substantial majority of the cardholders on the Accounts are not charged an annual cardholder fee. A decrease in the rate of payment by cardholders or a decline in reborrowing could delay the return of principal to the Certificateholders during the Amortization Periods for each Series. See "Receivable Yield Considerations" in the Prospectus Supplement. A significant portion of the Receivables which will be transferred to the Trust exist or will arise in Accounts resulting from two large affinity and co-branded credit card programs.While the Banks have enjoyed a long relationship with such groups, the possibility exists that the groups could move their endorsement to another institution. In such case, the Banks would expect to reissue credit cards to the cardholders; however, it is not possible to predict how many of the Accounts would be closed. This could affect the amount of Receivables in the Trust and, if the Transferor failed to designate Additional Accounts when required, could result in the occurrence of a Pay Out Event or Reinvestment Event for one or more Series.

    PROPOSED LEGISLATION--LIMITATION ON FINANCE CHARGES. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. The potential effect of any such legislation could be to reduce the yield on the Accounts. If such yield is reduced, a Pay Out Event or Reinvestment Event could occur, and a Rapid Amortization Period or Rapid Accumulation Period may commence. See "The Pooling and Servicing Agreement Generally--Pay Out Events and Reinvestment Events."

    RISKS PRESENTED BY SOCIAL, GEOGRAPHIC AND ECONOMIC FACTORS. Changes in card use, payment patterns and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include changes in consumer confidence levels and attitudes regarding incurring debt, the public's perception of the use of credit cards, and changing attitudes regarding the stigma of personal bankruptcy. Economic factors include the rate of inflation, the unemployment rates and relative interest rates offered for various types of loans. Adverse changes in economic conditions in any states where cardholders are located could have a direct impact on the timing and amount of payments on the Certificates of any Series. See "The Banks' Credit Card Activities" herein and in the Prospectus Supplement. For a detailed discussion of geographic factors, see "Risk Factors--Risks Associated with Geographic Concentration" herein. Neither the Account Owners nor the Transferor are able to determine and have no basis to predict whether, or to what extent, economic, social or geographic factors will affect future card use or repayment patterns.

    EFFECT OF ADDITION OF TRUST ASSETS ON CREDIT QUALITY. The Transferor and the Account Owners expect, and in some cases will be obligated (subject to certain exceptions) to designate Additional Accounts, the Receivables of which will be conveyed to the Trust. Such Additional Accounts may include accounts originated using criteria different from those that were applied to the Accounts designated on an earlier date, because such accounts were originated at a different date or were acquired from another institution. Consequently, there can be no assurance that Additional Accounts designated in the future will be of the same credit quality as Accounts designated on an earlier date. In addition, the Pooling and Servicing Agreement provides that the Transferor may add Participation Interests to the Trust. The designation of Additional Accounts and Participation Interests will be subject to the satisfaction of certain conditions described herein under "The Pooling and Servicing Agreement Generally--Addition of Accounts or Participation Interests."

    BASIS RISK. The Accounts generally have finance charges set at a variable rate above the prime rate or other specified index. Any Class of Certificates offered hereby may bear interest at a fixed-rate or a floating-rate based on a different floating-rate index. If there is a decline in the prime rate or such other specified index, the amount of collections of Finance Charge Receivables on the Accounts may be reduced, whereas the amounts payable as interest with respect to the Certificates and other amounts required to be funded out of collections of Finance Charge Receivables may not be similarly reduced.

    IMPACT OF DISCOUNT OPTION; SLOWER PAYMENT RATE. Pursuant to the Pooling and Servicing Agreement, the Transferor will designate a percentage of collections of Principal Receivables to be treated as collections of Finance Charge Receivables. Such designation will result in an increase in the amount of collections of Finance Charge Receivables and a lower amount of collections in respect of Principal Receivables than otherwise would occur. The Transferor may, without notice to or the consent of Certificateholders, increase, reduce or eliminate the percentage of collections of Principal Receivables treated as collections of Finance Charge Receivables. See "The Pooling and Servicing Agreement Generally--Discount Option." Any such change that raises the Discount Percentage would result in an increase in the amount of collections of Finance Charge Receivables and a lower payment rate of collections of Principal Receivables and will reduce the Transferor Amount (which is calculated after applying the Discount Percentage to the aggregate amount of Principal Receivables), thereby making certain Pay Out Events or Reinvestment Events based in part on the amount of collections of Finance Charge Receivables less likely to occur and increasing the likelihood that the Transferor will be required to designate Additional Accounts. Any such change that reduces or eliminates the Discount Percentage will have the opposite effect.

    LIMITED NATURE OF RATING. Any rating assigned to the Certificates of a Series or a Class of a Series by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that Certificateholders will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and will be based primarily on the value of the Receivables in the Trust and the availability of any Series Enhancement with respect to such Series or Class of such Series. Any such rating will therefore generally address credit risk and will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any certificates of such Class or Series will be prepaid, paid on a scheduled date or paid on any particular date before the applicable Stated Series Termination Date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event or Reinvestment Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. Further, the available amount of any Series Enhancement for any such Series or Class may be limited and may be subject to reduction from time to time as described in the related Prospectus Supplement. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class of such Series, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor.

    REDUCTION OR WITHDRAWAL OF RATINGS. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency based upon the risk factors described herein or, if in such Rating Agency's judgment, any other circumstances or combination thereof so warrant. Any such reduction or withdrawal of a rating, if it were to occur could adversely affect the market value of the Certificates.

    OPTIONAL REPURCHASE. The terms of any Series of Certificates may provide that, at such time as the amount of the Certificates has been reduced to a stated percentage of the original Investor Amount of such Series, the Transferor will be entitled to repurchase the remaining Certificates of such Series. The amount of the Certificates of a Series which may remain outstanding at the time of a repurchase will be specified on a Series by Series basis and, with respect to any given Series, subject to the specific terms of such Series, it is possible that the repurchase option could be exercised when 10% or more of the principal amount of the Certificates of such Series remained outstanding. Such repurchase may result in an early return of the Certificateholder's investment. It is not expected that any premium will be paid to the Certificateholders in the event of the exercise of the repurchase option and there can be no assurance that a Certificateholder will be able to invest such early repayment amount at a similar rate of return.

    ISSUANCE OF NEW SERIES; EFFECT ON TIMING OR AMOUNT OF PAYMENTS TO CERTIFICATEHOLDERS AND VOTING RIGHTS. The Trust, as a master trust, is expected to issue an initial Series of Certificates and to issue additional Series from time to time thereafter. While the Principal Terms of any Series will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the Certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancement, provisions subordinating such Series to another Series or other Series (if the Series Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. Such Principal Terms, including any subordination or other relationship of a Series to other subsequently or previously issued Series, will be described in the Prospectus Supplement relating to such Series. The issuance of any additional Series is subject to the Rating Agency Condition and, if any Series outstanding was characterized as debt at the time of its issuance, the delivery of a Tax Opinion. There can be no assurance, however, that the Principal Terms of any Series issued from time to time might not have an impact on the timing and amount of payments received by a Certificateholder of any other Series. No Series Supplement relating to a Series may change the terms of the Pooling and Servicing Agreement applicable to the Certificates of any other Series, whether such other Series have been issued before or after the Series to which such Series Supplement relates. However, the Certificateholders of any Series issued in addition to outstanding Series will have voting rights which, with respect to certain votes, waivers or consents under the Pooling and Servicing Agreement, will reduce the percentage interest represented by the Certificates of the outstanding Series of the aggregate unpaid principal amount of the Certificates of all Series that are entitled to vote. Such votes, waivers and consents include directing the appointment of a successor Servicer following a Servicer Default, amending the Pooling and Servicing Agreement and directing a reassignment of the entire portfolio of Accounts. See "Description of the Certificates--New Issuances."

    RISKS ASSOCIATED WITH GEOGRAPHIC CONCENTRATION. If the Trust contains a high concentration of Receivables relating to cardholders located within a single state or region in the United States, events in that state or region may have a magnified effect on the Trust due to such concentration. The Prospectus Supplement relating to a Series to be offered thereby and hereby will set forth a then-current detailed geographic breakdown of the number of Receivables and the amount of Receivables, each relating to cardholders with addresses in each applicable state containing a concentration of cardholders. See "The Receivables--Geographic Distribution of Accounts and Receivables" in the related Prospectus Supplement. The Transferor, however, is unable to determine and has no basis to predict, with respect to any state or region, whether any such events have occurred or may occur, or to what extent such events may affect the Receivables or the payment of the Certificates, or what effect a change in the geographic distribution of the Receivables in the future may have on the Certificates.

    ALLOCATIONS OF TRUST ASSETS AMONG ONE OR MORE SERIES OR GROUPS. To the extent provided in any Series Supplement, or any amendment to the Pooling and Servicing Agreement, portions of the Receivables or Participation Interests conveyed to the Trust and all collections received with respect thereto may be allocated to one or more Series or Groups as long as the Rating Agency Condition is satisfied for such allocation and the Servicer shall have delivered an officer's certificate to the Trustee to the effect that the Servicer reasonably believes that such allocation will not have an Adverse Effect.

                                USE OF PROCEEDS

    The net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement will be paid to the Transferor. Unless otherwise specified in the related Prospectus Supplement, the Transferor will use such proceeds to purchase additional Receivables and repay loans made by Commercial Credit Company or its affiliates.

                                   THE TRUST

    The Trust will be formed, in accordance with the laws of the State of Delaware, pursuant to the Pooling and Servicing Agreement. The Trust will not engage in any activity other than acquiring and holding the Receivables and any other assets of the Trust and proceeds therefrom, issuing Certificates with respect to each Series issued by the Trust, the Transferor Certificate and any Supplemental Certificates and making payments thereon, obtaining Series Enhancement applicable to any Series and activities related thereto. As a consequence, the Trust does not have and is not expected to have any source of capital resources other than the Trust Assets.

    The Transferor will convey to the Trust, without recourse, its interest in all Receivables existing on a date designated prior to the issuance of the first Series of Certificates (the "Initial Cut-Off Date") in certain VISA and MasterCard consumer revolving credit card Accounts (the "Initial Accounts") that meet the criteria provided in the Pooling and Servicing Agreement for an Eligible Account as of the Initial Cut-Off Date, and will convey to the Trust, without recourse, its interest in all Receivables arising under such Initial Accounts thereafter, in exchange for the net cash proceeds from the sale of such first Series of Certificates plus the Transferor Certificate representing the Transferor's Interest and other certificated or uncertificated interests in the Trust Assets. In addition, the Transferor may convey from time to time to the Trust, without recourse, except as provided in the Pooling and Servicing Agreement, its interest in all Receivables existing in designated accounts ("Additional Accounts"), if any, at the close of business on the applicable cut-off date and Receivables thereafter arising in such Additional Accounts, and the Transferor may, from time to time, convey Participation Interests to the Trust. The Trust Assets consist of the Receivables arising under selected credit card accounts or other consumer revolving credit card accounts originated by Travelers Bank & Trust, fsb, The Travelers Bank USA or affiliates of the Banks, all monies due or to become due and all amounts received with respect thereto, all proceeds of the Receivables, proceeds of credit insurance policies relating to the Receivables, all monies and other property constituting Eligible Investments, if any, on deposit in, credited to or held in certain accounts of the Trust and the benefits of any type of Series Enhancement. The Receivables, the proceeds thereof and the Trust Assets do not, however, include amounts recovered ("Recoveries") from Accounts in which the Receivables have been written off as uncollectable. The Trust Assets may also include Participation Interests. Under the Receivables Transfer Agreements, the Transferor will have the right (subject to certain limitations and restrictions) and, in some circumstances, under the Pooling and Servicing Agreement will be obligated to require the Account Owners to designate Additional Accounts to be included as Accounts and the Transferor will convey to the Trust, pursuant to the Pooling and Servicing Agreement, its interest in all Receivables of such Additional Accounts. See "The Pooling and Servicing Agreement Generally-- Addition of Accounts or Participation Interests." In addition, the Transferor may, but is not obligated to, designate, from time to time, Participation Interests or Receivables to be removed from the Trust. See "The Pooling and Servicing Agreement Generally--Removal of Accounts."


                       THE BANKS' CREDIT CARD ACTIVITIES

GENERAL

    The Receivables which the Banks have conveyed or will convey to the Transferor pursuant to the respective Receivables Transfer Agreements have been or will be, except as otherwise described in the Prospectus Supplement, generated from transactions made by holders of selected VISA and MasterCard credit card accounts, including regular and premium accounts, from the Travelers Consumer Credit Card Portfolio. Both premium and regular accounts undergo the same credit analysis, but premium accounts have higher initial credit limits because of the higher incomes of the cardholders. In addition, premium accounts generally offer a wider variety of services to the cardholders. Servicing of the Travelers Consumer Credit Card Portfolio is performed primarily by the Banks; however, certain data processing and administrative functions associated with the servicing of the Travelers Consumer Credit Card Portfolio are currently performed on behalf of the Banks by First Data Resources, Inc. ("FDR"). See "Description of FDR." If FDR were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by cardholders could occur, and the replacement of the services that FDR currently provides to the Banks could be time consuming. As a result, delays in payments to Certificateholders of any Series outstanding at such time could occur.

    Set forth below is certain information relating to the activities of the Banks. The Prospectus Supplement may amend, modify or supplement such information. To the extent the Trust assets include any Participation Interests or Receivables other than those of the type described herein, the Prospectus Supplement will describe the nature and characteristics of such Participation Interests or Receivables.

ACQUISITION AND USE OF CREDIT CARDS

    Substantially all of the Banks' new accounts are generated through direct mail and telemarketing solicitations of potential cardholders. The Banks marketing efforts are directed towards affinity groups (such as nationwide professional associations, fraternal organizations and affiliates of Travelers) and individuals. The Banks utilize a number of methods to identify potential cardholders who meet their respective credit and demographic criteria, including acquiring lists of potential cardholders from credit bureaus and other various sources.

    Since 1995, the criteria applied by the Banks to evaluate potential cardholders have included credit scoring using a custom model developed by the Fair, Isaac's Companies, an independent firm experienced in developing credit scoring models. Credit scoring evaluates a potential cardholder's credit profile to arrive at an estimate of the associated credit risk. Credit scoring models are developed by statistically evaluating common characteristics and their correlation with credit risk. Prior to 1995, the Banks used generic scorecards to evaluate applicant credit risk.

    Potential cardholders must meet minimum credit and income level standards established by the Banks to receive a specific credit limit. Cardholders not meeting the minimum standards for the initial product offer are offered a reduced credit limit for which they qualify or their application is declined. Cardholders may request to have their credit line increased upon completion of a full application. After a review of the full application and credit bureau report, the Banks decide whether to extend additional credit. Also, the Banks periodically initiate credit line increases for cardholders meeting minimum standards for usage and payment history established by the Banks.

    Accounts are opened with an initial term of three years. At the anniversary date, accounts which meet certain criteria for usage and payment history are reissued for three year terms.

    Each cardholder is subject to an agreement governing the terms and conditions of the related VISA or MasterCard account. Pursuant to each such agreement, the Bank that owns the Account reserves the right, upon advance notice to the cardholders to change or terminate any terms, conditions, services or features of its VISA and MasterCard accounts at any time, including increasing or decreasing finance charges, other fees and charges or minimum payment terms. The agreement with each cardholder provides that the relevant Bank may apply such changes, when applicable, to current outstanding balances as well as to future transactions. However, the laws of the state in which particular cardholders reside may impact the ability of the relevant Bank to apply changes. Under state law certain fees and charges may be limited. See "Risk Factors--Effect of Consumer Protection Laws on Certificateholders" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

    A cardholder may use the credit card for either purchases, cash advances or to transfer balances from other credit card accounts. Cardholders make purchases when using the credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine or when the cardholder uses special drafts issued by the relevant Bank to draw against the cardholder's credit line. The Banks do not generally limit the amount of credit available for cash advances on new accounts other than the total credit line available for such account.

    When a cardholder uses the credit card issued by a bank under contract with VISA or MasterCard (a "member bank"), the seller of goods or services or the provider of cash advances generally sells the resulting receivable to a merchant bank, which in turn sells the receivable (usually indirectly, through a clearing corporation and its agent bank) to the member bank for its face amount less interchange and other fees. The member bank is usually required by its contracts with VISA and MasterCard to purchase and pay daily for all receivables generated by use of credit cards issued by the member bank. If the member bank were to fail to perform such obligations, VISA or MasterCard would have the right to cancel the credit cards issued by the member bank.

BILLING AND PAYMENTS

    Each Bank, using FDR as its service bureau, generates and mails to cardholders monthly statements summarizing account activity. Cardholders receive a grace period on purchases of 20 to 25 days. Cardholders must make a minimum monthly payment equal to 1/50th of their total account balance (which includes their principal balance and finance and other charges). If such amount is less than a stated minimum monthly payment (generally $15), the stated minimum monthly payment is due.

    All fees, charges and credit insurance premiums assessed by the Banks are automatically charged to an account and are included in the account balance at the end of each billing cycle. The finance charges assessed by the Banks are calculated by multiplying the average daily balances of cash advances and previously billed unpaid purchases in an account by the applicable periodic rate. Finance charges are not assessed in most circumstances on purchases if all balances shown in the billing statement are paid by the due date. Under certain conditions related to customer performance, the Banks may immediately convert the Annual Percentage Rate applicable to existing and future balances to a higher rate.

    The Banks primarily offer cards to customers without an annual fee. The Banks do, however, assess miscellaneous transaction fees, including cash advance and draft fees, late and over limit charges, and returned check, returned draft, and draft stop payment charges. Such miscellaneous fees are not expected to constitute a material portion of Finance Charge Receivables.

    Certain data processing and administrative functions associated with the servicing of the Travelers Consumer Credit Card Portfolio are currently being performed on behalf of the Banks by FDR. FDR is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. FDR is a subsidiary of First Data Corp.

DELINQUENCIES

    Each account is billed monthly on or about the same day of the month. An account is "contractually delinquent" if the minimum payment indicated on the cardholder's statement is not received by the due date. For purposes of determining the delinquency of an account, the period from one monthly billing statement to the next is considered a period of 30 days, regardless of the actual number of days elapsed. Efforts to collect contractually delinquent credit card receivables currently are made by the personnel of Commercial Credit Corporation, on behalf of the Banks, who are dedicated to the servicing of the portfolios of the Banks. Collection activities include statement messages, formal collection letters and telephone calls. Collection personnel initiate telephone contact with cardholders as early as 5 days contractually delinquent. The intensity at which collection activity is pursued depends on the risk the account presents to the Bank that owns such account which is determined by credit bureau scoring, behavioral scoring and adaptive control techniques. In the event that initial telephone contact fails to resolve the delinquency, the Bank that owns such account continues to contact the cardholder by telephone and by mail. Although such arrangements are made infrequently, the Banks may also enter into arrangements with cardholders to extend or otherwise change payment schedules based on demonstrated financial need. Delinquency levels are regularly monitored by management of the Banks. Accounts are charged off in the month following the date in which they bill 180 days contractually delinquent. Non-bankrupt accounts are scored using a custom recovery score. Accounts with a low collectibility score are assigned to outside collection agencies within 30 days. Each of the Banks may continue to employ its standard collection procedures for up to one year for those accounts which do not receive a low collectibility score. The Banks charge-off accounts within 30 days after receipt of official notice that the customer has died (a death certificate) or of discharge in bankruptcy, and within 90 days after receipt of any notice of fraudulent charges within such account. The credit evaluation, servicing and charge-off policies and collection practices of the Banks may change from time to time in accordance with each Bank's business judgment and applicable laws and regulations.

    Information with respect to the delinquency and loss experience of the consumer credit card portfolio of the Account Owners is contained in the Prospectus Supplement. Such information sets forth delinquencies grouped by the number of days Receivables are delinquent and the percentage of the portfolio which is delinquent. The loss experience information will show the Receivables outstanding, the charge-offs in dollars and as a percentage of the Receivables outstanding. In addition, the Prospectus Supplement will include information on the composition of the Trust Portfolio by period of delinquency.

INTERCHANGE

    Creditors participating in VISA and MasterCard systems receive certain fees ("Interchange") as partial compensation for processing transactions, taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of the Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange approximates 1.4% of the transaction amount. VISA and MasterCard may from time to time change the amount of

Interchange reimbursed to banks issuing their credit cards. The Finance Charge Receivables transferred to the Trust do not and are currently not anticipated to include Interchange.

COMPETITION

    The bank credit card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card issuers seek to expand or to enter the market. The Banks issue VISA and MasterCard credit cards to customers nationwide competing with certain money center banks and other large nationwide issuers, as well as with regional and local banks, savings and loan associations, and other depository institutions, many of whom have sizable branch systems through which credit cards are marketed to the institutions' customer bases. Many of these competitors have larger credit card portfolios than either Bank. Certain major credit card issuers are more aggressive than the Banks regarding the solicitation of new accounts through direct mail and telemarketing. The Banks have primarily responded to the increased competition by marketing cards to affinity groups (including affiliates of Travelers) and by offering promotional rates on new accounts and on balance transfers from existing accounts.

    The Trust will be dependent upon the Banks' continued ability to generate new Receivables. The Banks' ability to compete in the credit card industry will directly affect its ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly, a Pay Out or Reinvestment Event with respect to a Series or all Series could occur and the Rapid Amortization Period or Rapid Accumulation Period could commence.

                                   THE BANKS

    Each of the Banks is a wholly-owned subsidiary of Commercial Credit Company ("Commercial Credit"), which is a wholly-owned subsidiary of Travelers Group Inc. ("Travelers"). Travelers Bank & Trust, fsb is a federally-chartered savings bank granted a charter as such on November 25, 1997 by conversion of The Travelers Bank, a Delaware state-chartered bank whose predecessor had been initially formed in February 1963. The Travelers Bank USA is a Delaware state-chartered bank formed in September 1989.

    The Travelers Bank USA, a credit card bank, must undergo periodic examination, by the Delaware State Bank Commissioner and the FDIC. Travelers Bank & Trust, fsb is subject to regulation and examination by the Office of Thrift Supervision. The Banks are subject to regulations relating to capitalization, leverage, reporting, dividends, permitted assets and liability products, and the Banks are also subject to the Community Reinvestment Act, which assesses the records of the Banks in helping to meet the credit needs in the delineated community of the Banks including low and moderate income neighborhoods, consistent with a safe and sound banking operation. In addition, a number of federal and state consumer protection laws and regulations are applicable to the Banks including the Truth in Lending Act, which requires consumer disclosure of the cost of credit and governs billing dispute resolution, the Equal Credit Opportunity Act, which prohibits discrimination in any aspect of a credit transaction based on race, color, national origin, sex, marital status, age, income from public assistance programs and exercise of rights under the Consumer Protection Act and the Fair Credit Reporting Act, which is aimed at ensuring the accuracy and fairness of the mechanism by which consumer credit and other information on consumers is assembled and evaluated. Each Bank's deposits are insured by the FDIC.

    The principal executive office of Travelers Bank & Trust, fsb is located at Christiana Corporate Center, 100 Commerce Drive, Newark, Delaware 19713 (telephone: (302) 454-5500). The principal executive office of the Travelers Bank USA is located at Christiana Corporate Center, 100 Commerce Drive, Newark, Delaware 19713 (telephone: (302) 454-5500).

                                 THE TRANSFEROR

    CC Credit Card Corporation is a Delaware corporation incorporated on November 7, 1997. Its principal executive office is located at 100 Commerce Drive, Suite No. 300B, Newark, Delaware 19713 and its telephone number is (302) 451-6456. The Transferor is a subsidiary of Commercial Credit Company. The Prospectus Supplement for each Series will provide additional information relating to the Transferor.

                                  THE ACCOUNTS

    The Receivables will arise in certain credit card accounts designated by the Banks pursuant to the respective Receivables Transfer Agreements (the "Trust Portfolio") and selected from the total portfolio of VISA and MasterCard accounts of Travelers Bank & Trust, fsb and The Travelers Bank USA (the "Travelers Consumer Credit Card Portfolio"). An account in the Travelers Consumer Credit Card Portfolio must be an Eligible Account to be selected for inclusion in the Trust Portfolio.

    For information concerning the origination of accounts in the Travelers Consumer Credit Card Portfolio see "The Banks' Credit Card Activities." For Information concerning the designation of Accounts and the representations and warranties made by the Account Owners, see "The Receivables Transfer Agreements." Under the Receivables Transfer Agreements, the Account Owners have broad discretion in selecting accounts to be designated as accounts from which Receivables will be transferred. The primary restriction is that the accounts qualify as "Eligible Accounts." See "The Pooling and Servicing Agreement Generally--Representations, Warranties and Covenants" for a description of Eligible Accounts.

    The Prospectus Supplement relating to a Series will provide certain information about the Trust Portfolio as of the date specified. Such information will include the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of account balances of the Accounts, the range of credit lines of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, information with respect to the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts. The Prospectus Supplement will also include information concerning the Travelers Consumer Credit Card Portfolio including delinquency and loss experience for the Travelers Consumer Credit Card Portfolio.

                        DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued in Series pursuant to the Pooling and Servicing Agreement (as supplemented by a Series Supplement relating to such Series) entered into among CC Credit Card Corporation, as Transferor, Travelers Bank & Trust, fsb, as Servicer of the Accounts and the Receivables, and The Bank of New York, as Trustee for the Certificateholders of each Series. Pursuant to the Pooling and Servicing Agreement, the Transferor may execute further Series Supplements among the Transferor, the Servicer and the Trustee in order to issue additional Series. See "--New Issuances." The Trustee will provide a copy of the Pooling and Servicing Agreement (without exhibits or schedules), including any Series Supplements, to Certificateholders of any Series without charge upon written request. A copy of the form of Pooling and Servicing Agreement has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus forms a part.

    The following summaries describe certain provisions common to each Series. Information specific to a Series will be contained in the related Prospectus Supplement. The following summaries together with information included elsewhere in this Prospectus and the information with respect to a specific Series contained in the related Prospectus Supplement describes the material terms of the Certificates. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement and the Series Supplement relating to each Series. When particular provisions or terms used in the Pooling and Servicing Agreement or any Series Supplement are referred to herein, such provisions or terms shall be as specified in the Pooling and Servicing Agreement or Series Supplement.

GENERAL

    The Pooling and Servicing Agreement does not limit the amount of Certificates that can be issued thereunder and provides that any Series may be issued thereunder up to the aggregate principal amount specified in the related Series Supplement that may be entered into among the Transferor, the Servicer and the Trustee. Each Series will consist of one or more Classes, one or more of which may be floating-rate Certificates or fixed-rate Certificates or other type of Certificates as specified in the related Prospectus Supplement. A Series may include a Class or Classes that are subordinated in right of payment of principal and/or interest to another Class or other Classes of such Series or any other Series. If so specified in a related Prospectus Supplement, such subordinated Class or Classes may be offered hereby and by the related Prospectus Supplement or may be retained by the Transferor or an affiliate of the Transferor.

    The Certificates of any Series will generally represent the right to receive, to the extent of amounts then payable on the applicable Series of Certificates, from the Trust Assets, a floating percentage (in the case of Principal Receivables during the Revolving Period of a Series and Finance Charge Receivables and Defaulted Receivables during the Revolving Period and the Amortization Period of a Series) or a percentage calculated as a fraction with a fixed numerator, subject to certain exceptions (in the case of Principal Receivables during any Amortization Period for a Series) (each, the "Series Percentage") of all cardholder payments on the Receivables.

    The Transferor holds the interest in the Principal Receivables not represented by the Certificates of all outstanding Series. The Transferor holds an undivided interest in the Trust (the "Transferor's Interest"), including the right to a percentage (the "Transferor Percentage") of all cardholder payments on the Receivables.

    During the Revolving Period for any Series, the Invested Amount for such Series will generally remain constant except in certain limited circumstances (such as a Series with a Pre-Funding Account) as specified in the related Prospectus Supplement. See "The Pooling and Servicing Agreement Generally--Defaulted Receivables; Rebates and Fraudulent Charges." The amount of Principal Receivables, however, will vary each day as new Principal Receivables are created and others are paid. The Transferor Amount will fluctuate daily, therefore, to reflect the changes in the amount of the Principal Receivables. In addition, the Transferor Amount will be reduced by the effect of the Discount Percentage in effect from time to time. When a Series is amortizing, the Invested Amount for such Series will generally decline for each Monthly Period as cardholder payments of Principal Receivables allocated to such Series are collected and held for distribution to the Certificateholders or deposited in a Series Account for the benefit of such Series or a Class of such Series for payment to the applicable Certificateholders when due. As a result, the Transferor Amount will generally increase each month to reflect the reductions in the Invested Amount of a Series and will also change to reflect the variations in the amount of Principal Receivables.

    Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate

Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

    If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

    Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems.

    Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Certificates will be Cede as nominee of DTC. No Certificate Owner acquiring an interest in Certificates of a Series which have been issued in book-entry form will be entitled to receive a certificate representing such person's interest in the Certificates of such Series unless and until Definitive Certificates are issued under the limited circumstances described herein. All references herein to actions by Certificateholders of a Series shall refer (unless Definitive Certificates are so issued with respect to such Series) to actions taken by DTC, Cedel or Euroclear upon instructions from DTC Participants, Cedel Participants or Euroclear Participants, respectively, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates of such Series, as the case may be, for distribution to Certificate Owners of such Series in accordance with DTC procedures. See "--Definitive Certificates." Distributions will be made to DTC in immediately available funds.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others ("Indirect Participants") such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, Participants, either directly or indirectly.

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC (other than Cedel Participants and Euroclear Participants), on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

    Certificate Owners of a Series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates of such Series may do so only through Participants and Indirect Participants. In addition, Certificate Owners of a Series will receive all distributions of principal of and interest on the Certificates of such Series from the Paying Agent through the Participants who in turn will receive them from DTC. Under a book-entry system, Certificate Owners of a Series may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward the payments to Indirect Participants or Certificate Owners of such Series. Certificate Owners of a Series will not be recognized by the Trustee as Certificateholders of such Series, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners of a Series will only be permitted to exercise the rights of Certificateholders of such Series indirectly through DTC and its Participants, who in turn will exercise the rights of Certificateholders of such Series through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates of a Series and is required to receive and transmit distributions of principal of and interest on the Certificates of such Series. Participants and Indirect Participants with which Certificate Owners of a Series have accounts with respect to the Certificates of such Series similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners of a Series will not possess Certificates of such Series, such Certificate Owners will receive payments and will be able to transfer their interests.

    Because DTC may only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner of a Series to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC has advised the Servicer that it will take any action permitted to be taken by a Certificateholder of a Series under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates of such Series are credited. Additionally, DTC has advised the Servicer that it will take such actions with respect to specified percentages of the applicable Investor Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that constitute such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangement for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences."

Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under a related agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

    Book-entry Certificates of a Series will be re-issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners of such Series or their respective nominees rather than to DTC or its nominee only if
(i) the Transferor advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as Depository with respect to any Class of Certificates of such Series, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to such Series or Class through DTC, or (iii) after the occurrence of a Servicer Default, Certificate Owners of such Series or Class evidencing more than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system with respect to the Certificates of such Series or Class through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners of such Certificates.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates of such Series. Upon surrender by DTC of the definitive certificates representing the Certificates of such Series or Class and instructions for re-registration, the Transferor will execute and the Trustee will authenticate and deliver such Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders").

    Distribution of principal and interest on the Definitive Certificates of a Series will be made by the Paying Agent for such Series directly to Holders of such Series in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date for a Series. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to respective Certificateholders. The Trustee will provide such notice to registered Certificateholders of such Series not later than the fifth day of the month of such final distribution.

    Definitive Certificates of a Series will be transferable and exchangeable at the offices of the Transfer Agent and Registrar for such Series. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar of such Series may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

THE TRANSFEROR CERTIFICATE; ADDITIONAL TRANSFERORS

    The Pooling and Servicing Agreement provides that the Transferor may surrender the Transferor Certificate to the Trustee in exchange for a newly issued Transferor Certificate and one or more additional certificates (each, a "Supplemental Certificate") for transfer or assignment to a person designated by the Transferor upon the execution and delivery of a supplement to the Pooling and Servicing Agreement

(which supplement will be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement; see "The Pooling and Servicing Agreement Generally -- Amendments"); provided, that (a) the Transferor shall have given written notice to each Rating Agency of such exchange, (b) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than 2% of the total amount of Principal Receivables as of the date of, and after giving effect to, such exchange and (c) if any Series of Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto. Any transfer or exchange of a Supplemental Certificate is subject to the conditions set forth in clauses (b) and (c) above.

    The Transferor Certificate (or any interest therein) may be transferred to an entity that is a member of the "affiliated group" of which Travelers Group Inc. is the "common parent" (as such terms are defined in Section 1504(a) of the Code); provided, that (i) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, and (ii) any such transferee will be deemed to be a "Transferor" for certain limited purposes of the Pooling and Servicing Agreement.

    The Transferor may designate affiliates of Commercial Credit Company to be included as a Transferor ("Additional Transferors") under the Pooling and Servicing Agreement (by means of an amendment to the Pooling and Servicing Agreement that will not require the consent of any Certificateholder; see "The Pooling and Servicing Agreement Generally --Amendments") and, in connection with such designation, the Transferor shall surrender the Transferor Certificate to the Trustee in exchange for a newly issued Transferor Certificate modified to reflect such Additional Transferor's interest in the Transferor's Interest; provided, however, that (i) the conditions set forth in the preceding two paragraphs with respect to the issuance of a Supplemental Certificate or the transfer of the Transferor Certificate, as applicable, shall have been satisfied with respect thereto prior to such designation and exchange and (ii) any applicable conditions described in "The Pooling and Servicing Agreement Generally -- Addition of Accounts or Participation Interests" shall have been satisfied with respect to the transfer of Receivables or Participation Interests by any Additional Transferor to the Trust. Following the inclusion of an Additional Transferor, the Additional Transferor will be treated in the same manner as a Transferor and each Additional Transferor generally will have the same obligations and rights as the initial Transferor described herein.

INTEREST PAYMENTS

    Each Class of a Series will accrue interest at the rate per annum specified in, or in the manner determined in, the related Prospectus Supplement (calculated on the basis specified in the related Prospectus Supplement). Interest on all Certificates will be due and payable on the Distribution Dates specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, interest for a Class of a Series will be calculated based on the outstanding principal balance of such Class at the end of the rate determination period preceding the applicable Distribution Date.

    To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of floating-rate Certificates. The interest rate on floating-rate Certificates will be a variable or adjustable rate. It is the Transferor's present intention, subject to changing market conditions, that the floating interest rate formula or index be based on an established financial index in the national or international financial markets. The Distribution Dates for floating-rate Certificates will be set forth in the related Prospectus Supplement and need not be the same as the Distribution Dates for the other Certificates of such Series, but may be either more or less frequent. For each Class of floating-rate Certificates, the related Prospectus Supplement will set forth the initial floating-rate certificate interest rate (or the method of determining it), the dates or the method for determining the dates on which the floating-rate certificate interest rate is adjusted, and the formula, index or other method by which such interest rate is determined on such dates.

PRINCIPAL PAYMENTS

    Unless otherwise specified in the related Prospectus Supplement, the Revolving Period for a Class of Certificates begins on the Relevant Closing Date and ends on the day before an Amortization Period begins for such Class. On each Distribution Date with respect to the Revolving Period, collections of Principal Receivables allocable to the Certificateholders' Interest of a Series will, subject to certain limitations, be paid to the holders of the Transferor Certificates, to amortizing or accumulating Series or deposited in the Excess Funding Account. After an Amortization Period begins with respect to any Class of Certificates, collections of Principal Receivables allocable to such Class will no longer be paid to the holders of the Transferor Certificates, to amortizing or accumulating Series or deposited in the Excess Funding Account but will generally either be deposited in the Collection Account or a Series Account to be distributed to Certificateholders on a date or dates specified in the related Prospectus Supplement or paid to such Certificateholders on the Distribution Dates specified in the related Prospectus Supplement following the commencement of the Amortization Period. To the extent that collections of Principal Receivables are available, subject to any controlled distribution amount or controlled deposit amount or other limitation set forth in the related Prospectus Supplement, payments of principal will be paid to Certificateholders of a Class until the Investor Amount of such Class has been paid in full; provided, that if one or more Classes is subordinated in right of payment of principal to another Class or Classes, the Certificateholders of such subordinated Class or Classes will, to the extent provided in the related Prospectus Supplement, receive payment only after the Investor Amount of the senior Class or Classes has been paid in part or in full. The extent of subordination of a Class of subordinated Certificates may be limited as described in the related Prospectus Supplement.

    Funds on deposit in the Collection Account or Series Account may be subject to a guaranteed rate agreement or guaranteed investment contract or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Certificates at the end of an Accumulation Period, such Class of Certificates may be subject to a maturity guaranty or other similar mechanism specified in the related Prospectus Supplement.

SHARED PRINCIPAL COLLECTIONS AND TRANSFEROR PRINCIPAL COLLECTIONS

    On each Distribution Date, (a) the Servicer will allocate Shared Principal Collections to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) the Servicer will withdraw from the Collection Account and pay to the holders of the Transferor Certificates an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of collections of Principal Receivables which the related Series Supplements specify are to be treated as "Shared Principal Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Principal Sharing Series which the related Series Supplements specify are "Principal Shortfalls" for such Distribution Date; provided, however, that if on any Distribution Date the Transferor Amount is less than or equal to the Required Transferor Amount or if the product of (x) the aggregate amount of Principal Receivables and (y) one minus the Discount Percentage is less than the Required Principal Balance, the Servicer will not distribute to the holders of the Transferor Certificates any Shared Principal Collections that otherwise would be distributed to the holders of the Transferor Certificates, but will deposit such funds in the Excess Funding Account. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period.

    The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period allocated to the Transferor's Interest but not due to the holder of any Supplemental Certificate and other amounts payable to the Transferor with respect to collections of Principal Receivables, regardless of whether such Collections were initially allocated to the Transferor or any Series, plus the amount of Excess Transferor Finance Charge Collections, if applicable, remaining after application to amounts payable from collections of Finance Charge Receivables (collectively, "Shared Transferor Principal Collections"). The Servicer will allocate the Shared Transferor Principal Collections to cover any Principal Shortfalls that have not been covered out of the Shared Principal Collections allocated to each Series that has been designated in the applicable Series Supplement as being entitled to receive Shared Transferor Principal Collections. If Principal Shortfalls remaining after the application of Shared Principal Collections exceed Shared Transferor Principal Collections for any Monthly Period, Shared Transferor Principal Collections will be allocated pro rata among each Series which in accordance with the Series Supplement for such Series is designated as being entitled to receive Shared Transferor Principal Collections. Shared Transferor Principal Collections permit coverage of Principal Shortfalls remaining after the application of Shared Principal Collections by using collections that would have been paid to the Transferor and in certain circumstances may allow an Amortization Period to be shortened. There can be no assurance that there will be any Shared Transferor Principal Collections with respect to any Monthly Period.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS

    Collections of Finance Charge Receivables allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series ("Excess Finance Charge Collections") may, if specified in the related Series Supplement, be applied to cover shortfalls, if any, with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series then outstanding as provided in the related Series Supplement.

    If specified in the Prospectus Supplement for a Series, collections of Finance Charge Receivables allocable to the Transferor's Interest in excess of the amounts necessary to make required payments with respect to any Supplemental Certificates and all other amounts otherwise payable to the Transferor with respect to collections of Finance Charge Receivables regardless of whether such collections were initially allocated to the Transferor or any Series (the "Excess Transferor Finance Charge Collections") will be applied to cover any shortfalls (after giving effect to the application of Excess Finance Charge Collections) with respect to amounts payable from collections of Finance Charge Receivables allocable to each Series designated in the applicable Series Supplement as being entitled to receive Excess Transferor Finance Charge Collections, pro rata based upon the amount of the shortfall (after giving effect to the application of Excess Finance Charge Collections), if any, with respect to each other Series designated in the applicable Series Supplement as being entitled to receive Excess Transferor Finance Charge Collections. In all cases, any Excess Transferor Finance Charge Collections remaining after covering shortfalls with respect to all designated Series will be treated as Shared Transferor Principal Collections. Excess Transferor Finance Charge Collections permit coverage of shortfalls with respect to amounts payable from collections of Finance Charge Receivables and Excess Finance Charge Collections allocable to a Series by using collections of Finance Charge Receivables which would otherwise be paid to the Transferor.

OPTIONAL REPURCHASE

    If specified in the Prospectus Supplement relating to a Series, the Certificates of such Series will be subject to repurchase at the option of the Transferor when the outstanding amount of the Certificates of such Series has been reduced to a specified level. With respect to any Series of Certificates, the percentage of the original amount of the Certificates of such Series remaining outstanding when an optional repurchase is permitted will be determined in the discretion of the Transferor as one of the specific terms of such Series and will be set forth in the related Prospectus Supplement. The factors which influence the Transferor's selection of the optional repurchase threshold may vary from one Series to another.

COMPANION SERIES

    If specified in the Prospectus Supplement relating to a Series, a Prior Series may be paired with a later issued Series (each, a "Companion Series"), such that a reduction in the Invested Amount of the Prior Series results in an increase in the Invested Amount of the Companion Series. In general, a Series may be issued as a Companion Series to enable the Trust to fund the amount by which the Prior Series has amortized and will amortize in the future. If a Pay Out Event or Reinvestment Event occurs with respect to the Prior Series or the Companion Series when the Prior Series is in an Amortization Period, the Series Percentage for the allocation of collections of Principal Receivables for the Prior Series may be reset to a lower percentage as set forth in the Prospectus Supplement for the Prior Series and the Amortization Period for the Prior Series may be lengthened. The full extent by which the Amortization Period for the Prior Series may be lengthened will be dependent on a variety of factors and will not be readily determinable by the extent by which the Series Percentage has been changed. See "Risk Factors--Timing of Principal Payments Other Than at Expected Maturity" in the Prospectus and "Maturity Assumptions" in the Prospectus Supplement for a discussion of such factors.

GROUPS

    Any Series offered hereby may be included in a group of Series (together, a "Group"). The Prospectus Supplement relating to a Series will specify whether such Series will be included in a Group and will identify any previously issued Series included in such Group. If specified in the related Prospectus Supplement, the Certificateholders of a Series within a Group or any Class thereof may be entitled to share in their pro rata portion of excess collections of Finance Charge Receivables generated by other Series within such Group to cover certain shortfalls in amounts payable from collections of Finance Charge Receivables allocated to such Group.

NEW ISSUANCES

    The Pooling and Servicing Agreement authorizes the Transferor to execute and direct the Trustee to authenticate and deliver three types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below, (ii) a Transferor Certificate, evidencing the Transferor's Interest in the Trust, which will initially be held by the Transferor and which is transferable in certain circumstances to members of the affiliated group of which Travelers Group Inc. is the ultimate common parent and
(iii) Supplemental Certificates delivered in exchange for a portion of the Transferor Certificate under certain circumstances described in the Pooling and Servicing Agreement (each, a "Supplemental Certificate," and, together with the Transferor Certificate, the "Transferor Certificates"). The Transferor Certificate and the Supplemental Certificates represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to the Pooling and Servicing Agreement to the Certificateholders' Interest, including certain rights to receive collections with respect to the Receivables and other amounts pursuant to the Pooling and Servicing Agreement (the "Transferor's Interest"). The Series Supplement for a Series will specify the following principal terms with respect to any new Series: (i) its name or designation, (ii) its initial Investor Amount and Series Investor Amount (or method for calculating such amounts), (iii) its certificate rate (or method for the determination thereof),
(iv) the payment date or dates and the date or dates from which interest shall accrue, (v) the method for allocating collections to Certificateholders of such Series, (vi) the designation of any Series Accounts to be used by such Series and the terms governing the operation of any such Series Accounts, (vii) the method of calculating the servicing fee with respect thereto, (viii) the terms of any form of Series Enhancement with respect thereto, (ix) the terms on which the Certificates of such Series may be exchanged for Certificates of another Series, repurchased by the Transferor or remarketed to other investors, (x) the Stated Series Termination Date of such Series, (xi) the number of Classes of such Series and, if such Series consists of more than one Class, the rights and priorities of each such Class, (xii) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global Certificate or Certificates, the terms and conditions, if any, upon which such global Certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or global Certificate will be paid), (xiii) whether such Certificates may be issued as bearer certificates and any limitations imposed thereon, (xiv) the priority of such Series with respect to any other Series, (xv) the Group, if any, to which such Series belongs, (xvi) whether or not such Series is a Principal Sharing Series, and (xvii) any other terms of such Series (all such terms the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series. However, as a condition of a New Issuance, the Rating Agency Condition must be satisfied and if any outstanding Series was characterized as debt at the time of its issuance, the Transferor must deliver a Tax Opinion. The

Transferor may offer any Series under a Disclosure Document in transactions either registered under the Act, or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor.

    The Pooling and Servicing Agreement permits New Issuances such that each Series has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Amortization Periods while other Series are not. Thus, certain Series may not be amortizing or accumulating, while other Series are amortizing or accumulating. Moreover, one or more Series, or Classes of a Series, may have the benefits of forms of Series Enhancement different from the forms of Series Enhancement available with respect to another Class or Classes of any other Series. Under the Pooling and Servicing Agreement, the Trustee will hold any form of Series Enhancement only on behalf of the Certificateholders of the Series (or Class) with respect to which it relates. Collections allocated to Finance Charge Receivables not used to pay interest on the Certificates will be allocated as provided in the related Series Supplement. There is no limit to the number of New Issuances that the Transferor may perform under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

    Under the Pooling and Servicing Agreement and pursuant to a Series Supplement, a New Issuance may occur only upon satisfaction of the following conditions: (i) on or before the fifth day immediately preceding the Relevant Closing Date, the Transferor shall have given the Trustee and the Servicer notice of such issuance and its date; and on or before the tenth day immediately preceding the Relevant Closing Date, the Transferor shall have given each Rating Agency notice of such issuance and its date and (ii) the Transferor shall have delivered to the Trustee (a) a related Series Supplement specifying the Principal Terms of the new Series, (b) any agreement relating to the Series Enhancement, (c) written confirmation from each Rating Agency that the New Issuance will not result in the Rating Agency reducing or withdrawing its rating of any outstanding Series or Class (the "Rating Agency Condition"), (d) an officer's certificate from the Transferor stating that the Transferor reasonably believes that such issuance will not cause a Pay Out Event or Reinvestment Event to occur with respect to any Series, and (e) a Tax Opinion. Upon satisfaction of such conditions, the Trustee will execute the related Series Supplement and authenticate the Certificates of the new Series upon execution thereof by the Transferor.

                      THE RECEIVABLES TRANSFER AGREEMENTS

    The following summary as well other pertinent information included elsewhere in this Prospectus and the related Prospectus Supplement describes the material terms of the Receivables Transfer Agreements to be entered into by each of the Banks at the time of formation of the Trust and by any additional Account Owners at the time any such additional Account Owner commences transfers to the Transferor. A form of the Receivables Transfer Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to and is qualified in its entirety by reference to, the provisions of the respective Receivables Transfer Agreement. When particular provisions or terms used in a Receivables Transfer Agreement are referred to herein, such provisions or terms shall be as specified in the respective Receivables Transfer Agreement.

SALE OF RECEIVABLES

    At the time of formation of the Trust, each Bank will enter into a Receivables Transfer Agreement and will, pursuant to the terms thereof, sell, transfer, assign, set over and otherwise convey to the Transferor all of such Bank's right, title and interest in, to and under the Receivables existing at the close of business on the Initial Cut-Off Date, in the case of Receivables arising in the Initial Accounts and on each Addition Cut-Off Date, in the case of Receivables arising in Additional Accounts and, in each case, Receivables thereafter created from time to time in such Accounts and all monies due and or to become due and all amounts received with respect thereto and all proceeds thereof (except that the right to receive Recoveries with respect to such Receivables is not being transferred).

ADDITION OF ACCOUNTS

    In each Receivables Transfer Agreement, the Account Owner agrees that, if the Transferor becomes obligated to designate Additional Accounts pursuant to the Pooling and Servicing Agreement, then the Transferor may, at its option, give the Account Owner written notice thereof and upon receipt of such notice the Account Owner shall on or before the Addition Date, designate sufficient Eligible Accounts which, together with Additional Accounts designated by any other Account Owners will cause the Transferor to be in compliance with the requirements of the Pooling and Servicing Agreement and, from time to time, Additional Accounts may be designated to be included as Additional Accounts upon the mutual agreement of the Transferor and the respective Account Owner. In any such event, the Account Owner shall have the sole responsibility for selecting the Additional Accounts.

PURCHASE PRICE OF RECEIVABLES

    The purchase price for the Receivables in the Initial Accounts as of the Initial Cut-Off Date conveyed to the Transferor under the Receivables Transfer Agreement, shall be an amount equal to a percentage of the aggregate balance of the Principal Receivables in those Accounts as of the Initial Cut-Off Date, adjusted to reflect such factors as the respective Bank and the Transferor mutually agree will result in a purchase price determined to be not less than the fair market value of such Receivables. The purchase price for receivables to be conveyed to the Transferor after the initial closing, shall be an amount equal to a percentage of the aggregate balance of the Principal Receivables so conveyed adjusted to reflect such factors as the Bank and the Transferor mutually agree will result in a purchase price determined to be not less than the fair market value of such new Principal Receivables.

REPRESENTATIONS AND WARRANTIES

    The Account Owners represent and warrant, among other things, that (i) each Receivable has been conveyed to the Transferor free and clear of any lien (with an exception for certain permitted liens); (ii) on the Initial Cut-Off Date, each Account is an Eligible Account and, in the case of each Additional Account, on the Addition Cut-Off Date, each related Additional Account is an Eligible Account, (iii) on the Initial Cut-Off Date, each Receivable conveyed to the Transferor is an Eligible Receivable and, in the case of Additional Accounts, on the applicable Addition Cut-Off Date, each Receivable contained in such Account and conveyed to the Transferor is an Eligible Receivable and as of the date of the creation of any new Receivable, such Receivable is an Eligible Receivable and (iv) no selection procedures believed by the Account Owner to be materially adverse to the interests of the Transferor or the Certificateholders have been used in selecting the Accounts.

                 THE POOLING AND SERVICING AGREEMENT GENERALLY

    The following summary, as well as other pertinent information included elsewhere in this Prospectus and the related Prospectus Supplement, describes the material terms of the Pooling and Servicing Agreement. A form of the Pooling and Servicing Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to herein, such provisions or terms shall be as specified in the Pooling and Servicing Agreement.

TRUST ASSETS

    The Trust Assets will include the Receivables, all monies due or to become due thereunder and all amounts received with respect thereto, all proceeds of the Receivables (not including, however, the right to receive Recoveries), proceeds of credit insurance policies relating to the Receivables, all monies and other property constituting Eligible Investments, if any, on deposit in or credited to or held in certain accounts of the Trust and the benefits of any Series Enhancement issued with respect to any Series (the drawing on or payment of such Series Enhancement being available only to Certificateholders of such Series or Class of such Series). The Trust Assets may also include Participation Interests.


TRANSFER AND ASSIGNMENT OF RECEIVABLES

    Pursuant to the Pooling and Servicing Agreement, the Transferor will transfer and assign to the Trust all of its right, title and interest in and to specifically identified Receivables existing in the designated Accounts owned by the Account Owners on the day of the relevant transfer and assignment and in and to all Receivables created in such Accounts thereafter and all proceeds thereof.

    In connection with a transfer of the Receivables to the Trust, the Transferor will indicate in its computer files that the Receivables have been conveyed to the Trust for the benefit of the Certificateholders. In addition, the Transferor will provide to the Trustee a computer file or a microfiche list containing a true and complete list of all Accounts the Receivables of which have been designated for inclusion in the Trust which specifies for each such Account, its account number, the aggregate amount outstanding and the aggregate amount of Principal Receivables outstanding as of the Initial Cut-Off Date or Addition Cut-Off Date, as applicable. The Transferor will not deliver to the Trustee any other records or agreements relating to such Accounts or the Receivables. The records and agreements relating to such Accounts and the Receivables maintained by the Account Owners, the Transferor or the Servicer will not be segregated from other documents and agreements relating to other credit card accounts and receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust. The Transferor will file UCC financing statements meeting the requirements of applicable state law with respect to the Receivables. See "Risk Factors -- Characteristics as a Sale; Potential Effect of Insolvency and Receivership of the Account Owners" and "Certain Legal Aspects of the Receivables."

ADDITIONAL TRANSFERORS

    As described under the caption "Description of the Certificates--The Transferor Certificate; Additional Transferors," the Transferor may designate affiliates of Commercial Credit Company to be included as Transferors ("Additional Transferors") under the Pooling and Servicing Agreement. An additional Transferor may be added by amendment to the Pooling and Servicing Agreement without the consent of any Certificateholder. If an Additional Transferor or Additional Transferors are added, references herein to the Transferor shall refer, collectively, to the initial and all Additional Transferors.

CESSATION OF TRANSFER OF RECEIVABLES

    If an Insolvency Event occurs with respect to the Transferor, the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly notify the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be a part of the Trust.

    The collections from the Receivables shall be immediately deposited in the Collection Account, and shall be allocated and distributed to Certificateholders in accordance with the terms of each Series Supplement.

REPRESENTATIONS, WARRANTIES AND COVENANTS

    The Transferor makes representations and warranties relating to the Receivables as of the Relevant Closing Date and, with respect to Receivables in Additional Accounts, as of the related Addition Date, to the effect, among other things, that (i) the Pooling and Servicing Agreement, each Series Supplement each Receivables Transfer Agreement to which it is a party and, in the case of Additional Accounts, the related assignment document, each constitute legal, valid and binding obligations of the Transferor enforceable against the Transferor in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), (ii) the schedule of Accounts referred to in the Pooling and Servicing Agreement is an accurate and complete listing in all material respects of the Accounts designated as an Account as of the Initial Cut-Off Date or Addition Cut-Off Date, as applicable, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Initial Cut-Off Date or Addition Cut-Off Date, as applicable, (iii) each Receivable conveyed to the Trust by the Transferor has been conveyed to the Trust free and clear of any lien other than liens permitted by the Pooling and Servicing Agreement, (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any governmental authority required to be obtained, effected or given by the Transferor in connection with the conveyance by the Transferor of Receivables to the Trust have been duly obtained, effected or given and are in full force and effect, (v) either the Pooling and Servicing Agreement and, in the case of Additional Accounts, the related assignment document, each constitute a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables conveyed to the Trust by the Transferor and the proceeds thereof or, if the transfer pursuant to the Pooling and Servicing Agreement or the related assignment document does not constitute an absolute sale of such property, it constitutes a grant of a "security interest" (as defined in the UCC) in such property to the Trust, which, in the case of Receivables then existing and the proceeds thereof, is enforceable upon execution and delivery of the Pooling and Servicing Agreement or the related assignment document as of the applicable date and which will be enforceable with respect to such Receivables thereafter created and the proceeds thereof upon such creation and that upon the filing of financing statements required pursuant to the Pooling and Servicing Agreement, the Trust shall have a first priority perfected security or ownership interest in such property and proceeds except for (x) liens permitted under the Pooling and Servicing Agreement, (y) the interest of the Transferor as holder of the Transferor Certificate or any Supplemental Certificate and (z) the Transferor's right to receive interest accruing on and investment earnings, if any, in respect of the Collection Account or any Series Account, as provided in the Pooling and Servicing Agreement or the related Series Supplement, (vi) except as otherwise expressly provided in the Pooling and Servicing Agreement or the related Series Supplement, neither the Transferor nor any person claiming through or under the Transferor has any claim to or interest in the Collection Account, the Excess Funding Account, any Series Account or any Series Enhancement, (vii) as of the Initial Cut-Off Date or Addition Cut-Off Date, as applicable, each Initial Account or Additional Account is an Eligible Account, (viii) as of the Initial Cut-Off Date or Addition Cut-Off Date, as applicable, each Receivable contained in any related Account being designated on such date is an Eligible Receivable,
(ix) as of the date of the creation of any new Receivable in an Account, such Receivable is an Eligible Receivable, and (x) no selection procedure has been utilized by the Transferor which it reasonably believes would result in the selection of an Account that would be materially adverse to the interests of Certificateholders of any Series.

    In the event (i) any representation or warranty of the Transferor contained in clause (ii), (iii), (iv), (vii), (viii), (ix) or (x) above is not true and correct in any material respect as of the date specified therein with respect to any Receivable transferred to the Trust by the Transferor or the related Account and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not for any reason available to the Trust free and clear of any lien, unless cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) after the earlier to occur of the discovery thereof by the Transferor or receipt by the Transferor of notice thereof given by the Trustee, or (ii) a Receivable is evidenced by an instrument or chattel paper to the extent (and subject to the limitations) provided in the Pooling and Servicing Agreement with respect to any Receivables transferred to the Trust by the Transferor, then the Transferor shall accept reassignment of all Receivables in the related Account ("Ineligible Receivables") on the terms and conditions set forth below; provided, however, that such Receivables will not be deemed to be Ineligible Receivables and will not be reassigned to the

Transferor if, on any day prior to the end of such 60-day or longer period, (x) either (A) in the case of an event described in clause (i) above the relevant representation and warranty shall be true and correct in all material respects as if made on such day or (B) in the case of an event described in clause (ii) above the circumstances causing such Receivable to become an Ineligible Receivable shall no longer exist and (y) the Transferor shall have delivered to the Trustee an officer's certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct. Such Ineligible Receivables shall be automatically removed from the Trust by the Servicer deducting the portion of the Ineligible Receivables reassigned to the Transferor which are Principal Receivables from the aggregate amount of Principal Receivables used to calculate the Transferor Amount, the Series Percentages and any other percentage used to allocate within or among Series that is applicable to any Series. In the event that, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Required Transferor Amount, not later than 12:00 noon, New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, the Transferor shall make a deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount (up to the amount of such Principal Receivables).

    Upon the deposit, if any, required to be made to the Excess Funding Account as provided in the Pooling and Servicing Agreement and the reassignment of Ineligible Receivables, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivables, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of Ineligible Receivables. The obligation of the Transferor to accept reassignment of any Ineligible Receivables, and to make the deposits, if any, required to be made to the Excess Funding Account as provided in the Pooling and Servicing Agreement, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of the Certificateholders.) The obligations of the Transferor (including any Additional Transferor) to accept reassignment of the Receivables will be several and not joint with respect to the Receivables transferred by such Transferor to the Trust. Under the Receivables Transfer Agreements, each Bank will covenant to repurchase from the Transferor Receivables purchased by the Transferor in accordance with the second preceding paragraph if such Bank breaches certain of its similar representations and warranties under its respective Receivable Transfer Agreement.

    The Transferor also makes representations and warranties to the Trust to the effect, among other things, that as of the Relevant Closing Date with respect to each Series (i) it is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization or incorporation and has full corporate power, authority and legal right to own its property and conduct its consumer revolving lending business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Pooling and Servicing Agreement, each Receivables Transfer Agreement and each Series Supplement and to execute and deliver to the Trustee the Certificates pursuant thereto; (ii) it is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the Certificateholders of any Series; provided, however, that no representation or warranty will be made with respect to any qualification, licenses or approvals which the Trustee has or may be required at any time to obtain, if any, in connection with the transactions contemplated by the Pooling and Servicing Agreement; (iii) the execution and delivery of the Pooling and Servicing Agreement, each Receivables Transfer Agreement and each Series Supplement by the Transferor and the execution and delivery to the Trustee of the Certificates, and the consummation of the transactions provided for in the Pooling and Servicing Agreement, each Receivables Transfer Agreement and each

Series Supplement have been duly authorized by the Transferor by all necessary corporate action on the part of the Transferor and the Pooling and Servicing Agreement, each Receivables Transfer Agreement and each Series Supplement will remain, from the time of its execution, an official record of the Transferor;
(iv) the execution and delivery by the Transferor of the Pooling and Servicing Agreement, each Receivables Transfer Agreement each Series Supplement, the Certificates, the performance by the Transferor of the transactions contemplated by the Pooling and Servicing Agreement, each Receivables Transfer Agreement and each Series Supplement and the fulfillment by the Transferor of the terms thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or any of its properties are bound; (v) the execution and delivery by it of the Pooling and Servicing Agreement, each Receivables Transfer Agreement each Series Supplement and the Certificates, the performance by the Transferor of the transactions contemplated by the Pooling and Servicing Agreement, each Receivables Transfer Agreement and each Series Supplement and the fulfillment by the Transferor of the terms thereof will not conflict with or violate any requirements of law applicable to the Transferor, (vi) there are no proceedings or investigations, pending or, to the best knowledge of the Transferor, threatened against it, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of the Pooling and Servicing Agreement, each Receivables Transfer Agreement or any Series Supplement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement each Receivables Transfer Agreement or, any Series Supplement or the Certificates, (c) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by it of its obligations with respect to any Series under the Pooling and Servicing Agreement, Receivables Transfer Agreement or any Series Supplement, (d) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Pooling and Servicing Agreement, each Receivables Transfer Agreement, any Series Supplement or the Certificates, or (e) seeking to affect adversely the income tax attributes of the Trust or the Certificates of any Series under the United States federal or Delaware state income or franchise tax systems; (vii) all approvals, authorizations, consents, orders or other actions of any person or of any governmental body or official required in connection with the execution and delivery by the Transferor of the Pooling and Servicing Agreement, each Receivables Transfer Agreement, each Series Supplement and the Certificates, the performance by the Transferor of the transactions contemplated by the Pooling and Servicing Agreement, each Receivables Transfer Agreement and each Series Supplement and the fulfillment by it of the terms thereof, have been obtained, except such as may be required by state securities or "blue sky" laws in connection with the distribution of the Certificates; (viii) no Insolvency Event with respect to the Transferor has occurred and the transfer of the Receivables by the Transferor to the Trust has not been made in contemplation of the occurrence thereof; and (ix) the Transferor is a bankruptcy-remote entity.

    The Pooling and Servicing Agreement provides that the representations and warranties set forth in the immediately preceding paragraph will survive the transfer and assignment by the Transferor of the Receivables to the Trust. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties by the Transferor set forth in the preceding paragraph, the party discovering such breach will give prompt written notice to the others and the Transferor will cooperate with the Servicer and the Trustee in attempting to cure the breach.

    An "Eligible Account" is defined in the Pooling and Servicing Agreement to mean a consumer revolving credit card account owned by Travelers Bank & Trust, fsb or The Travelers Bank USA, in the case of the Initial Accounts, or Travelers Bank & Trust, fsb, The Travelers Bank USA, or any additional Account Owner, in the case of Additional Accounts, which account is identified by the relevant Account Owner as of the Initial Cut-Off Date or Addition Cut-Off Date, as applicable, as having the following characteristics (a) is in existence and maintained by Travelers Bank & Trust, fsb or The Travelers Bank USA, in the case of the Initial Accounts, or Travelers Bank & Trust, fsb, The Travelers Bank USA or any additional Account

Owner, in the case of Additional Accounts; (b) is payable in United States dollars; (c) is not a corporate account; (d) except as provided below, has not been identified as an account the credit card or cards with respect to which have been reported as having been lost or stolen; (e) the obligor of which has provided, as his or her billing address, an address located in the United States (or its territories or possession or military address); (f) except as provided below, does not have any Receivables which are Defaulted Receivables; and (g) except as provided below, does not have any Receivables which have been identified as having been incurred as a result of fraudulent use of any related credit card.

    The Pooling and Servicing Agreement provides that Eligible Accounts may include Accounts, the Receivables of which have been written off, or with respect to which the Transferor believes the related obligor is bankrupt, or as to which certain Receivables have been identified by the obligor as having been incurred as a result of fraudulent use of any credit cards, or as to which any credit cards have been reported as lost or stolen, in each case as of the Initial Cut-Off Date or Addition Cut-Off Date, as applicable; provided that (a) the balance of all Receivables included in such Accounts is treated for purposes of the Pooling and Servicing Agreement as "zero," and (b) charging privileges with respect to all such Accounts have been canceled in accordance with the relevant credit card guidelines.

    An "Eligible Receivable" is defined in the Pooling and Servicing Agreement to mean each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance with all requirements of law applicable to the Account Owner that transferred such Receivable to the Transferor, the failure to comply with which would have a material adverse effect upon Certificateholders and pursuant to a credit card agreement which complies with all requirements of law applicable to such Account Owner, the failure to comply with which would have a material adverse effect upon Certificateholders, (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained or given by the relevant Account Owner in connection with the creation of such Receivable or the execution, delivery and performance by the relevant Account Owner of its obligations, if any, under the related credit card agreement have been duly obtained or given and are in full force and effect as of such date of creation of such Receivable, (d) as to which, at the time of its transfer to the Trust, the Transferor or the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except for liens permitted by the Pooling and Servicing Agreement), (e) which has been the subject of either (i) a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein or (ii) the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust, (f) which at and after the time of transfer to the Trust is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
(g) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC; (h) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted in accordance with the credit card guidelines and which waiver or modification is reflected in the Servicer's computer file of revolving credit card accounts; (i) which, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense of the obligor (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity) or as to which the Servicer is required by the Pooling and Servicing Agreement to make an adjustment; (j) as to which, at the time of its transfer to the Trust, the Transferor has satisfied all obligations to be fulfilled by the Transferor at the time it is transferred to the Trust; and (k) as to which, at the time of its transfer to the Trust, the Transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trust, impair the rights of the Trust or the Certificateholders therein.

    The Trustee will not make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, has agreed to deliver to the Trustee on or before March 31 of each year commencing in 1999 an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

    The Transferor covenants in the Pooling and Servicing Agreement that it will at all times enforce the covenants and agreements of the Account Owners under the terms of the Receivables Transfer Agreements, including the covenants on the part of the Account Owners, that except as otherwise required by any requirement of law, or as is deemed by the Account Owner in its sole discretion to be necessary in order for the Account Owner to maintain its credit card business on a competitive basis, based on a good faith assessment by the Account Owner of the nature of the competition in the credit card business, the Account Owner will not at any time reduce the annual percentage rate at which periodic finance charges are assessed on any Receivable or the other fees and charges assessed on the Accounts owned by it if, as a result of such reduction, either (i) the Account Owner's reasonable expectation is that such reduction would cause a Pay Out Event or Reinvestment Event to occur or (ii) such reduction is not also applied to any comparable segments of consumer revolving credit card accounts owned by the Account Owner which have characteristics the same as, or substantially similar to, such Accounts.

ADDITION OF ACCOUNTS OR PARTICIPATION INTERESTS

    The Transferor has the right under each of the Receivables Transfer Agreements (subject to certain exceptions) to require the Account Owner thereunder to designate from time to time additional Eligible Accounts to be included as Accounts ("Additional Accounts"). The Account Owners will, in their sole discretion, select those Accounts which will be designated as Additional Accounts and will convey to the Transferor, who, in turn, will convey to the Trust, its interest in all Receivables arising from such Additional Accounts, whether such Receivables are then existing or thereafter created. Each Additional Account must be an Eligible Account as of the date such Additional Accounts were selected (the "Addition Cut-Off Date"). No selection procedures believed by an Account Owner to be adverse to the interests of the Certificateholders will be utilized in selecting Additional Accounts from the available Eligible Accounts in such Account Owner's portfolio. However, since Additional Accounts may not have been part of the Travelers Consumer Credit Card Portfolio at the time of the initial transfer of Receivables in the Initial Accounts to the Trust, Receivables in the Additional Accounts may not be of the same credit quality as the Initial Accounts. Additional Accounts may have been originated by the Account Owners at a later date using credit criteria different from those that were applied to the Initial Accounts or may have been acquired by the Account Owners from another credit card issuer that had different credit criteria. Each date on which Receivables in Additional Accounts are first transferred to the Trust is referred to herein as an "Addition Date."

    REQUIRED ADDITIONS. Generally, if either (x) the Transferor Amount is less than the Required Transferor Amount or (y) the product of (x) the aggregate amount of Principal Receivables and (y) one minus the Discount Percentage is less than the Required Principal Balance, the Transferor will be required to cause the Account Owners to designate additional Eligible Accounts to be included as Accounts in a sufficient amount such that, after giving effect to such addition, the Transferor Amount as of the close of business on the applicable Addition Date is at least equal to the Required Transferor Amount on such date and the product of (x) the aggregate amount of Principal Receivables and (y) one minus the Discount Percentage exceeds the Required Principal Balance. In lieu of, or in addition to, so designating Additional Accounts, the Transferor may, subject to the conditions specified below and in the Pooling and Servicing Agreement, convey to the Trust participations (including 100% participations) representing undivided interests in a pool of assets consisting of revolving credit card receivables and any interests in such type of receivables, including securities representing or backed by such type of receivables owned by the Transferor or any affiliate of the Transferor and collections thereon ("Participation Interests").

    "Required Transferor Amount" means, with respect to any date, (i) the product of the Required Transferor Percentage and (ii)(a) the aggregate amount of Principal Receivables times (b) one minus the Discount Percentage.

    "Required Transferor Percentage" currently means 5%, provided the Required Transferor Percentage may be reduced to as low as 2% if the Transferor delivers an officer's certificate stating that such reduction will not have an Adverse Effect and the Rating Agency Condition is satisfied.

    "Required Principal Balance" means, with respect to any date, the sum of the Series Investor Amounts for each Series minus the amount on deposit in the Excess Funding Account.

    "Series Investor Amount" means, for any Series, the amount set forth in the related Series Supplement and, for each Series offered hereby, in the Prospectus Supplement for such Series, but will generally be an amount equal to the numerator of the Series Percentage for allocating collections of Principal Receivables for such Series. That numerator for the majority of Series of Certificates offered hereby will generally be the initial Investor Amount.

    RESTRICTED ADDITIONS. The Transferor may from time to time, at its sole discretion, subject to the conditions specified below, designate additional Eligible Accounts to be included as Accounts or Participation Interests to be included as Trust Assets, in either case as of the applicable Addition Date.

    CONDITIONS TO REQUIRED AND RESTRICTED ADDITIONS. On the Addition Date with respect to any Additional Accounts or Participation Interests, the Trust shall purchase the Receivables in such Additional Accounts or shall purchase such Participation Interests, in each case as of the close of business on the applicable Addition Date, subject to the satisfaction of the following conditions: (i) on or before the tenth business day immediately preceding the Addition Date, the Transferor shall have given the Trustee and each Rating Agency written notice that the Additional Accounts or Participation Interests will be included and specifying the applicable Addition Date, the Addition Cut-Off Date, and the approximate number of accounts expected to be added and the approximate aggregate balances expected to be outstanding in the accounts to be added (in case of Additional Accounts); (ii) in the case of Additional Accounts, the Transferor shall have delivered to the Trustee copies of UCC-1 financing statements covering such Additional Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein; (iii) as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to Transferor or the Account Owner of the Additional Accounts shall have occurred nor shall the transfer of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust have been made in contemplation of the occurrence thereof; (iv) except in the case of certain required Additions, the Rating Agency Condition shall have been satisfied; (v) the Transferor shall have delivered to the Trustee an officer's certificate, dated the Addition Date, stating that (x) in the case of Additional Accounts, as of the applicable Addition Cut-Off Date, the Additional Accounts are all Eligible Accounts, (y) to the extent applicable, the conditions set forth in clauses (ii) through (iv) above have been satisfied and (z) the Transferor reasonably believes that the addition by the Transferor of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust will not, based on the facts known to such officer at the time of such addition, then or thereafter cause a Pay Out Event or Reinvestment Event to occur with respect to any Series; (vi) the Transferor shall have delivered to the Trustee and each Rating Agency an opinion of counsel stating the validity and perfection of the transfer of the Collections received in such Additional Accounts to the Trustee; (vii) in the case of designation of Additional Accounts, the Transferor shall have delivered to the Trustee (x) the computer file or microfiche list containing a true and complete list of such Additional Accounts and (y) a duly executed, written assignment; and (viii) unless each Rating Agency otherwise consents, the number of Additional Accounts so designated with respect to a required addition with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, commencing in January 1998, shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence and the number of Additional Accounts so designated during any calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year.

    ACQUISITION OF PARTICIPATION INTERESTS. If the Transferor designates Participation Interests to be included in the Trust and such Participation Interests are issued by an entity other than the Transferor or any affiliate thereof, then such Participation Interests will (i) either (a) have been previously registered under the Securities Act of 1933, or (b) be eligible for sale under Rule 144(k); and (ii) will be acquired in bona fide secondary market transactions not from the Transferor or an affiliate.

AUTOMATIC ACCOUNT ADDITIONS

    (i) The Transferor may from time to time, at its sole discretion, subject to and in compliance with the limitations specified in clause (ii) below and the applicable conditions specified in clauses (iii) through (vii) below, designate Eligible Accounts ("Automatic Additional Accounts") to be included as Accounts as of the applicable Addition Date. For purposes of this paragraph, Eligible Accounts are deemed to include only consumer revolving credit card accounts that are originated or acquired by one of the Banks or any affiliate of one of the Banks.


    (ii) Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts designated with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, commencing in January 1998 shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence and the number of Automatic Additional Accounts designated during any such calendar year will not exceed 20% of the number of Accounts as of the first day of such calendar year.


    (iii) Within 30 days after the Addition Date with respect to any Automatic Additional Accounts, the Transferor will deliver to the Trustee and each Rating Agency an opinion of counsel with respect to the Automatic Additional Accounts included as Accounts on such Addition Date, confirming the validity and perfection of the transfer of such Automatic Additional Accounts. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Transferor to designate Automatic Additional Accounts will be suspended until such time as each Rating Agency otherwise consents in writing. If the Transferor is unable to deliver an opinion of counsel with respect to any Automatic Additional Account, such inability shall be deemed to be a breach of the representation with respect to the Receivables in such Automatic Additional Account, provided that the cure period for such breach will not exceed 30 days.

    (iv) The Transferor shall have delivered to the Trustee copies of UCC-1 financing statements covering such Automatic Additional Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein.

    (v) As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Transferor or any Account Owner shall have occurred nor shall the transfer of the Receivables arising in the Automatic Additional Accounts to the Trust have been made in contemplation of the occurrence thereof.

    (vi) The Transferor shall have delivered to the Trustee an officer's certificate, dated the Addition Date, stating that (x) as of the applicable Addition Cut-Off Date, such Automatic Additional Accounts are all Eligible Accounts, (y) to the extent applicable, the conditions set forth in clauses (ii) through (v) above have been satisfied and (z) the Transferor reasonably believes that the addition of the Receivables arising in such Automatic Additional Accounts will not, based on the facts known to such officer at the time of such addition, then or thereafter cause a Pay Out Event or Reinvestment Event to occur with respect to any Series.

    (vii) The Transferor shall have delivered to the Trustee (x) a computer file or microfiche list containing a true and complete list of such Automatic Additional Accounts and (y) a duly executed assignment of the Receivables arising in such Automatic Additional Accounts.

REMOVAL OF ACCOUNTS

    Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, subject to the conditions set forth below, on any day of any Monthly Period (unless the exercise of such right is restricted to certain periods specified in the related Prospectus Supplement), the Transferor shall have the right to designate certain Accounts to be removed as Accounts and to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created in such removed Accounts, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to such Accounts. The Accounts specified for removal shall be set forth in a Receivables Transfer Agreement (the "Removed Accounts"). The following conditions apply to the removal of Accounts and the removal of Participation Interests designated by the Transferor:

        (a) on or before the fifth business day immediately preceding the Removal Date (the "Removal Notice Date"), the Transferor shall have given the Trustee, the Servicer, each Rating Agency and the provider of any Series Enhancement written notice of such removal, specifying the date for removal of the Removed Accounts or Participation Interests (the "Removal Date");

        (b) with respect to Removed Accounts, on or prior to the Removal Date, the Transferor will deliver to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the last day of the Monthly Period preceding the Removal Notice Date (the "Removal Cut-Off Date"), its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account;

        (c) with respect to Removed Accounts, the Transferor shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (b) above, as of the Removal Cut-Off Date, is true and complete in all material respects;

        (d) the Rating Agency Condition shall have been satisfied with respect to such removal;

        (e) the Transferor shall have delivered to the Trustee an officer's certificate, dated the Removal Date, to the effect that the Transferor reasonably believes that (i) such removal will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event or Reinvestment Event to occur with respect to any Series and (ii) no selection procedure was utilized which would result in a selection of Removed Accounts or Participation Interests that would be materially adverse to the interests of the Certificateholders of any Series as of the Removal Date;

        (f) as of the Removal Cut-Off Date, no more than 10% of the Receivables outstanding are more than thirty days contractually delinquent; and

        (g) such other conditions as are specified in the related Prospectus Supplement.

    Upon satisfaction of the above conditions, the Trustee will execute and deliver to the Transferor or its designee a written reassignment and will, without further action, be deemed to sell, transfer, assign, set over and otherwise convey to the Transferor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Participation Interests or Receivables arising in the Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof.

SERVICING PROCEDURES

    Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with its credit card guidelines.

DISCOUNT OPTION

    The Pooling and Servicing Agreement provides that a percentage (the "Discount Percentage") (which on the Relevant Closing Date for the first Series of Certificates issued by the Trust will be 1.50%) of collections of Principal Receivables will be treated as collections of Finance Charge Receivables (the "Discount Option Collections"). The Transferor may, without notice to or consent of the Certificateholders, from time to time, increase, reduce or eliminate (subject to the limitations described below) the Discount Percentage for all or any specified portion of collections of Principal Receivables on or after the date of such change (each, a "Discount Option Date"). The Transferor must provide 30 days prior written notice to the Trustee and each Rating Agency of any such change and such change will become effective only if (i) in the reasonable belief of the Transferor based on facts known to the Transferor at such time, such designation would not cause a Pay Out Event or Reinvestment Event with respect to any Series to occur, or an event which, with notice or the lapse of time or both, would constitute a Pay Out Event or Reinvestment Event with respect to any Series and (ii) the Rating Agency Condition is satisfied. On the date of processing of any collections, the product of the Discount Percentage and collections that otherwise would be collections of Principal Receivables will be deemed Discount Option Collections. An amount equal to the product of (i) the Series Percentage with respect to Finance Charge Receivables for each Series of Certificates issued and outstanding and (ii) the amount of such Discount Option Collections will be deposited by the Servicer into the Collection Account and an amount equal to the product of (iii) the Transferor Percentage and (iv) the amount of the Discount Option Collections will be paid to the holders of the Transferor Certificates or, if applicable, applied as Excess Transferor Finance Charge Collections. The former amount deposited into the Collection Account will be applied as provided below regarding collections of Finance Charge Receivables. Any such designation that raises the Discount Percentage will result in an increase in the amount of collections of Finance Charge Receivables and a lower payment rate of collections of Principal Receivables and will reduce the Transferor Amount (which is calculated after applying the Discount Percentage to the aggregate amount of Principal Receivables), thereby decreasing the likelihood that certain Pay Out Events or Reinvestment Events based in part on the amount of collections of Finance Charge Receivables will occur and increasing the likelihood that the Transferor will be required to designate Additional Accounts. Any such designation that reduces the Discount Percentage will have the opposite effect. Unless otherwise specified, all references herein and in any Prospectus Supplement to collections of Principal Receivables or Finance Charge Receivables are references to such collections as defined above.

TRUST ACCOUNTS

    The Servicer will cause to be established and maintained in the name of the Trustee, for the benefit of Certificateholders of all Series, a "Collection Account," which shall be either (a) a segregated trust account established with the corporate trust department of a Securities Intermediary or (b) a segregated account with a Securities Intermediary that is an Eligible Institution (a "Qualified Account"). The Servicer will also cause to be established and maintained with a Securities Intermediary in the name of the Trustee, an "Excess Funding Account," which also is required to be a Qualified Account. References to the "Securities Intermediary" shall refer to the Bank of New York or to any other entity which is a person, including a bank or broker, that in the ordinary course of its business maintains securities in accounts for others and is acting in that capacity and which is also a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which has a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade. An "Eligible Institution" is defined as (I) a depository institution, which may be the Trustee, organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) has either (i) long-term unsecured debt rating of A-1 or better by Moody's Investors Service Inc. ("Moody's") or (ii) a certificate of deposit rating of P-1 by Moody's, (b) has either (i) a long-term unsecured debt rating of AAA by Standard & Poor's Ratings Group ("Standard & Poor's") or (ii) a certificate of deposit rating of A-1+ by Standard & Poor's and (c) is a member of the FDIC or (II) any other institution that is acceptable to each Rating Agency. If so qualified, the Trustee or the Servicer may be considered an Eligible Institution.

    Funds in the Collection Account and the Excess Funding Account will be assets of the Trust and will be invested, at the direction of the Servicer, in "Eligible Investments" consisting of securities, instruments, security entitlements or other investment property which evidence: (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America; (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest investment category of each Rating Agency; (c) commercial paper or other short-term obligations having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category; (d) notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in (b) above; (e) investments in money market funds rated in the highest investment category by each Rating Agency or otherwise approved in writing by each Rating Agency; (f) time deposits, other than as referred to in clause (e) above, with a person the commercial paper of which has a credit rating from each Rating Agency in its highest investment category; or (g) any other investments approved in writing by each Rating Agency. The Trustee, acting as the initial paying agent (together with any successor thereto in such capacity and any entity specified in a Series Supplement to act in such capacity for the related Series, collectively, the "Paying Agent"), shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders of any Series pursuant to the related Series Supplement.

SERIES PERCENTAGE AND TRANSFEROR PERCENTAGE

    Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate among the Series, including each Class of each Series, and the Transferor's Interest all amounts collected with respect to Finance Charge Receivables, Principal Receivables and all Defaulted Receivables. The Servicer will make each allocation by reference to the applicable Series Percentage for each Series and the Transferor Percentage in each case. The Series Percentages for each Series will be as set forth in the related Series Supplement and, with respect to each Series offered hereby, in each Prospectus Supplement.

    The Transferor Percentage in all cases means the excess of 100% over the aggregate Series Percentages of all Series then outstanding for each category of Receivables.

APPLICATION OF COLLECTIONS

    Except as provided below or in a Series Supplement, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables; provided, however, that the Servicer need not deposit amounts allocated to the Transferor Certificates and certain amounts allocated to Certificateholders of a Series, as specified in the related Series Supplement, into the Collection Account, and provided, further, that for so long as Travelers Bank & Trust, fsb remains the Servicer and (x) Travelers Bank & Trust, fsb maintains a certificate of deposit rating of A-1 or better by Standard & Poor's and P-1 by Moody's (or such other rating below A-1 or P-1, as the case may be, that is satisfactory to each Rating Agency), (y) Commercial Credit Company has a commercial paper rating of at least A-1 and P-1 by Standard & Poor's and Moody's, Travelers Bank & Trust, fsb remains a direct or indirect majority-owned Travelers Group Inc. subsidiary and certain other arrangements are made satisfactory to each Rating Agency or (z) any other arrangement that satisfies the Rating Agency Condition, the Servicer need not make daily deposits of collections into the Collection Account, but may make a single monthly deposit into the Collection Account in immediately available funds. In order to allow the Servicer to make a single monthly deposit into the Collection Account by satisfying the conditions in clause (y) of the preceding sentence, Commercial Credit Company will enter into a performance guaranty agreement whereby Commercial Credit Company will guarantee certain of the servicing obligations of the Servicer, a form of which agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part.

OPERATION OF EXCESS FUNDING ACCOUNT

    On any Distribution Date on which the Transferor Amount is less than the Required Transferor Amount or on which the product of (x) the aggregate amount of Principal Receivables and (y) one minus the Discount Percentage is less than the Required Principal Balance, the Servicer will deposit any Shared Principal Collections that would otherwise be distributed to the holders of the Transferor Certificates into the Excess Funding Account. On each Business Day on which funds are on deposit in the Excess Funding Account, the Servicer will determine the lesser of (x) the amount by which the Transferor Amount exceeds the Required Transferor Amount and (y) the amount by which the product of (i) the aggregate amount of Principal Receivables and (ii) one minus the Discount Percentage exceeds the Required Principal Balance, and will instruct the Trustee to withdraw such lesser amount, if any, from the Excess Funding Account, to the extent of the principal amount of funds on deposit therein, and pay such amount to the holders of the Transferor Certificates. The Servicer will determine, with respect to each Distribution Date on which one or more Series is in an Amortization Period, the aggregate amount of Principal Shortfalls, if any, with respect to each Series that is a Principal Sharing Series and will instruct the Trustee to withdraw such amount from the Excess Funding Account, to the extent of the principal amount of funds on deposit therein, and allocate such amount among each such Series as Shared Principal Collections.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

    The term "Defaulted Receivables" means, for any Monthly Period, all Principal Receivables which are charged off as uncollectible in such Monthly Period in accordance with the Servicer's credit card guidelines and customary and usual servicing procedures for servicing consumer revolving credit card and other revolving credit account receivables comparable to the Receivables. A Principal Receivable shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged off on the Servicer's computer master file of consumer revolving credit card accounts but, in any event, shall be deemed a Defaulted Receivable no later than the month following the day on which the related Account becomes 180 days contractually delinquent unless the obligor cures such default by making a partial payment which satisfies the criteria for curing delinquencies set forth in the Servicer's applicable credit card guidelines. The term "Defaulted Amount" means, with respect to any Monthly Period, an amount (which shall not be less than zero) equal to (a) the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period, minus (b) the amount of any Defaulted Receivables included in any Account the Receivables in which the Transferor or the Servicer became obligated to accept reassignment or assignment in accordance with the terms of the Pooling and Servicing Agreement during such Monthly Period; provided, however, that, if an Insolvency Event occurs with respect to the Transferor, the amount of such Defaulted Receivables which are subject to reassignment to the Transferor in accordance with the terms of the Pooling and Servicing Agreement shall not be added to the sum so subtracted and, if certain events involving insolvency occur with respect to the Servicer, the amount of such Defaulted Receivables which are subject to reassignment or assignment to the Servicer in accordance with the terms of the Pooling and Servicing Agreement shall not be added to the sum so subtracted.

    On each day that the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to a cardholder, or because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Transferor Amount, the Series Percentages and any other percentages used to allocate within or among Series will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Transferor Amount, the Series Percentages and any other percentage used to allocate within or among Series will be reduced by the amount of any Receivable discovered to have been created through a fraudulent or counterfeit charge. Furthermore, in the event that the exclusion of such Principal Receivables from the calculation of the Transferor Amount at such time would cause the Transferor Amount to be less than the Required Transferor Amount or the product of (x) the aggregate amount of Principal Receivables and (y) one minus the Discount Percentage to be less than the Required Principal Balance, the Transferor shall be required to pay an amount equal to such deficiency into the Excess Funding Account (up to the amount of such Principal Receivables).

FINAL PAYMENT OF PRINCIPAL AND INTEREST; TERMINATION

    Subject to prior termination as described herein and in the Prospectus Supplement, the interest of the Certificateholders of a Series in the Trust will terminate following the earliest of (i) the day after the Distribution Date on which the final payment of principal and interest is made to the Certificateholders of such Series, (ii) the date specified for termination in the applicable Series Supplement ("Stated Series Termination Date" for such Series) and (iii) the Trust Termination Date. In the event the Investor Amount of any Series would be greater than zero on the Stated Series Termination Date for such Series or such earlier date specified in the related Series Supplement, the Trustee will sell or cause to be sold Principal Receivables and the related Finance Charge Receivables (or interests therein), as specified in the Pooling and Servicing Agreement and the related Series Supplement, in an amount equal to 100% of the Investor Amount of the Certificates of such Series and accrued and unpaid interest thereon on such date (but not more than the applicable Series Percentages of Receivables on such date for the Certificates of such Series). The proceeds of such sale will be allocated and distributed in accordance with the applicable Series Supplement.

    The Trust will terminate only on the earliest to occur of (a) the day following the payment date on which the aggregate Investor Amount and Series Enhancement investor amounts, if any, of each Series is zero (provided that the Transferor has delivered a written notice to the Trustee electing to terminate the Trust) and (b) January 1, 2044 (the "Trust Termination Date"). Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Certificateholders) will be conveyed and transferred to the Transferor.

PAY OUT EVENTS AND REINVESTMENT EVENTS

    The Revolving Period for a Series will continue through the date specified in the applicable Prospectus Supplement and the Amortization Period will begin at such time, unless a Pay Out Event or Reinvestment Event occurs prior to such time. All Series will commence either a Rapid Amortization Period or (if so provided in the Series Supplement) a Rapid Accumulation Period upon the occurrence of a Pay Out Event with respect to all Series. If so provided in the related Series Supplement, a Pay Out Event with respect to such Series may be treated as a Reinvestment Event. With respect to each Series, additional events described in the Prospectus Supplement may constitute a Pay Out Event or Reinvestment Event. The Rapid Amortization Period for a Series will commence when a Pay Out Event for such Series occurs and the Rapid Accumulation Period for a Series will commence when a Pay Out Event with respect to all Series deemed to constitute a "Reinvestment Event" with respect to such Series or a Reinvestment Event for such Series as described in the Prospectus Supplement occurs. A "Pay Out Event" with respect to all Series happens upon the occurrence of any of the following:

        (a) an Insolvency Event relating to the Transferor or an Account Owner;

        (b) the Trust shall become subject to regulation by the Commission as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

        (c) the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Pooling and Servicing Agreement.

    In addition, a Pay Out Event or Reinvestment Event may occur with respect to a specific Series if a Pay Out Event or Reinvestment Event affecting such Series, as specified in the related Series Supplement and described in the related Prospectus Supplement, occurs with respect to such Series. On the date on which a Pay Out Event with respect to a Series is deemed to have occurred, the Rapid Amortization Period with respect to such Series will commence, and on the date on which a Reinvestment Event with respect to a Series is deemed to have occurred, the Rapid Accumulation Period with respect to such Series will commence. If a Rapid Amortization Period commences with respect to a Series, distributions of principal will be made to the Certificateholders of such Series in the priority provided for in the related Series Supplement and described in the related Prospectus Supplement. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the Scheduled Amortization Date or the expected final payment date of such Series, Certificateholders of such Series will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Certificates of such Series. If a Rapid Accumulation Period commences with respect to a Series, collections of Principal Receivables will be deposited into the Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or a Class of such Series on the expected final payment date for such Series or Class unless a Rapid Amortization Event subsequently occurs with respect to such Series.

    An "Insolvency Event" shall occur if the Transferor, any Additional Transferor, any Account Owner (including any Additional Account Owner) shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Transferor or Account Owner or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor or Account Owner; or the Transferor or an Account Owner shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

    If an Insolvency Event occurs with respect to the Transferor or an Account Owner, the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly notify the Trustee thereof.

    If the portion of such proceeds allocated to the Certificateholders and the proceeds of any collections on the Receivables in the Collection Account and the amounts available under any Series Enhancement are not sufficient to pay in full the remaining amount due on the Certificates, the Certificateholders will suffer a corresponding loss. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Insolvency" for a discussion of the impact of Federal legislation on the Trustee's ability to liquidate the Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicer's compensation for its servicing activities and reimbursement for its expenses for any Monthly Period will be a servicing fee (the "Servicing Fee") payable monthly on the related Distribution Date in an amount equal to one-twelfth of the product of (a) the weighted average of the applicable servicing fee rates with respect to each Series outstanding (based upon the applicable servicing fee rate for each Series and the Investor Amount of such Series or other amount specified in the applicable Series Supplement) and (b) the amount of Principal Receivables outstanding on the last day of the prior Monthly Period. The Servicing Fee will be allocated among the Transferor's Interest and the Certificateholders' Interests of all Series. The share of the Servicing Fee allocable to the Certificateholders' Interest of a particular Series (the "Monthly Servicing Fee") will be determined in accordance with the applicable Series Supplement. The remainder of the Servicing Fee shall be paid by the Certificateholders of other Series and by the holders of the Transferor Certificates and in no event shall the Trust, the Trustee or the Certificateholders of any Series be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Certificates. Unless otherwise provided in any Series Supplement, in the case of the first

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Monthly Period with respect to any Series, the Monthly Servicing Fee will accrue from the Relevant Closing Date.

    The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee, any Paying Agent and transfer agent and registrar and independent accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Certificateholders of a Series other than Federal, state, local and foreign income, franchise or other taxes, if any, or any interest or penalties with respect thereto, imposed upon the Trust.

CERTAIN MATTERS REGARDING THE SERVICER

    The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that (i) the performance of its duties under the Pooling and Servicing Agreement is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties thereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer will be evidenced by an opinion of counsel to such effect delivered to the Trustee. No such resignation will become effective until the Trustee or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the Pooling and Servicing Agreement.

    "Eligible Servicer" means the Trustee, or if the Trustee is not acting as Servicer, an entity which, at the time of its appointment as Servicer, (i) is servicing a portfolio of revolving credit card accounts, (ii) is legally qualified and has the capacity to service the Accounts, (iii) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with high standards of skill and care, (iv) is qualified to use the software that is then being used to service the Accounts or obtains the right to use, or has its own software, which is adequate to perform its duties under the Pooling and Servicing Agreement, and (v) has a net worth or capital and surplus of at least $50,000,000 as of the end of its most recent fiscal quarter.

    Pursuant to the Pooling and Servicing Agreement, Travelers Bank & Trust, fsb, as Servicer has the right to delegate any of its responsibilities and obligations as Servicer to any entity that agrees to conduct such duties in accordance with the Pooling and Servicing Agreement and the Account Owners' credit card guidelines; provided, that in the case of a significant delegation to an entity other than an Account Owner, or any affiliate of an Account Owner,
(i) at least 30 days' prior written notice must be given to the Trustee and each Rating Agency of such delegation and (ii) at or prior to the end of such 30-day period the Servicer must determine that the Rating Agency Condition has been met.

INDEMNIFICATION

    The Pooling and Servicing Agreement provides that the Servicer will indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the Servicer with respect to the Trust pursuant to the Pooling and Servicing Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided, however, that the Servicer will not indemnify: (i) the Trustee if such acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee; (ii) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Certificateholders; (iii) the Trust, the Certificateholders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Receivables; or (iv) the Trust, Certificateholders or Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnifications will not be payable from the Trust Assets; provided further, however, that the Servicer shall indemnify the Trust for any property, sales, excise or similar taxes imposed on or with respect to the Receivables.

SERVICER DEFAULT

    In the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, the Trustee, or Certificateholders evidencing more than 50% of the aggregate Investor Amount of the Certificates of all Series, by notice to the Servicer (and to the Trustee if given by Certificateholders) (a "Termination Notice"), may terminate all but not less than all of the rights and obligations of the Servicer as Servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof. The rights and interest of the Transferor under the Pooling and Servicing Agreement and in the Transferor Certificates will not be affected by such termination; provided, however, if within 60 days of receipt of a Termination Notice, the Trustee does not receive any bids from Eligible Servicers in accordance with the Pooling and Servicing Agreement to act as a successor Servicer and receives an officer's certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, then the Trustee will offer the Transferor the right at its option to purchase the Certificateholders' Interest on the next succeeding Distribution Date. The purchase price for the Certificateholders' Interest will be equal to the sum of the amounts specified therefor in the related Series Supplements. The Transferor will notify the Trustee in writing prior to the Record Date for the Distribution Date of the purchase if it is exercising such option. If the Transferor exercises such option, the Transferor will (i) if the Transferor's short-term deposits or long-term unsecured debt obligations are not rated at the time at least P-3 or Baa3, respectively, by Moody's, deliver to the Trustee an opinion of counsel (which must be an independent outside counsel), to the effect that the purchase would not be considered a fraudulent conveyance and (ii) deposit the purchase price into the Collection Account on such Distribution Date in immediately available funds.

    A "Servicer Default" refers to any of the following events:

        (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to the Pooling and Servicing Agreement or any Series Supplement on or before the date occurring five business days after the date such payment, transfer, deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of the Pooling and Servicing Agreement or any Series Supplement;

        (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Pooling and Servicing Agreement or any Series Supplement, which has a material adverse effect on the Certificateholders of any Series or Class and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders evidencing more than 50% of the aggregate Investor Amount of all Series then outstanding (or, with respect to any failure that does not relate to all Series, the Series to which such failure relates); or the Servicer shall delegate its duties under the Pooling and Servicing Agreement except as permitted under the terms thereof, a responsible officer of the Trustee has actual knowledge of such delegation and such delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders evidencing more than 50% of the aggregate Investor Amount of all Series;

        (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or any Series Supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Series Supplement shall prove to have been incorrect when made, which has a material adverse effect on the Certificateholders of any Series or Class and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders evidencing more than 50% of the aggregate Investor Amount of all Series then outstanding (or, with respect to any such representation, warranty or certification that does not relate to all Series, the Series to which such representation, warranty or certification relates); or

        (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

    Notwithstanding the foregoing, a delay in or failure of performance under clauses (a), (b) or (c), will not, for certain limited periods, constitute a Servicer Default if such delay or failure (i) could not be prevented by the exercise of reasonable diligence by the Servicer and (ii) was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence will not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and any Series Supplement and the Servicer will provide the Trustee, each Rating Agency, the holders of the Transferor Certificates and the Certificateholders of all Series with an officer's certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

REPORTS TO CERTIFICATEHOLDERS

    Unless otherwise specified in the related Prospectus Supplement, on each Distribution Date of a Series, the Paying Agent will forward to each Certificateholder of record of such Series a statement prepared by the Servicer setting forth, among other things, (a) the total amount distributed to Certificateholders of each Class of such Series, (b) the amount of any distribution allocable to principal on such Certificates including the amount, if any, distributed from any Pre-Funding Account created for such Series, (c) the amount of such distribution allocable to interest on such Certificates, (d) the aggregate amount of collections processed during the prior Monthly Period and allocated in respect of the Certificates, (e) the amount of collections of Principal Receivables processed during the prior Monthly Period and allocated in respect of the Certificates, (f) the amount of collections of Finance Charge Receivables processed during the prior Monthly Period and allocated in respect of the Certificates, (g) the Series Percentage with respect to each Class of Certificates with respect to Principal Receivables and Finance Charge Receivables, each as of the end of the last day of the prior Monthly Period, (h) the aggregate outstanding balance of Accounts which are 30 or more days contractually delinquent, by class of delinquency, as of the end of the last day of the prior Monthly Period, (i) the Defaulted Amount for the prior Monthly Period, (j) the amount of the Monthly Servicing Fee for each Class for the prior Monthly Period, (k) the amount of any Series Enhancement, if any, available with respect to each Class as of the close of business on such Distribution Date ,
(l) the amount remaining on deposit in the Pre-Funding Account, if any and (m) the Investor Amount after giving effect to payments on such Distribution Date including any payments made from any Pre-Funding Account.

    On or before a date of each calendar year specified in the related Prospectus Supplement, ending in the year following the date a Series terminates, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record of such Series a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders of such Series, as set forth in clauses (a), (b) and (c) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together

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
with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders of such Series to prepare their tax returns.

EVIDENCE AS TO COMPLIANCE

    The Pooling and Servicing Agreement provides that on or before March 31 of each calendar year (beginning in 1999), the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer, the Transferor or any Account Owner) to furnish a report (addressed to the Trustee) to the effect that such firm has applied certain agreed-upon procedures to certain documents and records relating to the servicing of the Receivables for the prior calendar year and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing (including the allocations of collections) was not conducted in compliance with certain applicable terms and conditions set forth in the Pooling and Servicing Agreement and any Series Supplements except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report will set forth the agreed-upon procedures performed.

    The Pooling and Servicing Agreement provides for delivery to the Trustee on or before March 31 of each calendar year (beginning in 1999) of a statement signed by an authorized officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling and Servicing Agreement and any Series Supplements throughout the preceding year or, if there has been a default in the performance of any such obligations, specifying the nature and status of the default.

    Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

AMENDMENTS

    The Pooling and Servicing Agreement or any Series Supplement may be amended from time to time (including, among other things, in connection with the provision of additional Series Enhancement for the benefit of the Certificateholders of any Series or the reduction of such Series Enhancement, the issuance of a Supplemental Certificate, the addition of a Participation Interest to the Trust or the designation of an Additional Transferor) by the Transferor, the Servicer and the Trustee, without Certificateholder consent, provided that the Transferor has delivered to the Trustee an officer's certificate to the effect that the Transferor reasonably believes that such amendment will not have an Adverse Effect and that the Rating Agency Condition has been satisfied. In addition, the Pooling and Servicing Agreement or any Series Supplement may be amended from time to time without notice to or consent of the Certificateholders and without satisfaction of the Rating Agency Condition to (i) enable all or a portion of the Trust to qualify as a "financial asset securitization investment trust" under the Code or (ii) to enable the trust to qualify as a partnership for purposes of any state tax laws.

    The Pooling and Servicing Agreement or any Series Supplement may also be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 66 2/3% of the aggregate Investor Amount of all adversely affected Series of Certificates for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Series Supplement or of modifying in any manner the rights of Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of or delay the timing of distributions to be made to Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Certificateholder, (b) change the definition of or the manner of calculating the interest of any Certificateholder without the consent of each affected Certificateholder, (c) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Certificateholder or (d) adversely affect the rating of any Series or Class by any Rating Agency without the consent of Certificateholders of such Series or Class evidencing not less than 66 2/3% of the aggregate Investor Amount of such Series or Class. Any

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
amendment shall be deemed not to adversely affect any outstanding Series with respect to which the Transferor delivers an opinion of counsel that such amendment will not have an Adverse Effect with respect to such Series. Promptly following the execution of any such amendment, the Trustee will furnish written notice (provided to the Trustee by the Servicer) of the substance of such amendment to each Certificateholder.

INTEREST RATE SWAPS AND RELATED CAPS, FLOORS AND COLLARS

    The Trustee on behalf of the Trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to Certificateholders from adverse changes in interest rates (collectively, "Swaps").

    An interest rate Swap is an agreement between two parties ("Counterparties") to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate Swap. In the typical Swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates such as the London Interbank Offered Rate ("LIBOR"), a specified bank's prime rate, or U.S. Treasury Bill rates. Interest rate Swaps also permit counterparties to exchange a floating-rate obligation based upon one reference interest rate (such as LIBOR) for a floating-rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

    The Swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized Swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other Swaps. There can be no assurance that the Trust will be able to enter into or offset Swaps at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of Swaps may provide for termination under certain circumstances, there can be no assurance that the Trust will be able to terminate or offset a Swap on favorable terms.

DEFEASANCE

    Pursuant to the Pooling and Servicing Agreement, the Transferor may terminate its substantive obligations in respect of any Series or all outstanding Series (the "Defeased Series") by depositing with the Trustee (such deposit to be made from other than the Transferor's or any affiliate of the Transferor's funds), under the terms of an irrevocable trust agreement satisfactory to the Trustee, monies or Eligible Investments (or a combination thereof) sufficient to make all remaining scheduled interest and principal payments on the Defeased Series on the dates scheduled for such payments and to pay all amounts owing to any provider of Series Enhancement with respect to such Defeased Series. To achieve that end, the Transferor has the right to use collections on Receivables allocated to the Defeased Series and available to purchase additional Receivables to be applied to purchase Eligible Investments rather than additional Receivables. Prior to the first exercise of the right to substitute monies or Eligible Investments for Receivables, the Transferor shall deliver to the Trustee an opinion of counsel to the effect that such deposit and termination of obligations will not cause the Trust to be an association or publicly traded partnership taxable as a corporation, and shall deliver to the Servicer and the Trustee written notice from each Rating Agency that the Rating Agency Condition shall have been satisfied. In addition, the Transferor must comply with certain other requirements set forth in the Pooling and Servicing Agreement, including requirements that the Transferor deliver to the Trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the Trust to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and that the Transferor deliver to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer stating that, based on the facts known to such officer at the time, in the reasonable opinion of the Transferor, such deposit and termination of obligations will not at the time of its occurrence cause a Pay Out Event or Reinvestment Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event or Reinvestment Event to occur with respect to any Series. If the Transferor discharges its

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substantive obligations in respect of the Defeased Series, any Series
Enhancement for the affected Series might no longer be available to make payments with respect thereto.

LIST OF CERTIFICATEHOLDERS

    Upon application of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the aggregate unpaid principal amount of any Series or all Series, as applicable, the Trustee will, having been adequately indemnified by such Certificateholders, within five business days of such request, afford such Certificateholders access during business hours to the current list of registered Certificateholders of such Series or all Series, as applicable, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or any Series Supplement or the Certificates.

THE TRUSTEE

    The Bank of New York, a New York banking corporation, will be Trustee under the Pooling and Servicing Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

    The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, is legally unable to act or if the Trustee becomes bankrupt or insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                               SERIES ENHANCEMENT

GENERAL

    For any Series, Series Enhancement may be provided with respect to one or more Classes thereof. Series Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, insurance, the use of cross support features or another method of Series Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Series Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

    Unless otherwise specified in the related Prospectus Supplement for a Series, the Series Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Series Enhancement or which are not covered by the Series Enhancement, Certificateholders will bear their allocable share of deficiencies.

    If Series Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Series Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Series Enhancement may be reduced and under which such Series Enhancement may be terminated or replaced and (d) any provisions of any agreement relating to such Series Enhancement material to the Certificateholders of such Series. Additionally, the related Prospectus Supplement may set forth certain information with respect to the issuer of any third-party Series Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATION

    If so specified in the related Prospectus Supplement, one or more Classes of a Series may be subordinated to one or more other Classes of a Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Class or Classes to receive distributions of principal and/or interest on any Distribution Date will be subordinated to such rights of the holders of the Class or Classes which are senior to such subordinated Class or Classes to the extent set forth in the related Prospectus Supplement. The amount of subordination may decrease whenever certain amounts otherwise payable to the holders of subordinated Class or Classes are paid to the holders of the Class or Classes that are senior to such subordinated Class or Classes.

LETTER OF CREDIT

    If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates may be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under the letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

CASH COLLATERAL GUARANTY OR ACCOUNT

    If specified in the related Prospectus Supplement, the Certificates of any Class or Series may have the benefit of a Cash Collateral Guaranty issued pursuant to a trust agreement between a cash collateral depositor, a cash collateral trustee and the Transferor and the Servicer or a Cash Collateral Account directly. The Cash Collateral Guaranty will generally be an obligation of the cash collateral trust and not of the cash collateral depositor, the cash collateral trustee (except to the extent of amounts on deposit in the cash collateral account), the Trustee, the Transferor, the Servicer or any Account Owner.

    The Servicer will determine on each Determination Date with respect to the Series enhanced by the Cash Collateral Guaranty or the Cash Collateral Account whether a deficiency exists with respect to the payment of interest and/or principal on the Certificates so enhanced. If the Servicer determines that a deficiency exists, it shall instruct the Trustee to draw an amount equal to such deficiency from the Cash Collateral Guaranty or the Cash Collateral Account, up to the maximum amount available thereunder.

COLLATERAL INTEREST

    If so specified in the Prospectus Supplement, support for a Series of Certificates or one or more Classes thereof may be provided initially by a certificated or uncertificated, subordinated interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series specified in the Prospectus Supplement.

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
SURETY BOND OR INSURANCE POLICY

    If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

    If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series may be provided by the periodic deposit of certain available excess cash flow from the Trust Assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

    Under the Receivables Transfer Agreements, the Banks, and any Additional Account Owners, will sell the Receivables to the Transferor and the Transferor, in turn, will transfer the Receivables to the Trust. Each Account Owner and the Transferor represents and warrants that its respective transfer constitutes a valid sale and assignment of all of its respective right, title and interest in and to the Receivables. The Transferor also represents and warrants that, if the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the Uniform Commercial Code ("UCC"), there exists a valid, subsisting and enforceable first priority perfected security interest in the Receivables in existence at the time of the formation of the Trust or at the date of any designation of Additional Accounts, as the case may be, in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Trust on and after their creation, in each case, until termination of the Trust.

    Each Account Owner and the Transferor represents and warrants that the Receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of appropriate financing statements is required to perfect the security interest of the Trust. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing of an appropriate financing statement is also required in order to perfect the Trust's security interest in the Receivables. Financing statements covering the Receivables will be filed with the appropriate governmental authority to protect the interests of the Trust in the Receivables. If a transfer of general intangibles is deemed not to create a security interest, the filing of a financing statement is not required to protect the Trust's interest from third parties, although some other action under applicable state law may be required.

    There are certain limited circumstances in which a prior or subsequent transferee of Receivables coming into existence after the date on which such Receivables are transferred to the Trust could have an interest in such Receivables with priority over the Trust's interest. Under the Receivables Transfer Agreement, each Account Owner warrants, and under the Pooling and Servicing Agreement, the Transferor warrants, that it has transferred the Receivables free and clear of the lien of any third party, except for certain tax and governmental liens and other nonconsensual liens. In addition, each of the Account Owners and the Transferor covenants that, except as permitted by the Pooling and Servicing Agreement, it

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will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Transferor or the Trust. A tax or other government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable comes into existence may, however, have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as receiver or conservator of one of the Banks, certain administrative expenses of the receiver or conservator or, with respect to The Travelers Bank USA, the Delaware State Bank Commissioner, and certain borrowings made by the receiver or conservator or, with respect to The Travelers Bank USA, the Delaware State Bank Commissioner, may also have priority over the interest of the Trust in the Receivables arising from the Accounts owned by such Bank.

CERTAIN MATTERS RELATING TO INSOLVENCY

    The Travelers Bank USA is chartered as a Delaware banking corporation and is subject to regulation and supervision by the Delaware State Bank Commissioner. If The Travelers Bank USA becomes insolvent or is in an unsound condition or if certain other circumstances occur, the Delaware State Bank Commissioner may request the Attorney General of Delaware to apply to the Delaware Court of Chancery for an order appointing a receiver for such Bank. Since The Travelers Bank USA is a FDIC-insured bank, Delaware law would require that the FDIC be appointed receiver and, as a matter of federal law, the FDIC would be authorized, but not obligated, to accept such appointment.

    Travelers Bank & Trust, fsb is a federally-chartered savings bank and is subject to regulation and examination by the Office of Thrift Supervision. If Travelers Bank & Trust, fsb were to become insolvent or if certain other circumstances were to occur, the Director of the Office of Thrift Supervision is empowered to appoint a conservator or receiver. The FDIC could be appointed as a conservator or receiver of Travelers Bank & Trust, fsb.

    The FDIA, as amended by FIRREA, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of a Bank. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as conservator or receiver for the relevant Bank, would interfere with the timely transfer to a Trust of payments collected on the related Receivables. If, however, the FDIC were to assert a contrary position, such as requiring the Transferor or the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor or the Trust as provided under the FDIA, delays in payments on the related Series of Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for a Bank, has the power under the FDIA to repudiate contracts, including secured contracts of such Bank. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC were to be appointed as conservator or receiver of a Bank and were to repudiate the Receivables Transfer Agreement, then the amount payable out of available collateral to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates.

    The U.S. Court of Appeals for the Tenth Circuit, in OCTAGON GAS SYSTEM, INC.
V. RIMMER decided May 27, 1993, concluded that "accounts," as defined under the UCC, and which could include the Receivables, may properly be included in the bankruptcy estate of a transferor regardless of whether the transfer of such Receivables is treated as a sale or a secured loan. The circumstances under which the OCTAGON ruling would apply are not fully known and the extent to which the OCTAGON decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the findings in the OCTAGON case were applied in a bankruptcy of the Transferor, the Receivables would be part of its bankruptcy estate, would be subject to claims of certain creditors and would be subject to the potential delays and reductions in payments to the Trust and the Certificateholders even if the transfer is treated as a sale.

    The Transferor will take all actions that are required under the UCC to perfect the Trust's interest in the Receivables and the Transferor has warranted to the Trust that the Trust will have a first priority

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
security interest therein and, with certain exceptions, in the proceeds thereof. Nevertheless, a tax or government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receivable. The Transferor has been structured such that (i) the voluntary or involuntary application for relief under the Bankruptcy Code or similar applicable state laws, and (ii) the substantive consolidation of the Transferor and Commercial Credit Company are unlikely. In addition, if Commercial Credit Company were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of Commercial Credit Company or Commerical Credit Company itself were to request a bankruptcy court to order that the Transferor be substantively consolidated with Commercial Credit Company, delays in and reductions in the amount of distributions on the Certificates could occur. The Transferor is a separate, limited purpose subsidiary, the certificate of incorporation of which provides that it shall not file a voluntary petition for relief under the Bankruptcy Code without the unanimous affirmative vote of all of its directors. Pursuant to the Pooling and Servicing Agreement, the Trustee covenants that it will not at any time institute against the Transferor any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, certain other steps will be taken to avoid the Transferor's becoming a debtor in a bankruptcy case. Notwithstanding such steps, if the Transferor were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the Transferor or a creditor of the Transferor or the Transferor itself were to take the position that the transfer of the Receivables from the Transferor to the Trust should be recharacterized as a pledge of such Receivables, then delays in payments on the Certificates and possible reductions in the amount of such payments could result.

    While Travelers Bank & Trust, fsb is the Servicer, cash collections held by the Servicer may, subject to certain conditions, be commingled and used for the benefit of Travelers Bank & Trust, fsb prior to each Distribution Date and, in the event of the bankruptcy, insolvency or receivership of Travelers Bank & Trust, fsb or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections and accordingly, may not be entitled to such collections. The Servicer will be allowed to make monthly rather than daily deposits of collections to the Collection Account if any of the following conditions are satisfied: (i) Travelers Bank & Trust, fsb maintains a commercial paper rating of at least A-1 and P-1 by Standard & Poor's and Moody's, as applicable, (for such other rating below A-1 or P-1, as the case may be, that is acceptable to each Rating Agency), (ii) Commercial Credit Company has a commercial paper rating of at least A-1 and P-1 by Standard & Poor's and Moody's, Travelers Bank & Trust, fsb remains a direct or indirect majority-owned Travelers Group Inc. subsidiary and certain other arrangements are made satisfactory to each Rating Agency or (iii) any other arrangement that satisfies the Rating Agency Condition. If none of the foregoing conditions are satisfied, then Travelers Bank & Trust, fsb will, within five business days, commence the deposit of collections directly into the Collection Account within two business days of the Date of Processing.

    The Pooling and Servicing Agreement provides that, upon the commencement of an Insolvency Event with respect to the Transferor or an Account Owner, the Transferor will promptly give notice thereof to the Trustee, and a Pay Out Event with respect to all Series will occur. Under the Pooling and Servicing Agreement, no new Principal Receivables will be transferred to the Trust. Upon the occurrence of a Pay Out Event or a Reinvestment Event, if a conservator or receiver is appointed for the Transferor or an Account Owner, and no Pay Out Event or Reinvestment Event other than such conservatorship or receivership or insolvency of the Transferor or such Account Owner exists, the conservator or receiver may have the power to prevent the commencement of a Rapid Amortization Period or Rapid Accumulation Period with respect to any outstanding Series. In addition, a conservator or receiver for the Transferor or such Account Owner may have the power to cause the early sale of the Receivables and the early payment of the Certificates or to prohibit the continued transfer of Principal Receivables to the Trust.

    In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or Certificateholders from effecting a transfer of servicing to a successor Servicer.

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CONSUMER PROTECTION LAWS

    The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the Banks, the most significant of these laws include the Federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Fair Debt Collection Practices Act and Electronic Funds Transfer Act, and comparable statutes in the states in which cardholders reside. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed, and at year end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Federal legislation requires credit card issuers to disclose to consumers the interest rates, annual cardholder fees and other related fees, and balance calculation methods associated with their credit card accounts. Cardholders are entitled under current law to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to have billing errors resolved promptly. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry.

    The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of the Account Owner with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. All Receivables that were not created in compliance in all material respects with the requirements of such laws (if such noncompliance has a material adverse effect on the Certificateholders' Interest therein) will be reassigned to the Transferor and ultimately back to the applicable Account Owner. The Servicer has also agreed in the Pooling and Servicing Agreement to indemnify the Trust for, among other things, any liability arising from such violations. See "The Pooling and Servicing Agreement Generally--Representations, Warranties and Covenants."

    Application of Federal and state bankruptcy and debtor relief laws would adversely affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible. See "The Pooling and Servicing Agreement Generally--Defaulted Receivables; Rebates and Fraudulent Charges."

PROPOSED LEGISLATION

    Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. The potential effect of any such legislation could be to reduce the yield on the Accounts. If such yield is reduced, a Pay Out Event or Reinvestment Event could occur, and the Rapid Amortization Period or Rapid Accumulation Period would commence. See "The Pooling and Servicing Agreement Generally-- Pay Out Events and Reinvestment Events."

RECENT LITIGATION

    Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally-insured state-chartered banks and federally-insured national banks) which issued credit cards. These actions challenge various fees and charges (such as late fees, over-the-limit fees, returned check charges and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state credit card issuers. The Supreme Courts of California, Colorado and New Jersey have recently issued decisions in such actions. The California and Colorado Supreme Courts opined that federal law governed late fees and found for the respective defendant banks, while the New Jersey Supreme Court found that late payment fees are not interest and that, therefore, state law is not preempted by federal law with respect to such fees. On June 3, 1996, the United States Supreme Court upheld the decision of the California Supreme Court, holding that the late payment fees in question were

"interest" and as such were governed by federal law, which authorizes federally-insured state banks to charge out-of-state customers an interest rate allowed by the bank's home state.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a general discussion of material federal income tax consequences relating to the purchase, ownership and disposition of a Certificate offered hereunder which discussion has been prepared by Orrick, Herrington & Sutcliffe LLP, special federal income tax counsel to the Transferor ("Special Tax Counsel"). Additional material federal income tax considerations, if any, relevant to a particular Series will be set forth in the related Prospectus Supplement. Special Tax Counsel is of the opinion that this discussion is correct in all material respects. As more fully described below, Special Tax Counsel is also of the opinion that the offered Certificates will be characterized as debt for federal income tax purposes and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation for such purposes. Except as provided in a related Prospectus Supplement, Special Tax Counsel will render no other opinions to the Transferor with respect to the offered Certificates or the Trust. This discussion is intended as an explanatory discussion of the possible effects of the classification of the offered Certificates as debt to investors generally and related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's tax advisor. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.

    For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificate Owner" means any U.S. Person and any other person to the extent that the income attributable to its interest in a Certificate is effectively connected with that person's conduct of a U.S. trade or business.

TREATMENT OF THE CERTIFICATES AS DEBT

    The Transferor and the Certificateholders express in the Pooling and Servicing Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. The Transferor, by entering into the Pooling and Servicing Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. However, the Pooling and Servicing Agreement generally refers to the transfer of Receivables as a "sale," and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Transferor will treat the Pooling and Servicing Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

    A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form and non-tax characterization of a transaction, while relevant factors, are not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the "IRS") to treat a transaction in

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
accordance with its economic substance as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

    The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the Transferor has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related Prospectus Supplement, Special Tax Counsel is of the opinion that, under current law as in effect on the Relevant Closing Date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates offered hereunder will not constitute an ownership interest in the Receivables, but properly will be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Certificates offered hereunder are debt for federal income tax purposes.

TREATMENT OF THE TRUST

    GENERAL. The Pooling and Servicing Agreement permits the issuance of Certificates and certain other interests in the Trust (including Collateral Interests), each of which may be treated for federal income tax purposes either as debt or as equity interests in the Trust. If all of the Certificates and other interests (other than the Transferor Certificate) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Transferor (or other holders of the Transferor Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Certificates or other interests in the Trust (other than the Transferor Certificate) were characterized as equity, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Transferor (or other holder of the Transferor Certificate) and the other holders of equity interests in the Trust. However, Special Tax Counsel is of the opinion that, under current law as in effect on the Relevant Closing Date, any such entity constituted by the Trust will not be an association or publicly traded partnership taxable as a corporation.

    POSSIBLE TREATMENT OF THE TRUST AS A PARTNERSHIP OR A PUBLICLY TRADED PARTNERSHIP. Although, as described above, Special Tax Counsel is of the opinion that the Certificates will properly be treated as debt for federal income tax purposes and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation for such purposes, such opinion will not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the Certificates or any other interest in the Trust (other than the Transferor Certificate, but including any Collateral Interest) were not debt obligations for federal income tax purposes, all or a portion of the Trust could be classified as a partnership or a publicly traded partnership taxable as a corporation for such purposes. Because Special Tax Counsel is of the opinion that the Certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a Collateral Interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

    If the Trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered Certificates were partners, that partnership could be classified as a publicly traded partnership and so could be taxable as a corporation. Further, regulations published by the Treasury Department (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in publicly offered Certificates are treated as holding debt. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business;" however, whether the income of the Trust would be so classified is unclear.

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
    Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Transferor intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Certificates. Although the Transferor expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Transferor. As a result, there can be no assurance that the measures the Transferor intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

    If the Trust were treated as a partnership other than a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Transferor (or the holder of the Transferor Certificate) and any Certificate Owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificate Owners treated as partners would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. Further, if the Trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered Certificates and other interests in the Trust treated as partners equaled or exceeded 100, the Transferor may cause that Trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether any such election will be made.

    If the arrangement created by the Pooling and Servicing Agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related Receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, distributions to Certificate Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and Certificate Owners may not be entitled to any dividends received deduction in respect of such income).

    FASIT ELECTION. Upon satisfying certain conditions set forth in the Pooling and Servicing Agreement, the Transferor will be permitted to amend the Pooling and Servicing Agreement and any Supplement in order to enable all or a portion of a Trust to qualify under the Code as a "financial asset securitization investment trust" or "FASIT" and to permit a FASIT election to be made with respect thereto. See "The Pooling and Servicing Agreement Generally--Amendments." Under the FASIT provisions of the Code, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates, and those securities would be treated as debt for federal income tax purposes. However, there can be no assurance that the Transferor will or will not cause any permissible FASIT election to be made with respect to the Trust, or amend the Pooling and Servicing Agreement or any Supplement in connection with any election. Regulations needed to implement the FASIT legislation have not yet been issued and, until such regulations are issued and become effective, the Transferor is unable to provide specific information concerning any such election or amendment or the probability that any such election or amendment would be made. However, if such an election is made, it may cause a holder to recognize gain

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
with respect to its Certificate, even though Special Tax Counsel is of the opinion that a Certificate will be treated as debt for federal income tax purposes without regard to the election and the Certificate would be treated as debt following the election, because the holder could be treated as surrendering one debt instrument in exchange for another. Any such gain would be equal to the excess of the value of the Certificate over the holder's basis therein at the time of the election; any loss similarly determined would likely be disallowed under the "wash sale" rules of Section 1091 of the Code. Additionally, any such election and any related amendments to the Pooling and Servicing Agreement and any Supplement may have other tax and non-tax consequences to Certificateholders. Accordingly, prospective Certificateholders should consult their tax advisors with regard to the effects of any such election and any permitted related amendments on them in their particular circumstances.

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

    GENERAL. Stated interest on a beneficial interest in a Certificate will be includible in gross income in accordance with a U.S. Certificate Owner's method of accounting.

    ORIGINAL ISSUE DISCOUNT. If the Certificates are issued with original issue discount ("OID"), the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 (the "Code") will apply to the Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a Certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than 0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Certificate is "unconditionally payable" and hence that all of such interest should be included in the Certificate's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Certificate Owners, but prospective U.S. Certificate Owners should consult their own tax advisers concerning the impact to them in their particular circumstances.

    MARKET DISCOUNT. A U.S. Certificate Owner who purchases an interest in a Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount.

    MARKET PREMIUM. A U.S. Certificate Owner who purchases an interest in a Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code.

SALE OR EXCHANGE OF CERTIFICATES

    Upon a disposition of an interest in a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Certificate Owner's adjusted basis in its interest in the Certificate. A taxable exchange of a Certificate also could occur as a result of the Transferor's substitution of money or investments for Receivables; see "The Pooling and Servicing Agreement Generally--Defeasance." The adjusted basis in the interest in the Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the Certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

NON-U.S. CERTIFICATE OWNERS

    In general, a non-U.S. Certificate Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate unless (i) the non-U.S. Certificate Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Transferor entitled to vote (or of a profits or capital interest of the Trust if characterized as a partnership), (ii) the non-U.S. Certificate Owner is a controlled foreign corporation that is related to the Transferor (or the Trust if treated as a partnership) through stock ownership, (iii) the non-U.S. Certificate Owner is a bank described in Code Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Certificate Owner bears certain relationships to any holder of either the Transferor Certificate other than the Transferor or any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, under currently applicable procedures the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificate Owner (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificate Owner under penalties of perjury, (ii) certifies that the non-U.S. Certificate Owner is not a U.S. Person and (iii) provides the name and address of the non-U.S. Certificate Owner. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificate Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Certificate Owner to the organization or institution holding the Certificate on behalf of the non-U.S. Certificate Owner. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof. The U.S. Treasury Department recently issued final regulations which will revise some of the foregoing procedures whereby a non-U.S. Certificate may establish an exemption from withholding beginning January 1, 1999. Non-U.S. Certificate Owners should consult their tax advisers concerning the impact to them, if any, of such procedures.

    Generally, any gain or income realized by a non-U.S. Certificate Owner upon retirement or disposition of an interest in a Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificate Owner should consult a tax adviser.

    If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the Certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificate Owner must be reported to the IRS, unless the U.S. Certificate Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificate Owner who is not an exempt recipient.

    In addition, upon the sale of a Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either (i) the broker determines that the Transferor is a corporation or other exempt recipient or (ii) the Transferor provides certain identifying information in the required manner, and in the case of a non-U.S. Certificate Owner certifies that the Transferor is a non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either
(i) the broker determines that the Transferor is an exempt recipient or (ii) the Transferor certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

    Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner would be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

    Recently issued final Treasury regulations will revise some of the foregoing information reporting and backup withholding procedures beginning January 1, 1999. Certificate Owners should consult their tax advisers concerning the impact to them, if any, of such revised procedures.

STATE AND LOCAL TAXATION

    The discussion above does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Certificates under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

    This section provides a brief summary of the material provisions of ERISA and the Code which should be considered by potential investors if such investors contemplate acquisition of the Certificates as an investment of a Plan, as defined below. Additional information with respect to each Series and the Classes thereof will be included in the related Prospectus Supplement.

    Section 406 of ERISA and Section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities, employee annuity plans and Keogh plans (each, a "Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA or Section 4975 of the Code and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and
Section 4975 of the Code for such persons, unless a statutory regulatory or administrative exemption is available. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA) are not subject to ERISA requirements.

    Plan fiduciaries must determine whether the acquisition and holding of the Certificates of a Series and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA or Section 4975 of the Code. The operations of the Trust could result in prohibited transactions if Plans that purchase the Certificates of a Series are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

    Pursuant to a regulation (the "Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of a Plan, the assets and properties of certain entities (including certain insurance company general accounts) in which a Plan makes an equity investment could be deemed to be assets of the Plan in certain circumstances. Accordingly, if Plans purchase Certificates of a Series, the Trust could be deemed to hold "plan assets" unless one of the exceptions under the Regulation is applicable to the Trust.

    The Regulation only applies to the purchase by a Plan of an "equity interest" in an entity. Because the Certificates will represent beneficial interests in a Trust, and despite the agreement of the Transferor and the Certificate Owners to treat each Series of Certificates as debt instruments, the Certificates are likely to be considered equity interests in the Trust for purposes of the Regulation, with the result that the Trust Assets are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and
Section 4975 of the Code, unless either of the following exceptions applies. The Regulation contains an exception that provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold "plan assets." A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial public offering of such securities and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. In addition, the Regulation provides that, if at all times more than 75% of the value of each Class of equity interests in the Trust (e.g., each Class of Certificates) is held by investors other than "benefit plan investors" (which is defined in the Regulation as including Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets"), the investing Plan's assets will not include any of the underlying Trust Assets.

    No assurance can be made with respect to any offering of any Class of the Certificates of any Series that the conditions which would allow the Trust Assets not to be "plan assets" will be met, although the intention of the Underwriters (but not their assurance) as to whether interests in each Class of the Certificates of a particular Series will be held by at least 100 independent investors at the conclusion of the offering for such Series, and therefore qualify as publicly-offered securities eligible for the exception under the Regulation, will be set forth in the related Prospectus Supplement.

    If interests in a Class of the Certificates of a Series fail to meet the criteria of publicly-offered securities and the Trust Assets are deemed to include assets of Plans that hold Certificates of such Class, transactions involving the Trust and Parties in Interest with respect to such Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, any Transferor or any Underwriter of such Series may be considered to be a Party in Interest or fiduciary with respect to an investing Plan. Accordingly, an investment of "plan assets" of a Plan in such Class of Certificates may result in a prohibited transaction under ERISA and
Section 4975 of the Code unless such investment is subject to a statutory or administrative exemption. Thus, for example, if a participant in any Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in such Class of Certificates by such Plan could constitute a prohibited transaction. Five class exemptions issued by the DOL that could apply in such event are DOL Prohibited Transaction Exemption ("PTCE") 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust Assets.

    In light of the foregoing, fiduciaries or other persons contemplating purchasing the Certificates (or any interest therein) on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust Assets represented by the Certificates would be considered "plan assets," the consequences that would apply if the Trust Assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules.

    The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL was required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies or annuity contracts issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. The DOL issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof. The assets of a general account that support insurance polices or annuity contracts (other than "guaranteed benefit polices" within the meaning of Section 401(b)(2) of ERISA) (i) issued to Plans after December 31, 1998 or (ii) issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the General Account Regulations, may be treated as "plan assets." However, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any Plan. The "plan assets" status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the "plan assets" of any such Plan invested in a separate account.

    If the assets of a general account invested in the Certificates are treated as "plan assets" of any Plan or the protections of Section 401(c) of ERISA become unavailable, certain violations of the prohibited transaction rules may be deemed to occur as a result of the operation of the Trust. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal advisors concerning the impact of
Section 401(c) of ERISA, including the status of assets of the general account as "plan assets" after December 31, 1998, and accordingly, the general account's ability to continue to hold the Certificates after the date that is 18 months after the General Account Regulations become final.

    Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirements of ERISA or other applicable law,
(ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed herein and in the related Prospectus Supplement.

                              PLAN OF DISTRIBUTION

    The Certificates of any Series offered hereby and by the related Prospectus Supplement may be offered by the underwriter or underwriters named in the related Prospectus Supplement as agent or underwriter, or through underwriting syndicates represented by such underwriter or underwriters (collectively, the "Underwriters").

    The Prospectus Supplement relating to a Series will set forth the terms of the offering of such Series and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Transferor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Certificates of such Series will be determined.

    The Underwriters will be obligated, subject to certain conditions, to purchase all of the Certificates described in the Prospectus Supplement relating to a Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

    The Transferor may also sell the Certificates offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. Such transactions may be effected by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Transferor and any purchasers of Certificates for whom they may act as agents.

    The place and time of delivery for the Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

    This Prospectus, together with an appropriate Prospectus Supplement, may be used by any of Salomon Brothers Inc, Smith Barney Inc., or any successor thereto (the "Salomon Smith Barney Subsidiaries"), each an indirect wholly owned subsidiary of Travelers Group Inc., the ultimate parent of the Transferor, in connection with offers and sales of an indeterminate amount of the Certificates in market-making transactions at negotiated prices related to prevailing market prices at the time of any sale. Any Salomon Smith Barney Subsidiary may act as a principal or agent in such transactions. No Salomon Smith Barney Subsidiary has any obligation to make a market in any of the Certificates and any such Salomon

Smith Barney Subsidiary may discontinue any market-making activities at any time without notice, at its sole discretion.

                                 LEGAL MATTERS

    It is anticipated that certain legal matters relating to the issuance of the Certificates of any Series will be passed upon for the Banks and for the Transferor by A. Keith McClung, Esq., General Counsel of Commercial Credit Company. Certain legal matters relating to the issuance of the Certificates under the laws of the State of Delaware will be passed upon for the Transferor by Richards, Layton & Finger, P.A. and, with respect to the federal tax consequences of such issuance, by Orrick, Herrington & Sutcliffe LLP as Special Tax Counsel. Certain legal matters will be passed upon for the Underwriters by the counsel named in the Prospectus Supplement.

                             INDEX OF DEFINED TERMS

Account Owner.....................................................................       5, 8
Accounts..........................................................................       1, 4
Act...............................................................................          2
Addition Cut-Off Date.............................................................         46
Addition Date.....................................................................         46
Additional Accounts...............................................................     24, 46
Additional Transferors............................................................     35, 41
Adverse Effect....................................................................         13
Amortization Period...............................................................         11
Automatic Additional Accounts.....................................................         48
Bank..............................................................................          1
Banks.............................................................................          1
Cash Collateral Account...........................................................         15
Cash Collateral Guaranty..........................................................         15
Cede..............................................................................      9, 30
Cedel.............................................................................         33
Cedel Participants................................................................         33
Certificate Owner.................................................................          9
Certificateholders................................................................          6
Certificateholders' Interest......................................................          6
Certificates......................................................................       1, 5
Class.............................................................................       1, 6
Code..............................................................................         69
Collateral Interest...............................................................     15, 61
Collection Account................................................................     10, 50
Commercial Credit.................................................................         28
Commission........................................................................          2
Companion Series..................................................................     12, 37
Controlled Accumulation Period....................................................         11
Controlled Amortization Period....................................................         11
Cooperative.......................................................................         33
Counterparties....................................................................         59
Defaulted Amount..................................................................         52
Defaulted Receivables.............................................................         52
Defeased Series...................................................................         59
Definitive Certificate............................................................          9
Definitive Certificates...........................................................         34
Depositaries......................................................................         31
Depository........................................................................         30
Disclosure Document...............................................................          8
Discount Option...................................................................         10
Discount Option Collections.......................................................         50
Discount Option Date..............................................................         50
Discount Percentage...............................................................         50
Distribution Date.................................................................         10
DOL...............................................................................         72
DTC...............................................................................          9
Eligible Account..................................................................         44

Eligible Institution..............................................................         50
Eligible Investments..............................................................         51
Eligible Receivable...............................................................         45
Eligible Servicer.................................................................         55
ERISA.............................................................................         17
Euroclear.........................................................................         33
Euroclear Operator................................................................         33
Euroclear Participants............................................................         33
Excess Funding Account............................................................         50
Excess Transferor Finance Charge Collections......................................         37
Exchange Act......................................................................          2
FASIT.............................................................................         68
FDIA..............................................................................         18
FDIC..............................................................................   1, 7, 18
FDR...............................................................................         25
Finance Charge Receivables........................................................          9
FIRREA............................................................................         18
Full Invested Amount..............................................................         13
Funding Period....................................................................         13
General Account Regulations.......................................................         73
Group.............................................................................     13, 38
Holders...........................................................................         34
Indirect Participants.............................................................         31
Ineligible Receivables............................................................         42
Initial Accounts..................................................................         24
Initial Cut-Off Date..............................................................         24
Insolvency Event..................................................................         54
Interchange.......................................................................         27
Interest Period...................................................................         10
Invested Amount...................................................................          7
Investor Amount...................................................................          7
IRS...............................................................................         66
L/C Bank..........................................................................     15, 61
LIBOR.............................................................................         59
Limited Amortization Period.......................................................         11
Monthly Period....................................................................         10
Monthly Servicing Fee.............................................................         54
Moody's...........................................................................         50
NASD..............................................................................         74
New Issuance......................................................................          7
OID...............................................................................         69
Optional Amortization Period......................................................         11
Participants......................................................................         31
Participation Interests...........................................................      4, 46
Parties in Interest...............................................................         72
Pay Out Event.....................................................................         53
Paying Agent......................................................................         51
Plan..............................................................................         72
Pooling and Servicing Agreement...................................................       4, 5
Pre-Funding Account...............................................................         13
Pre-Funding Amount................................................................         13

Principal Amortization Period.....................................................         11
Principal Receivables.............................................................          9
Principal Sharing Series..........................................................         11
Principal Shortfalls..............................................................         12
Principal Terms...................................................................         38
Prior Series......................................................................         12
Prospectus Supplement.............................................................          1
PTCE..............................................................................         73
Qualified Account.................................................................         50
Rapid Accumulation Period.........................................................         11
Rapid Amortization Period.........................................................         11
Rating Agency.....................................................................         17
Rating Agency Condition...........................................................      8, 39
Receivables.......................................................................       1, 4
Receivables Transfer Agreement....................................................          8
Recoveries........................................................................         25
Regulation........................................................................         72
Regulations.......................................................................         67
Reinvestment Event................................................................         53
Relevant Closing Date.............................................................         10
Removal Cut-Off Date..............................................................         49
Removal Date......................................................................         49
Removal Notice Date...............................................................         49
Removed Accounts..................................................................         49
Required Principal Balance........................................................         47
Required Transferor Amount........................................................         46
Required Transferor Percentage....................................................         47
Revolving Period..................................................................         10
Salomon Smith Barney Subsidiaries.................................................         74
Scheduled Amortization Date.......................................................         11
Securities Intermediary...........................................................         50
Series............................................................................       1, 6
Series Account....................................................................          6
Series Enhancement................................................................      4, 14
Series Investor Amount............................................................         47
Series Percentage.................................................................         30
Series Supplement.................................................................          5
Servicer..........................................................................    1, 4, 5
Servicer Default..................................................................         56
Servicing Fee.....................................................................         54
Shared Principal Collections......................................................         12
Shared Transferor Principal Collections...........................................         36
Special Tax Counsel...............................................................         66
Spread Account....................................................................     16, 53
Standard & Poor's.................................................................         50
Stated Series Termination Date....................................................     16, 52
Supplemental Certificate..........................................................  7, 34, 38
Swaps.............................................................................         59
Tax Opinion.......................................................................          8
Termination Notice................................................................         56
Terms and Conditions..............................................................         33

Transferor........................................................................       2, 5
Transferor Amount.................................................................          6
Transferor Certificate............................................................          7
Transferor Certificates...........................................................      7, 38
Transferor Percentage.............................................................         30
Transferor's Interest.............................................................  6, 30, 38
Travelers.........................................................................         28
Travelers Consumer Credit Card Portfolio..........................................         29
Trust.............................................................................       1, 4
Trust Assets......................................................................       1, 4
Trust Portfolio...................................................................         29
Trust Termination Date............................................................     16, 53
Trustee...........................................................................       1, 4
U.S. Certificate Owner............................................................         66
U.S. Person.......................................................................         66
UCC...............................................................................     18, 62
Underwriters......................................................................         74
Withholding Agent.................................................................         70

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    Except in certain circumstances, the globally offered Travelers Bank Credit Card Master Trust I Asset Backed Securities (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional United States credit card securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and Transferor's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC TRANSFEROR AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC transferor on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR TRANSFEROR AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The Transferor will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia) or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new procedures.

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    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR THE UNDERWRITERS. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, NOR ANY SALE HEREUNDER OR THEREUNDER, SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR OR THE TRUST SINCE SUCH DATES.
                           --------------------------

                               TABLE OF CONTENTS

             PROSPECTUS SUPPLEMENT                  PAGE
                                                    -----

Summary of Terms...............................         S-4
Risk Factors...................................        S-16
The Banks' Credit Card Activities..............        S-17
The Receivables................................        S-18
Maturity Assumptions...........................        S-22
Receivable Yield Considerations................        S-23
Description of the Class A Certificates........        S-24
Federal Income Tax Consequences................        S-45
Underwriting...................................        S-45
Legal Matters..................................        S-46
Index of Defined Terms.........................        S-47

                  PROSPECTUS
Prospectus Supplement..........................           2
Reports to Certificateholders..................           2
Available Information..........................           2
Incorporation of Certain Documents by                     3
  Reference....................................
Prospectus Summary.............................           4
Risk Factors...................................          18
Use of Proceeds................................          24
The Trust......................................          24
The Banks' Credit Card Activities..............          25
The Banks......................................          28
The Transferor.................................          29
The Accounts...................................          29
Description of the Certificates................          29
The Receivables Transfer Agreements............          39
The Pooling and Servicing Agreement                      40
  Generally....................................
Series Enhancement.............................          60
Certain Legal Aspects of the Receivables.......          62
Federal Income Tax Consequences................          66
ERISA Considerations...........................          72
Plan of Distribution...........................          74
Legal Matters..................................          75
Index of Defined Terms.........................          76

                           --------------------------

    UNTIL MAY 27, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS.

                                 Travelers Bank
                                  Credit Card
                                 Master Trust I

                                  $227,500,000
                                 Class A 6.00%
                           Asset-Backed Certificates,
                                 Series 1998-1

                           CC Credit Card Corporation
                                   Transferor

                          Travelers Bank & Trust, fsb
                                    Servicer

                                  ------------

                    P R O S P E C T U S S U P P L E M E N T

                                   ---------

                              Salomon Smith Barney
                             Chase Securities Inc.

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